Exhibit 4.4

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

MUFG CAPITAL FINANCE 1 LIMITED

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MUFG CAPITAL FINANCE 1 LIMITED

(as adopted by Special Resolution dated 28 February 2006)

Terms defined in the Articles of Association of MUFG Capital Finance 1 Limited shall have the same meaning when used herein.

1. The name of the Company is MUFG Capital Finance 1 Limited.

2. The Registered Office of the Company shall be at the offices of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are the following:

(a)	to issue Ordinary Shares to MUFG or a subsidiary of MUFG;

(b)	to issue preference shares (including Preferred Securities);

(c)	to use the proceeds from the issue of the Preferred Securities to fund the purchase of BTMUPC1 Preferred Securities with a corresponding par value and liquidation preference;

(d)	to make the Junior Subordinated Loan to MUFG acting through its head office under the Junior Subordinated Loan Agreement;

(e)	to make other Eligible Investments pursuant to the Investment Policies from time to time; and

(f)	to enter into all contracts and undertakings and engage in all activities and transactions as the Directors may consider necessary or desirable for the purpose of carrying out of the objects described in paragraphs 3(a) - (e) above inclusive.

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4. The Company may not engage in any activities other than as stipulated in paragraphs 3(a) - (f) inclusive above.

5. The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6. The authorised share capital of the Company is the aggregate of (i) US$2,500,000,000 divided into 2,500,000 preference shares of US$1,000 par value each and (ii) US$5,000,000.00 divided into 5,000,000 Ordinary Shares of US$1.00 par value each, each having the respective rights set forth in the Articles, with power for the Company insofar as is permitted by statute and subject to the Articles, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of statute and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Statute and, subject to the provisions of the Statute and the Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

of

MUFG CAPITAL FINANCE 1 LIMITED

INDEX

PRELIMINARY	17

SHARE CAPITAL	17

NON RECOGNITION OF TRUSTS	18

ORDINARY SHARES	18

SPECIAL DIVIDEND ON ORDINARY SHARES	18

ISSUE OF PREFERRED SECURITIES	18

DIVIDENDS ON PREFERRED SECURITIES	19

VOTING RIGHTS ATTACHING TO PREFERRED SECURITIES	27

REDEMPTION AND PURCHASE OF PREFERRED SECURITIES	28

RIGHTS OF PREFERRED SECURITIES ON LIQUIDATION	30

VARIATION OF SHARE CAPITAL	30

TRANSFER OF SHARES	31

TRANSMISSION OF SHARES	33

REGISTER OF MEMBERS	33

SHARE CERTIFICATES	34

JOINT HOLDERS OF SHARES	35

LIEN	35

FORFEITURE OF SHARES	37

GENERAL MEETINGS	38

NOTICE OF GENERAL MEETINGS	39

PROCEEDINGS AT GENERAL MEETINGS	39

VOTES OF MEMBERS	41

FORM OF PROXY	43

DIRECTORS	44

ALTERNATE DIRECTORS	44

DISQUALIFICATION AND RETIREMENT OF DIRECTORS	45

TRANSACTIONS WITH DIRECTORS	46

POWERS OF DIRECTORS	48

PROCEEDINGS OF DIRECTORS	49

BORROWING POWERS	51

MANAGING DIRECTORS	51

SECRETARY	51

THE SEAL	52

SHARE PREMIUM ACCOUNT	52

ACCOUNTS	52

AUDIT	54

NOTICES	54

WINDING UP	54

INDEMNITY	55

FINANCIAL YEAR	56

AMENDMENTS TO ARTICLES	56

UNCLAIMED AMOUNTS	56

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MUFG CAPITAL FINANCE 1 LIMITED

(as adopted by Special Resolution dated 28 February 2006)

1.	In these Articles, Table A in the Schedule to the Statute shall not apply and words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

Words	Meanings
“Additional Amounts”	as defined in Article 13(k).

“Administrative Action”	any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any court, governmental authority or regulatory body having appropriate jurisdiction.

“Agency Agreement”	the agency agreement to be entered into between the Company, MUFG and JPMorgan Chase Bank, N.A. as Paying Agent, Calculation Agent and Registrar or with such other parties in such other capacities as may be otherwise approved by the Directors.

“Applicable Dividend Rate”	the fixed or floating rate per annum (which may or may not be based on Six-Month Dollar LIBOR) specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities which terms may include provision for the amendment or change in the basis of calculation of such rate from time to time.

“Articles”	these Articles of Association of MUFG Capital Finance 1 Limited, as amended, restated, supplemented or varied from time to time.

“Assets”	the total assets of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG but adjusted for contingencies and subsequent events, all valued in such manner as a representative director of MUFG or MUFG’s auditors or liquidator (as the case may be) may determine.

“Auditors”	the auditors of the Company from time to time.

“Available Distributable Profits”	as defined in Article 13(j).

“Bank”	The Bank of Tokyo-Mitsubishi UFJ, Ltd., a joint stock company organised under the laws of Japan.

“Banking Law”	the Japanese Banking Law (Law No. 59 of 1981 as amended).

“Bankruptcy Event”	shall be deemed to occur: (i) upon the occurrence of a Liquidation Event; or (ii) if a competent court in Japan shall have (a) adjudicated the commencement of corporate reorganisation proceedings (kaisha kousei) in respect of MUFG under the Corporate Reorganisation Law, (b) adjudicated the commencement of corporate rehabilitation proceedings (kaisha seiri) in respect of MUFG under the Commercial Code or (c) adjudicated the commencement of civil rehabilitation proceedings (minji saisei) in respect of MUFG under the Civil Rehabilitation Law.

“Bankruptcy Law”	the Japanese Bankruptcy Law (Law No.75 of 2004 as amended).

“BTMUPC1”	BTMU Preferred Capital 1 Limited.

“BTMUPC1 Preferred Securities”	preference shares in the capital of BTMUPC1 as defined in the Articles of Association of BTMUPC1 and having the rights provided for such shares thereunder.

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“Business Day”	a day on which banks are open for dealing in foreign currency and exchange in New York, London and Tokyo.

“Calculation Agent”	the calculation agent with respect to the Preferred Securities appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A. pursuant to the Agency Agreement.

“Civil Rehabilitation Law”	the Japanese Civil Rehabilitation Law (Law No. 225 of 1999 as amended).

“Code”	the United States Internal Revenue Code of 1986, as amended, including any successor provisions and transition rules, whether or not codified.

“Commercial Code”	the Japanese Commercial Code (Law No. 48 of 1899 as amended).

“Committee”	a committee of the Directors of the Company appointed in accordance with the provisions of Article 123.

“Company”	MUFG Capital Finance 1 Limited.

“Company Law”	the Japanese Company Law (Law No. 86 of 2005).

“Condition for Liquidation Payment”	either of the following conditions: (i) in the case of liquidation of MUFG, all Senior Debt held by creditors of MUFG entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders is paid or otherwise satisfied in full pursuant to the provisions of the Commercial Code or the Company Law on or after the effective date thereof; or (ii) in the case of corporate reorganisation of MUFG where a decree of approbation of a corporate reorganisation plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) of MUFG becomes final and conclusive, all Senior Debt as modified or reduced by such plan appearing in such plan at the date such decree has become final and conclusive is paid or otherwise satisfied in full in accordance with the terms of such plan; provided, however, that in the case of either (i) or (ii) above, the Company shall have distributed a special dividend on the Ordinary Shares pursuant to Article 10 of these Articles.

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“Consent of the Independent Director”	the written resolution, approval or consent of the Independent Director.

“Core Capital”	core capital (kihonteki koumoku) as such term is used in the capital adequacy guidelines of or supervised by the FSA as replaced, modified or superseded from time to time.

“Core Capital Linked Junior Debt”	liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking (a) senior in priority of payment as to liquidation distributions to common shares of MUFG and (b) junior in priority of payment as to liquidation distributions to Senior Preferred Liquidation Shares.

“Core Capital Linked Most Junior Debt”	liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking junior in priority of payment as to liquidation distributions to Core Capital Linked Junior Debt.

“Core Capital Linked Senior Debt”	(i) liabilities of MUFG under the Guarantee Agreement and (ii) other liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking equal in priority of payment as to liquidation distributions to Senior Preferred Liquidation Shares.

“Corporate Reorganisation Law”	collectively the Japanese Corporate Reorganisation Law (Law No. 154 of 2002 as amended) and the Japanese Law concerning Special Measures, Etc. for Corporate Reorganisation Procedures for Financial Institutions, Etc. (Law No. 95 of 1996 as amended).

“Determination Date”	the second London Banking Day before the first day of each Dividend Period commencing on and including the Dividend Payment Date in July 2016.

“Directors” or “Board”	the Directors of the Company for the time being or, as the case may be, the Directors assembled as a Board including, where the context permits, the Independent Director.

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“Distributable Profits Limitation”	the limitation on declaring or paying dividends described in Article 13(j).

“Dividend Limitation”	the limitation or prohibition on dividends described in Article 13(i).

“Dividend Payment Date”	the 25th day of January and July of each year (or if such day is not a Business Day, the immediately succeeding Business Day unless such day would fall in the next calendar month in which case such day shall be the immediately preceding Business Day), or as may be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities, with the first such date to be 25 July 2006.

“Dividend Period”	each period commencing on and including a Dividend Payment Date (or in respect of the first such period, the relevant Issue Date or such other date as may be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities) and continuing to but not including the next succeeding Dividend Payment Date, or any other period as may be specified in the resolutions of the Board establishing the terms of the Preferred Securities.

“Dollar” and “US$”	the lawful currency of the United States of America.

“DTC”	The Depository Trust Company.

“Eligible Investments”	the assets or investments which the Company may hold pursuant to the Investment Policies and consist of the BTMUPC1 Preferred Securities, the Junior Subordinated Loan and securities (including deposits and loans) issued by MUFG or its affiliates which are organised and resident for tax purposes outside the United States (including the Bank), provided that Eligible Investments shall not include any debts or securities (including deposits and loans) which give rise to U.S. source gross income or gross income effectively connected with a conduct of a U.S. trade or business for U.S. federal income tax purposes.

“FSA”	the Financial Services Agency of Japan or any successor thereto.

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“General Meeting”	any annual or extraordinary meeting of the shareholders of the Company.

“Guarantee Agreement”	the subordinated guarantee agreement entered into between MUFG, the Company and JPMorgan Chase Bank, N.A. as Registrar and Paying Agent on or before the Issue Date, under which MUFG shall, inter alia, guarantee the obligations of the Company to the Preferred Securityholders in respect of the payment of dividends, the Redemption Price and the Liquidation Preference Amount payable with respect to the Preferred Securities and assume obligations to provide financial assistance to the Company.

“Independent Director”	a member of the Board designated as such pursuant to Article 97 or appointed by the Preferred Securityholders pursuant to Article 14(b) and who shall not during the preceding ten years have been a director or employee of MUFG or any of its direct or indirect subsidiaries or affiliates (other than a director of any direct or indirect subsidiary (including, without limitation, BTMUPC1) of MUFG acting as an independent director pursuant to provisions similar to Article 97 or Article 14(b)).

“Insolvency Event”	shall be deemed to occur if (x)(a) MUFG is not able or, as a result of the payment of dividends otherwise due on a Dividend Payment Date, will not be able to pay its debts as they become due (meaning insolvent (shiharai-funo) within the meaning of the Bankruptcy Law) or (b) its Liabilities (other than Core Capital Linked Senior Debt, Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt) exceed or after giving effect to the payment of such dividends would exceed its Assets or (y) the FSA, or other administrative agency in charge of financial supervision in Japan has taken any statutory action in relation to MUFG based upon its determination that MUFG is insolvent.

“Investment Policies”	the Company’s investment policies established by resolution of the Directors with the prior Consent of the Independent Director.

“Issue Date”	the date of issue of the Preferred Securities to be specified in the resolutions of the Board or a

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Committee thereof establishing the terms of the Preferred Securities.

“Issue Price”	US$1,000.

“in writing”	written, produced in facsimile form, printed, lithographed or photographed or represented by any other substitute for writing or partly one and partly another.

“Junior Subordinated Loan”	the perpetual Dollar denominated subordinated loan by the Company to MUFG acting through its head office, constituting Core Capital Linked Junior Debt of MUFG and made pursuant to the Junior Subordinated Loan Agreement.

“Junior Subordinated Loan Agreement”	the subordinated loan agreement in relation to the Junior Subordinated Loan entered into between the Company (as lender or as assignee of the lender) and MUFG (as borrower) acting through its head office, as supplemented or amended from time to time.

“Junior Shares”	the Ordinary Shares and all other classes and series of equity securities of the Company now or hereafter issued other than (i) Preferred Securities or (ii) Senior Shares.

“law”	includes any law, judicial order or treaty or any regulation, rule, official directive, request, published practice or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory or other authority including, without limitation and where the context so permits, any self regulatory organisation of which the Company or MUFG is a member.

“Liabilities”	the total liabilities of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG, but adjusted for contingencies and subsequent events, all valued in such manner as a representative director of MUFG or MUFG’s auditors or liquidator (as the case may be) may determine.

“Liquidation Claim”	the claim in the liquidation proceedings of MUFG (a) of the Company and the Preferred Securityholders evidenced by the Guarantee Agreement or (b) of the Company evidenced by the Junior Subordinated Loan Agreement in an amount

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equal to (i) the Liquidation Preference Amount or (ii) the principal amount of the Junior Subordinated Loan plus accrued and unpaid interest thereon to (but not including) the date such Liquidation Period commenced, as the case may be, provided, however, that (1) the Liquidation Claim under a Guarantee Agreement shall not accrue and become payable unless and until, or (2) the Liquidation Claim under the Junior Subordinated Loan Agreement shall become payable only if, the relevant Condition for Liquidation Payment shall have occurred and then only to the extent of the relevant Liquidation Distribution Amount.

“Liquidation Distribution Amount”	(i) in relation to claims evidenced by the Guarantee Agreement, the amount payable in respect of the Liquidation Claim represented or evidenced thereby equal to the amount which would have been paid from the assets of MUFG if (x) all Core Capital Linked Senior Debt had been Senior Preferred Liquidation Shares, (y) all Core Capital Linked Junior Debt had been preferred shares directly issued by MUFG which rank in priority of payment as to liquidation distributions (a) senior to common shares of MUFG and (b) junior to Senior Preferred Liquidation Shares and (z) all Core Capital Linked Most Junior Debt had been subordinated shares directly issued by MUFG which rank equal or junior in priority of payment as to liquidation distributions to common shares of MUFG and (ii) in relation to claims evidenced by the Junior Subordinated Loan Agreement, the amount payable in respect of the Liquidation Claim represented or evidenced thereby equal to the amount which would have been paid in respect of the Junior Subordinated Loan from the assets of MUFG if (x) all Core Capital Linked Senior Debt had been Senior Preferred Liquidation Shares, (y) all Core Capital Linked Junior Debt had been preferred shares directly issued by MUFG which rank in priority of payment as to liquidation distributions (a) senior to common shares of MUFG and (b) junior to Senior Preferred Liquidation Shares and (z) all Core Capital Linked Most Junior Debt had been subordinated shares directly issued by MUFG which rank equal or junior in priority of payment as to liquidation distributions to common shares of MUFG.

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“Liquidation Event”	shall be deemed to occur if (a) liquidation proceedings (seisan) in respect of MUFG under the laws of Japan (including the special liquidation proceedings (tokubetsu seisan) in respect of MUFG under the Commercial Code or the Company Law on or after the effective date thereof) are commenced or (b) a competent court in Japan shall have (x) adjudicated the commencement of bankruptcy proceedings (hasan) in respect of MUFG pursuant to the provisions of the Bankruptcy Law or (y) approved a preparation of a reorganisation plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) which provides for liquidation of MUFG pursuant to the provisions of the Corporate Reorganisation Law.

“Liquidation Period”	any period during which a Liquidation Event has occurred and is continuing.

“Liquidation Preference”	US$1,000.

“Liquidation Preference Amount”	the Liquidation Preference (plus unpaid dividends that have become definitive, if any), and an amount equal to dividends calculated in accordance with the provisions of these Articles and/or the resolution of the Board establishing the terms of the Preferred Securities in respect of the period from and including the Dividend Payment Date most recently occurring prior to the occurrence of the Liquidation Event to but not including the date of the Liquidation Event).

“London Banking Day”	any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“Make Whole Amount”	as applied to any date of redemption of the Preferred Securities, the higher of (x) the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such

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period and (y) an amount equal to the sum of (i) the present value of the Liquidation Preference of the Preferred Securities, assuming a repayment thereof on the Dividend Payment Date in July 2016, plus (ii) the present value of the remaining payments of dividends scheduled to be paid to and including the Dividend Payment Date in July 2016, in each case discounted from the relevant Dividend Payment Date to the redemption date on the basis of a 360-day year consisting of 12 months of 30 days each and in the case of an incomplete month, the number of days elapsed, at the applicable Treasury Yield plus a spread as specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities. For purposes of this definition, the applicable “Treasury Yield” shall be calculated as follows: the Calculation Agent, in consultation with MUFG, will appoint five primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”) or their respective successors as reference dealers, provided, however, that if any such dealer ceases to be a Primary Treasury Dealer, the Calculation Agent will (in consultation with MUFG) substitute such dealer with another Primary Treasury Dealer. The Calculation Agent will (in consultation with MUFG) also appoint one of the reference dealers as the quotation agent. The quotation agent will select a United States Treasury security having an actual or interpreted maturity comparable to the time period between the redemption date and the Dividend Payment Date in July 2016 (the “Make Whole End Date”), which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the Make Whole End Date. The reference dealers will provide the Calculation Agent with the bid and asked prices for the comparable United States Treasury security as of 3:30 p.m. New York City time on the third Business Day before the redemption date. The Calculation Agent will calculate the average of the bid and asked prices provided by each reference dealer to obtain such reference dealer’s quotation. The Calculation Agent will eliminate the highest and the lowest quotations and then calculate the average of

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the remaining quotations; provided, however, that if the Calculation Agent obtains fewer than four quotations, it will calculate the average of all the quotations without eliminating any of them. The average quotation is called the “comparable treasury price”. The applicable Treasury Yield will be determined by the quotation agent and will be the semi-annual equivalent yield to maturity of a security whose price is equal to the comparable treasury price, in each case expressed as a percentage of its principal amount. The Calculation Agent may, in consultation with MUFG and the Company, delegate its responsibilities set forth above to a third party.

“Mandatory Suspension Event”	as described in Article 13(a).

“Member”	a person who is registered as the holder of any share in the Register for the time being.

“Month”	calendar month.

“MUFG”	Mitsubishi UFJ Financial Group, Inc., a joint stock company organised under the laws of Japan.

“Net Income (Loss)”	for any fiscal period, the taxable income or loss of the Company for United States federal income tax purposes for such period as determined in accordance with the accounting method used by the Company.

“notice”	a notice in writing unless otherwise required by the context or specifically stated.

“Office”	the Registered Office of the Company.

“Optional Suspension Event”	as described in Article 13(a).

“Ordinary Resolution”	a resolution of the Company passed by a simple majority of the votes cast.

“Ordinary Share”	an Ordinary Share in the capital of the Company of US$1.00 par value and issued subject to and in accordance with the provisions of the Statute and having the rights provided for Ordinary Shares under these Articles.

“Ordinary Shareholder”	a registered holder of an Ordinary Share.

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“paid up”	shall include credited as paid up.

“Par Value”	US$1,000.

“Parity Securities”	securities issued by MUFG’s direct or indirect subsidiaries (other than the Company) ranking on a parity with any class of preferred shares issued by MUFG as to the payment of dividends.

“Paying Agent”	the paying agent with respect to the Preferred Securities appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A. pursuant to the Agency Agreement.

“personal representative”	an executor or administrator of a deceased individual or a person serving in a similar capacity under the laws of any jurisdiction.

“preference share”	a noncumulative preference share in the capital of the Company including a Preferred Security.

“Preferred Security”	a preference share which is part of a class of preference shares determined to be issued by the Directors pursuant to Article 11 subject to and in accordance with the Statute and having the rights set out in Articles 13 to 16 and otherwise provided for Preferred Securities under these Articles and with a Par Value and such other characteristics as may be determined by the Board or a Committee thereof in accordance with the provisions of these Articles.

“Preferred Securityholder”	a registered holder of a Preferred Security appearing on the Register on the relevant Record Date.

“preference shareholder”	a registered holder of a preference share.

“Record Date”	means, in relation to each Dividend Payment Date or Redemption Date, the date immediately preceding the due date (whether or not a Business Day) for payment of dividends or, as the case may be, redemption amounts on the Preferred Securities.

“Redemption Date”	any date determined for redemption of shares pursuant to these Articles.

“Redemption Price”	US$1,000.

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“Register”	the Register of Members to be kept pursuant to and in accordance with the Statute, these Articles and the Agency Agreement.

“Registrar”	the registrar appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A. pursuant to the Agency Agreement.

“Regulatory Event”	shall be deemed to have occurred if MUFG’s risk-weighted total capital ratio or risk-weighted Core Capital ratio, calculated in accordance with each applicable standard set forth in the Japanese banking regulations, as of the end of any annual or semi-annual period in respect of which MUFG files with the Prime Minister of Japan (i) an annual securities report or semi-annual securities report that is required to be filed under the Securities and Exchange Law, or (ii) if no such reports are required to be filed thereunder, an annual business report or semi-annual business report that is required to be filed under the Banking Law, were to decline below the minimum percentages required by Japanese banking regulations.

“Regulatory Period”	any period during which a Regulatory Event has occurred and is continuing.

“Seal”	the Common Seal of the Company and includes every duplicate Seal.

“Secretary”	any person appointed by the Directors to perform any of the duties of Secretary of the Company (including a temporary or assistant secretary) and in the event of two or more persons being appointed as joint Secretaries any one or more of the persons so appointed.

“Securities and Exchange Law”	the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended).

“Senior Debt”	(a) for purposes of the application of such term in relation to the Liquidation Claim evidenced by a Guarantee Agreement, all liabilities of MUFG other than Core Capital Linked Senior Debt, Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt and (b) for purposes of the application of such term in relation to the Liquidation Claim

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evidenced by the Junior Subordinated Loan Agreement, all liabilities of MUFG other than Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt.

“Senior Preferred Dividend Shares”	preferred shares directly issued by MUFG which rank most senior in priority of payment as to dividends and which qualify as Core Capital.

“Senior Preferred Liquidation Shares”	preferred shares directly issued by MUFG which rank most senior in priority of payment as to liquidation distributions and which qualify as Core Capital.

“Senior Shares”	any class or series of equity securities of the Company (including any warrants, options or other rights convertible or exchangeable into any class or series of equity shares) expressly designated as being senior to the Preferred Securities as to payment of dividends and/or rights upon dissolution, liquidation or winding up of the Company.

“Share Premium Account”	the Company’s share premium account established in accordance with the Statute.

“share”	any share in the capital of the Company including a preference share, an Ordinary Share and any fraction of a share.

“signed”	includes a signature or representation of a signature affixed by mechanical means.

“Six-Month Dollar LIBOR”	the floating rate per annum defined in Article 13(c).

“Special Dividend”	as described in Article 10.

“Special Event”	shall be deemed to have occurred if (i) MUFG determines after consultation with the FSA that the Preferred Securities may not be included in the Core Capital of MUFG under each applicable standard set forth in Japanese banking regulations (other than for the reason that the amount of Preferred Securities exceeds any limitations under such applicable standard with respect to the amount of preference shares issued by foreign special purpose vehicle subsidiaries that qualifies as Core Capital): (ii) the treatment of any item of income, gain, loss, deduction or expense of the Company or MUFG

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related to MUFG’s ownership of the Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by MUFG, will not be respected by a taxing authority, as a result of which MUFG or the Company is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, in each case which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it; (iii) the Company or MUFG pays, or on the next Dividend Payment Date would be obligated to pay, any Additional Amounts, other than as a result of the occurrence of a Tax Event, which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it; (iv) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of a subordinated loan by BTMUPC1 to the Bank made pursuant to the senior subordinated loan agreement or the junior subordinated loan agreement between them, other than as a result of the occurrence of a Tax Event, or (v) the Company receives an opinion of a nationally recognized law firm in the U.S. experienced in such matters to the effect that there is more than an insubstantial risk that the Company is deemed an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

“Special Resolution”	a Special Resolution of the Company passed as such in accordance with Section 60 of the Statute and includes a resolution approved in writing as described therein.

“Statute”	the Companies Law (2004 Revision) of the Cayman Islands, as amended, revised, modified or superseded from time to time.

“Suspension Notice”	as described in Article 13(a).

“Taxes”	any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related to the preceding items).

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“Tax Event”	the receipt by the Company of an opinion of a nationally recognised law firm or other tax advisor in the Taxing Jurisdiction experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in laws or treaties (or any regulations thereunder) of the Taxing Jurisdiction, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change (including any announced prospective change) in the official position, general application or official interpretation of any legislative or administrative body, court, governmental authority or regulatory body having appropriate jurisdiction, which amendment, clarification, change or Administrative Action is effective or announced on or after the Issue Date (A) the Company is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges (B) the Company or MUFG pays, or on the next Dividend Payment Date would be obligated to pay, any Additional Amounts, in each case which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it or (C) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of a subordinated loan by BTMUPC1 to the Bank made pursuant to the senior subordinated loan agreement or the junior subordinated loan agreement between them.

“Taxing Jurisdiction”	(i) any jurisdiction in which the Company or MUFG is organised or otherwise considered to be a resident for tax purposes, (ii) any jurisdiction from which the Company or MUFG makes a payment on the Preferred Securities or the Guarantee Agreement, as the case may be, or (iii) any political subdivision or taxing authority of the above.

2.	In these Articles unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall be deemed to include the plural number and vice versa;

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(b)	words importing the masculine or neuter genders only shall include the feminine gender and vice-versa;

(c)	words importing persons shall include companies or associations or bodies of persons, whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive;

(ii)	“shall” and “will” shall be construed as imperative;

(e)	save where otherwise defined in Article 1, words or expressions contained in these Articles shall bear the same meaning as in the Statute unless the context otherwise requires;

(f)	“company” includes references to any body corporate however and wherever incorporated; and

(g)	“property” includes reference to shares, securities, cash and other assets or rights of any nature.

PRELIMINARY

3.	The preliminary expenses incurred in forming the Company shall be payable over such period as the Directors may determine and when paid shall be payable out of the income and/or capital of the Company in such proportions as the Directors may determine.

4.	The Company may in relation to any issue of shares pay such commissions or brokerage as may be lawful.

5.	The business of the Company shall be commenced as soon after the incorporation of the Company as the Directors think fit notwithstanding that any offer of shares may have been only partially subscribed.

SHARE CAPITAL

6.	The authorised share capital of the Company is the aggregate of (i) US$2,500,000,000 divided into 2,500,000 preference shares of US$1,000 par value each and (ii) US$5,000,000 divided into 5,000,000 Ordinary Shares of US$1.00 par value each, each such class of share having the rights as hereinafter appearing or as may, in accordance with the provisions of these Articles, be determined by the Directors.

7.

Subject as herein provided and without prejudice to any shares previously issued, all shares in the Company for the time being unissued shall be under the control of the Directors, who may allot and dispose of or grant options over the same to such persons,

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on such terms and in such manner as they may think fit and they may in their absolute discretion refuse to accept any application for shares.

NON RECOGNITION OF TRUSTS

8.	No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as by these Articles otherwise provided or as by Statute required) any other right in respect of any share, except an absolute right thereto in the registered holder.

ORDINARY SHARES

9.	Ordinary Shares may only be issued to and registered in the name of MUFG or any subsidiary of MUFG and shall be issued at such price as may be determined by the Directors.

SPECIAL DIVIDEND ON ORDINARY SHARES

10.	If a Liquidation Event occurs, the Company shall distribute as a special dividend (whether in specie or otherwise) on the Ordinary Shares (in priority over the Preferred Securities) the BTMUPC1 Preferred Securities held by it and any other financial assets and investments of the Company other than the Guarantee Agreement, the Junior Subordinated Loan and any amounts received or receivable thereunder (the “Special Dividend”).

ISSUE OF PREFERRED SECURITIES

11.	The Directors may allot and issue Preferred Securities in accordance with the provisions of these Articles as they see fit from time to time, which Preferred Securities shall have the rights specified in these Articles and as provided by the resolutions of the Board in relation to the issue of the Preferred Securities in respect of those characteristics of a Preferred Security which these Articles specify may be determined by the Board, as the case may be, and shall bear such designation, if any, as the Directors prescribe prior to their issue. The Preferred Securities will rank pari passu with each other. The Company shall not issue (i) any Senior Shares or (ii) other classes or series of equity securities that rank on a parity with the Preferred Securities as to (a) payment of dividends or (b) rights upon dissolution, liquidation or winding up of the Company and otherwise on such terms as the Directors see fit, in each case without the prior consent of each Preferred Securityholder as contemplated by Article 14(d). The Company shall not issue any class or series of equity securities without the prior Consent of the Independent Director other than Ordinary Shares, other Junior Shares or such shares as shall be approved by each Preferred Securityholder as referred to in the preceding sentence.

12.	Preferred Securities shall be issued at the Issue Price on the Issue Date and on or before such Issue Date (i) the Guarantee Agreement shall be entered into in connection with the

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Preferred Securities and (ii) the Company shall subscribe for or purchase an equivalent number of fully paid and non-assessable BTMUPC1 Preferred Securities with a par value and liquidation preference corresponding to the Par Value and Liquidation Preference.

DIVIDENDS ON PREFERRED SECURITIES

13. (a)	Dividends on the Preferred Securities shall be deemed duly declared without further action on the part of the Directors and shall be payable on a noncumulative basis from the Issue Date, semi-annually in arrear on each Dividend Payment Date for the Dividend Period then ending commencing in July 2006, subject to the Company having legally available funds for such purpose and the other qualifications described in these Articles. Dividends on the Preferred Securities will be payable, subject as provided in the following sentence, for each Dividend Period at a rate per annum on the Liquidation Preference equal to the Applicable Dividend Rate. Dividends shall be due and payable on each Dividend Payment Date except in the case of (and to the extent of) a Mandatory Suspension Event or Optional Suspension Event.

The Company shall give notice to the Preferred Securityholders of any receipt by the Company from MUFG of any Suspension Notice promptly upon the receipt thereof by the Company. Each dividend will be payable to the relevant Preferred Securityholder.

If (i) a Liquidation Event, an Insolvency Event or a Regulatory Event has occurred and is continuing, and MUFG has delivered a notice (a “Suspension Notice”) to the Company on or before the fifth Business Day immediately preceding a Dividend Payment Date, the Company shall not pay any dividends with respect to the Preferred Securities on such Dividend Payment Date (provided that, for the avoidance of doubt, such Mandatory Suspension Event is continuing as at the fifth Business Day preceding the relevant Dividend Payment Date) and (ii) if a Distributable Profits Limitation or Dividend Limitation (as defined below) is in effect, and MUFG has delivered a Suspension Notice to the Company on or before the fifth Business Day immediately preceding a Dividend Payment Date, the Company shall pay no dividends or reduced dividends with respect to the Preferred Securities on such Dividend Payment Date. Each of the events in (i) and (ii) above is a “Mandatory Suspension Event”.

If MUFG advises the Company that (i) MUFG has no outstanding preferred shares and that (ii) MUFG has not paid and has declared that it will not pay dividends on any of its common shares for its most recently ended financial year (an “Optional Suspension Event”), and if MUFG delivers a Suspension Notice to the Company on or before the fifth Business Day immediately preceding the Dividend Payment Date that occurs in July of the calendar year in which such financial year ends or in the next succeeding January, as the case may be, the Company shall, as specified in such Suspension Notice, pay no dividends or reduced dividends with respect to the Preferred Securities on each such Dividend Payment Date. For the avoidance of doubt, if MUFG advises the Company that it

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has declared or paid dividends (including less than full dividends) on its preferred shares for the most recently ended financial year, the Company shall pay dividends on the Preferred Securities on the Dividend Payment Date that occurs in July of the calendar year in which such financial year ends and the next succeeding January, to the extent not limited or prohibited by a Mandatory Suspension Event, if and to the extent applicable.

(b)	Dividends will be computed on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period or otherwise on such basis of computation as the Directors or a Committee of the Board may determine in the resolutions establishing the terms of the Preferred Securities. Any amount less than one cent will be rounded up or down to the nearest whole cent (half a cent being rounded upwards). For purposes of payments to Preferred Securityholders with respect to the Liquidation Preference or a Redemption Price, unpaid dividends shall accrue only if, with respect to the relevant payment date for such Liquidation Preference (in accordance with Article 16) or Redemption Price (as the case may be), conditions comparable to those set forth above for the payment of dividends on the Preferred Securities on a Dividend Payment Date have been satisfied as of the relevant payment date (treating, for this purpose only, the relevant payment date as if it were the next Dividend Payment Date).

(c)	Pursuant to the Agency Agreement, the Company will appoint the Calculation Agent for the purposes of determining Six-Month LIBOR and the Calculation Agent will calculate, for each applicable Dividend Period, Six-Month Dollar LIBOR. “Six-Month Dollar LIBOR” means for each Dividend Period the per annum rate of interest determined by the Calculation Agent as follows:

(i) on the Determination Date for such Dividend Period, the Calculation Agent shall obtain the offered rate for six-month Dollar deposits that appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of major banks for Dollar deposits) at 11:00 a.m. (London time) on the Determination Date;

(ii) if for any reason such offered rate does not appear or if the relevant page is unavailable, Six-Month Dollar LIBOR shall be the per annum rate of interest which the Calculation Agent shall request appropriate quotations and determine the arithmetic mean of the rates (expressed as a percentage per annum) at which six-month Dollar deposits are offered by three major banks (or, if fewer than three rates are so quoted, two major banks, or, if fewer than two rates are so quoted, one major bank) in the London interbank market, selected by the Calculation Agent, at approximately 11:00 a.m. (London time) on the Determination Date to prime banks in the London interbank market for a period of six months and in an amount that is representative for a single transaction in the relevant market at the relevant time; and

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(iii) if none of the banks so selected by the Calculation Agent are quoting rates as set forth above, the Six-Month Dollar LIBOR shall remain the same as for the immediately preceding Dividend Period of which the Applicable Dividend Rate is a floating rate, or if there was no preceding Dividend Period of which the Applicable Dividend Rate is a floating rate, the Applicable Dividend Rate shall be the dividend rate applicable to the prior Dividend Period of which the Applicable Dividend Rate is a fixed rate.

The Company shall rely on the determination by the Calculation Agent of Six-Month Dollar LIBOR or such other floating rate as notified to the Company unless for any reason there is not a Calculation Agent on a Determination Date, in which case the Company shall perform the calculations and determinations required by these Articles to establish Six-Month Dollar LIBOR or such other floating rate.

(d)	The Preferred Securities will rank senior to Junior Shares as to rights upon a dissolution, liquidation or winding up of the Company and, except as described in Article 10 and the next sentence of this Article 13(d), as to the payment of dividends. On any Dividend Payment Date where some or all of the amount otherwise payable by the Company as dividends on the Preferred Securities is not paid following the occurrence of a Mandatory Suspension Event or an Optional Suspension Event, the dividend preference of the Preferred Securities will shift to the Ordinary Shares such that all dividend payments received by the Company in respect of the BTMUPC1 Preferred Securities and all interest or other payments received by the Company in respect of the Company’s other Eligible Investments (including the Junior Subordinated Loan), if any, may be distributed as dividends to the Ordinary Shareholders before any dividends are paid on the Preferred Securities (subject, if a Suspension Notice has been delivered that limits but does not prohibit payment of dividends, to the prior payment of dividends on the Preferred Securities to the extent permitted by such Suspension Notice). When dividends are not paid in full for any Dividend Period upon the Preferred Securities, all dividends on the Preferred Securities shall only become payable pro rata based upon the respective amounts that would have been paid on the Preferred Securities had dividends been paid in full.

(e)	The right of Preferred Securityholders to receive dividends is noncumulative. Accordingly, to the extent dividends are not due or paid in respect of any Dividend Period, Preferred Securityholders will have no right to receive such dividends in respect of such Dividend Period and the Company will have no obligation to pay such dividends in respect of such Dividend Period, whether or not dividends are payable in respect of any future Dividend Period.

(f)

Except (i) in the circumstances in which a dividend preference shift occurs as described in Article 13(d) or (ii) in the event of a pro rata redemption of Ordinary Shares on any Redemption Date or in the event of a Special Dividend on the Ordinary Shares as described in Article 10, the Company shall not pay or set apart funds for any dividends or other distributions (other than in Junior Shares) with

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respect to any Junior Shares or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Shares through a sinking fund or otherwise except on a Dividend Payment Date and unless and until (i) the Company has paid, or a sum sufficient for payment has been paid over to the Paying Agent (or the Registrar) for payment of, a cash dividend on the Preferred Securities at the annual dividend rate on such Dividend Payment Date for the immediately preceding Dividend Period, (ii) full cash dividends on the Preferred Securities have been paid on the two immediately preceding Dividend Payment Dates (or such lesser number of Dividend Payment Dates in the period during which the Preferred Securities have been outstanding) and (iii) the Company has funds legally available therefor. So long as any Preferred Securities are outstanding, Junior Shares are not redeemable or repurchasable without the prior Consent of the Independent Director, except in the event of a pro rata redemption of Ordinary Shares on any Redemption Date. A “pro rata redemption of Ordinary Shares” as referred to in this Article 13(f) means a redemption of Ordinary Shares where the proportion that the aggregate issue price (including any premiums) of the Ordinary Shares redeemed by the Company bears to the aggregate issue price (including any premiums) of the Ordinary Shares immediately prior to such redemption shall not exceed the proportion that the aggregate Liquidation Preference of the Preferred Securities redeemed by the Company bears to the aggregate Liquidation Preference of the outstanding Preferred Securities immediately prior to such redemption.

(g)	A Suspension Notice delivered by MUFG shall state the applicable Mandatory Suspension Event or Optional Suspension Event and the reason for the suspension or reduction of dividends and, in the case of an Insolvency Event described in clause (x) in the definition thereof, be accompanied by a report of one representative director of MUFG or MUFG’s auditors or liquidator confirming that the circumstance described in (x)(a) or (x)(b) in the definition thereof exists, or would exist, as the case may be. If more than one Mandatory Suspension Event or Optional Suspension Event has occurred and is continuing, MUFG shall specify the event that contains the most restrictive dividend payment terms in the corresponding Suspension Notice, and the Company shall pay no dividends or reduced dividends in accordance with that Suspension Notice.

(h)	A Suspension Notice with respect to an Optional Suspension Event shall not be effective unless a valid notice or certificate limiting the payment of dividends by at least the same percentage as those on the Preferred Securities has also been delivered by MUFG to all issuers of Parity Securities (if any); provided, however, that if the percentage of the limitation on the amount of dividend on the Preferred Securities becomes less than the percentage of the limitation on the amount of dividend on any Parity Securities as a result of rounding the amount less than the minimum amount payable to such Parity Securities pursuant to the terms thereof, such percentages of the limitation shall be deemed to be the same for the purpose of this Article.

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(i)	If MUFG makes a final and conclusive declaration to pay less than full dividends on its Senior Preferred Dividend Shares with respect to any fiscal year of MUFG (commencing with the financial year ending on 31 March, 2006), then the aggregate amount of dividends that the Company may pay on the Preferred Securities on the Dividend Payment Dates that occur in July of the calendar year in which such fiscal year ends and the next succeeding January shall (to the extent not limited or prohibited by the Distributable Profits Limitation and subject to the effect of any Mandatory Suspension Event, if, and to the extent, applicable) be equal to an amount that represents the same proportion of full dividends on the Preferred Securities as the amount of dividends so declared on such Senior Preferred Dividend Shares with respect to such immediately preceding fiscal year bore to full dividends on such Senior Preferred Dividend Shares. For this purpose, full dividends shall be treated as having been paid for a particular fiscal year even if no interim dividend is paid on such Senior Preferred Dividend Shares if a full dividend is paid after the end of the particular fiscal year of MUFG. If MUFG makes a final and conclusive declaration not to pay dividends on its Senior Preferred Dividend Shares with respect to a fiscal year of MUFG, no dividends will be paid on the Preferred Securities on the Dividend Payment Dates that occur in July of the calendar year in which such fiscal year ends and the next succeeding January. Such limitation or prohibition, as the case may be, on the payment of dividends is referred to as the “Dividend Limitation”. When only partial dividends are paid on the Preferred Securities for any Dividend Period, dividends on the Preferred Securities shall be payable pro rata based upon the respective amounts that would have been paid on the Preferred Securities had dividends been paid in full.

(j)	On or before the fifth Business Day immediately preceding each Dividend Payment Date, MUFG will calculate the Available Distributable Profits (as defined below) and determine whether such Available Distributable Profits are less than the aggregate amount of the dividends on the Preferred Securities to be paid on such Dividend Payment Date (a “Distributable Profits Limitation”). In the event that a Distributable Profit Limitation applies, and MUFG delivers a Suspension Notice to the Company on or before the fifth Business Day immediately preceding such Dividend Payment Date, subject to the other limitations provided for in these Articles (if, and to the extent, applicable), the Company will pay on such Dividend Payment Date dividends on the Preferred Securities in an amount equal to the Available Distributable Profits set forth in such Suspension Notice. If there are no Available Distributable Profits with respect to a Dividend Payment Date, no payment of dividends on the Preferred Securities will be made on such Dividend Payment Date (as specified in the Suspension Notice).

With respect to any Dividend Payment Date in July, the available distributable profits (the “Available Distributable Profits”) shall be the distributable profits (or the distributable amounts under the Company Law on or after the effective date thereof) MUFG (as determined under applicable Japanese Law) as of the end of the most recently ended financial year of MUFG after deducting as of the date

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immediately preceding such Dividend Payment Date (1) any dividends (other than interim dividends, if any) which have been declared, finally and conclusively, to be paid in relation to any class of preferred shares of MUFG in respect of such fiscal year and (2) any dividends and other distributions which have been declared since the end of such fiscal year of MUFG in relation to Parity Securities; and

With respect to any Dividend Payment Date in January, the Available Distributable Profits shall be the amount by which the Available Distributable Profits applicable to the immediately preceding Dividend Payment Date in July exceeds the aggregate amount of (1) any dividends which have been declared to be paid in relation to the Preferred Securities on the immediately prior Dividend Payment Date in July and (2) (as of the date immediately preceding such succeeding Dividend Payment Date in January) any dividends and other distributions declared in relation to Parity Securities which have been declared, on or after such prior Dividend Payment Date in July and notified by MUFG to the Company on or before the fifth Business Day immediately preceding such succeeding Dividend Payment Date in January (the Distributable Profits Limitation shall be zero if there is no such excess amount).

Notwithstanding the foregoing, the aggregate amount of (p) any dividends the Company otherwise must or may pay to the Preferred Securityholders on a Dividend Payment Date (in July or January) and (q) any dividends and other distributions on Parity Securities which must or may be paid on such date, exceeds the Available Distributable Profits that would otherwise apply on such date, the applicable Available Distributable Profits shall be reduced to the portion thereof that is in the same proportion as the amount set forth in (p) above bears to the aggregate amount set forth in (p) and (q) above.

For the avoidance of doubt, for the purpose of the calculation of the Available Distributable Profits with respect to any Dividend Payment Date in July and January under this Article 13(j), any date on which dividends and other distributions on Parity Securities must or may be paid, shall be deemed to be the same date as the applicable Dividend Payment Date in relation to the Preferred Securities, notwithstanding any discrepancies resulting from the methods of determining business days in relation to Preferred Securities and Parity Securities.

(k)

All payments made by the Company under, or with respect to, the Preferred Securities will be made free and clear of, and without withholding or deduction for or on account of, any Taxes, unless the Company is required to withhold or deduct such Taxes by applicable law or by the official interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of certain Taxes imposed or levied on behalf of any Taxing Jurisdiction, in relation to any payment made in respect of the Preferred Securities, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Preferred Securityholder (including Additional Amounts) after such withholding or deduction (including any withholding or deduction from such Additional

24

Amounts) will not be less than the amount such Preferred Securityholder would have received if such Taxes had not been required to be withheld or deducted, provided, however that the obligation to pay Additional Amounts does not apply to:

(i)	any Taxes that would not have been imposed but for the existence of any present or former connection between the relevant Preferred Securityholder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the relevant Preferred Securityholder, if the relevant Preferred Securityholder is an estate, nominee, trust or corporation) and the Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Taxing Jurisdiction) other than by mere ownership or holding of the Preferred Securities, enforcement of rights under the Preferred Securities or the Guarantee Agreement or under the receipt of payments in respect of the Preferred Securities or the Guarantee Agreement;

(ii)	any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment, or governmental charge;

(iii)	any Taxes payable otherwise than by withholding from payments of dividends and other amounts due on the Preferred Securities or under the Guarantee Agreement;

(iv)	any Taxes that would not have been imposed if the Preferred Securityholder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (a) a declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (b) at least 30 days prior to the first Dividend Payment Date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Taxing Jurisdiction, the Preferred Securityholder at that time has been notified by MUFG, the Company or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made;

(v)	any Taxes imposed as a result of the presentation of a certificate for the Preferred Security for payment (where presentation is required) more than 30 days after the relevant payments is first made available to the Preferred Securityholder (except to the extent that the Preferred Securityholder would have been entitled to receive additional amounts had the relevant certificate been presented on the last day of such 30-day period); or

(vi)	any combination of (i) through (vi) above.

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Additional Amounts will also not be payable where, had the beneficial owner of the Preferred Security been the Preferred Securityholder, it would not have been entitled to payment of Additional Amounts by reason of (i) through (vi) above.

The Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Taxing Jurisdiction in accordance with applicable law. The Company will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each Taxing Jurisdiction imposing Taxes (each a “Certified Copy”) and will provide a Certified Copy to each affected Preferred Securityholder. The Company will attach to each Certified Copy a certificate stating:

(i)	that the amount of withholding Taxes evidenced by the Certified Copy was paid in connection with payments in respect of the Preferred Securities then outstanding;

(ii)	the amount of such withholding Taxes paid per relevant Preferred Security.

Copies of the documentation referred to in (i) and (ii) above will be available at the office of the Paying Agent during regular business hours for inspection upon request.

At least 30 days prior to each date on which any payment under or with respect to the Preferred Securities is due and payable (unless an obligation to pay Additional Amounts arises shortly before or after the 30th day prior to that date, in which case it will be promptly thereafter), if the Company will be obligated to pay Additional Amounts with respect to that payment, the Company will deliver to the Paying Agent a certificate signed by a Director stating that those Additional Amounts will be payable, specifying the country, the amount to be withheld or deducted and stating the Additional Amounts payable and will set forth any other information necessary to enable the Paying Agent to pay the Additional Amounts to Preferred Securityholders on the payment date. Each such certificate will be relied upon until receipt of a further certificate addressing such matters.

The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Preferred Securities or any other document or instrument referred to in the Preferred Securities (other than a transfer of the Preferred Securities), or the receipt of payments with respect to the Preferred Securities, excluding any taxes, charges or similar levies imposed by any jurisdiction that is not a Taxing Jurisdiction that has imposed or levied taxes resulting in the requirement to pay Additional Amounts.

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For the avoidance of doubt, references in these Articles to the payment of any dividend or Liquidation Preference with respect to the Preferred Securities will be deemed to include the payment of Additional Amounts to the extent that, in the context of referring to those payments, Additional Amounts are, were or would be payable in respect of those payments.

(l)	For the avoidance of doubt, where any payment is made to a Preferred Securityholder by MUFG pursuant to the Guarantee Agreement, to the extent of such payment by MUFG the Company shall have no further obligations to that Preferred Securityholder pursuant to these Articles (whether in relation to dividends, redemption payments, liquidation payments or otherwise).

VOTING RIGHTS ATTACHING TO PREFERRED SECURITIES

14. (a)	Except as provided in this Article 14 and Article 85(b), Preferred Securityholders will not be entitled to vote. In the event the Preferred Securityholders are entitled to vote on any matter, each Preferred Securityholder will be entitled to vote in proportion to the Liquidation Preference represented by the Preferred Securities held by such Preferred Securityholder.

(b)	If full dividends on the Preferred Securities shall not have been paid for two consecutive Dividend Periods or while a Bankruptcy Event continues, the Preferred Securityholders, by majority vote of the votes cast on such matter (calculated by reference to Liquidation Preference) at a meeting properly called and held or by written instructions signed by the holders of a majority of such shares (calculated by reference to Liquidation Preference), shall have the right to remove the Independent Director and to fill the vacancy created by such removal or any other vacancy existing in the office of the Independent Director.

(c)

So long as any Preferred Securities are outstanding, the Company shall not: (i) amend, alter or repeal or otherwise change any provision of these Articles or the Memorandum of Association of the Company if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Preferred Securities as determined by the Independent Director; or (ii) to the extent within its control, merge, convert, consolidate, reorganise or effect any other business combination involving the Company, unless the resulting entity will thereafter have no class or series of equity securities either authorised or outstanding ranking senior to the Preferred Securities as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to the payment of dividends or other distributions, qualifications or terms or conditions or redemption as the equity securities of the Company that are authorised and outstanding immediately prior to such transaction, and each Preferred Securityholder immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to the payment of dividends

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or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the Preferred Securities held by such holder immediately prior thereto unless two-thirds (calculated by reference to Liquidation Preference) of the Preferred Securityholders consent to such action.

(d)	So long as any Preferred Securities are outstanding, the Company shall not, without the prior consent of each outstanding Preferred Securityholder (a) issue any (i) Senior Shares or (ii) any class or series of equity securities that rank on a parity with the Preferred Securities as to (A) payment of dividends or (B) rights upon dissolution, liquidation or winding up of the Company or (b) alter, vary or abrogate the rights of holders of Preferred Securities relating to the amount or due date of dividends, Liquidation Preference or Additional Amounts or the amount received upon redemption of Preferred Securities or the date of redemption including currency and place of payment.

(e)	The creation or issue of any additional Junior Shares, or an amendment to these Articles or the Memorandum of Association of the Company that increases the number of authorised Ordinary Shares or any other Junior Shares shall not be deemed to be a material and adverse change requiring a vote, or consent, of the Preferred Securityholders.

(f)	The Company may not (i) sell, assign or grant a participation or any other form of interest (whether by way of security or otherwise) in the BTMUPC1 Preferred Securities or (ii) as holder of the BTMUPC1 Preferred Securities consent to any action by BTMUPC1 with respect to its interests in the Senior Subordinated Loan agreement between it and the Bank under Article 14(f) of BTMUPC1’s Amended and Restated Articles of Association except upon the affirmative vote of a majority of the entire Board and with the consent of at least two-thirds (calculated by reference to Liquidation Preference) of the Preferred Securityholders.

REDEMPTION AND PURCHASE OF PREFERRED SECURITIES

15. (a)

On any Dividend Payment Date (commencing in July 2016) the Preferred Securities may be redeemed for cash at the option of the Company, in whole or in part, on not less than 14 nor more than 60 days’ notice, at the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not due and payable in respect of such period. Any such redemption is subject to (i) compliance with applicable regulatory requirements, including the prior approval of the FSA if then required and (ii) the prior approval of all of the Ordinary Shareholders. If dividends on any Preferred Securities are due and payable but not paid, no Preferred Securities shall be redeemed unless all outstanding Preferred Securities are redeemed and the Company shall not purchase or otherwise acquire any Preferred Securities, provided, however, that the Company may purchase or acquire Preferred Securities pursuant to a purchase

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or exchange offer made on the same terms to all outstanding Preferred Securityholders and approved by an Ordinary Resolution.

(b)	In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the number of Preferred Securities to be redeemed shall be determined by the Board, and the Preferred Securities to be redeemed shall be determined by lot or pro rata as may be determined by the Board in its sole discretion to be equitable provided that for so long as the Preferred Securities are registered in the name of DTC or a nominee therefor such method satisfies any applicable requirements of DTC or any successor clearing system.

(c)	The Company will also have the right at any time prior to the Dividend Payment Date in July 2016, upon the occurrence of a Tax Event, to redeem Preferred Securities, in whole (but not in part), on not less than 14 nor more than 60 days’ notice, for cash at the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period. Any such redemption shall be subject to applicable regulatory requirements, including the prior approval of the FSA if then required under applicable guidelines or policies of or supervised by the FSA.

(d)	At any time a Special Event has occurred and is continuing, the Company will have the right to redeem the Preferred Securities, subject to compliance with applicable regulatory requirements, including the prior approval of the FSA (if then required), in whole but not in part, on not less than 14, nor more than 60 days notice, at a redemption price equal to (A) in the case of redemption prior to 25 July 2016, the Make Whole Amount or (B) in the case of a redemption on or after 25 July 2016, the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period.

(e)	Subject to the provisions of Article 15(f), the Company may make any payment in respect of redemption or purchase of any Preferred Securities in any manner authorised by, and subject to such conditions prescribed by, the Statute, including out of capital, Share Premium Account and retained earnings.

(f)

The Company may, subject to approval by Ordinary Resolution, purchase Preferred Securities in the market at negotiated prices provided that the Company may fund the purchase of Preferred Securities only with funds legally available therefor. Any such purchase by the Company is subject to compliance with applicable regulatory requirements including the prior approval of the FSA if then required with respect to such purchase. Any Preferred Securities so purchased

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shall be cancelled and may not be reissued or resold and the obligations of the Company in respect of such Preferred Securities shall be discharged.

(g)	Any Preferred Securities redeemed by the Company will be automatically cancelled upon such redemption.

RIGHTS OF PREFERRED SECURITIES ON LIQUIDATION

16. (a)	In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Company, after satisfaction of liabilities to creditors, if any, the Preferred Securityholders at the time outstanding will be entitled to receive out of assets of the Company available for distribution to Members, before any distribution of assets is made to holders of any Junior Shares, liquidation distributions in respect of each Preferred Security in the amount of the Liquidation Preference, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, but without interest and without accumulation of dividends for any prior Dividend Period to the extent not due and payable in respect of such period.

(b)	After payment of the full amount of the liquidation distributions to which they are entitled, the Preferred Securityholders will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary dissolution, liquidation or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all outstanding Preferred Securities then the Preferred Securityholders shall share rateably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled. Assets available for distribution would include any amounts received by the Company from MUFG pursuant to the Guarantee Agreement.

VARIATION OF SHARE CAPITAL

17.	Subject to Article 14 and the other provisions of these Articles and in accordance with any applicable law, the Company may from time to time by Ordinary Resolution increase its capital by such sum or sums to be divided into shares of such par value as the Ordinary Resolution shall prescribe. All new shares shall be subject to the provisions of the Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise.

18.	Subject to the provisions of Sections 13 and 35 of the Statute, the Company may, save in respect of the Preferred Securities, by Special Resolution from time to time reduce its share capital in any way and in particular without prejudice to the generality of the foregoing power may:

(a)	extinguish or reduce the liability on any of its shares in respect of share capital not paid up; or

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(b)	with or without extinguishing or reducing liability on any of its shares:

(i)	cancel any paid-up share capital which is lost or which is not represented by available assets; or

(ii)	pay off any paid-up share capital which is in excess of the requirements of the Company,

and may if and so far as is necessary alter its Memorandum of Association by reducing the amount of its share capital and of its shares accordingly.

19.	The Company may, save in respect of the Preferred Securities but subject to Article 6 and Article 14, by Ordinary Resolution from time to time alter (but not reduce) any part of its share capital by:

(a)	consolidating and dividing all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-dividing its shares or any of them into shares of smaller amount than that fixed by its Memorandum of Association so that in the sub-division the proportion between the amount paid and the amount if any unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

(c)	cancelling any shares which at the date of the passing of the Ordinary Resolution in that behalf have not been taken or agreed to be taken by any person and diminishing the amount of its share capital by the amount of the shares so cancelled.

TRANSFER OF SHARES

20.	Subject to the provisions of these Articles, shares in the Company shall be transferable by a transfer in any usual or common form in use in the Cayman Islands or in such other form as the Directors shall from time to time sanction or allow but so that every form of transfer shall relate to shares of one class only and shall state the full name and address of the transferor and the transferee or transferees and, if more than one such transferee, the number of shares respectively being transferred to each of them.

21.	No transfer of Ordinary Shares may be effected:

(a)	otherwise than in accordance with Article 9 and in respect of all Ordinary Shares then in issue;

(b)	without the prior written consent of the Directors; and

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(c)	unless the proposed transferee shall have given a declaration as to such matters in such form as the Directors may require (including, but without limiting the foregoing, as to residence for tax purposes), and in any event the Directors may in their absolute discretion refuse to register any such transfer without assigning any reason therefor.

22.	The Directors may decline to register any transfer of any shares of the Company unless:

(a)	the instrument of transfer is deposited at the Office, the office of the Registrar or such other place as the Directors may reasonably require, accompanied by the certificate in respect of the shares (if any) to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b)	the instrument of transfer relates to shares of one class only.

23.	Provided that the Company shall not be required to register or cause to be registered a transfer of any preference share after such preference share has been called for redemption, the Directors shall forthwith register a transfer of fully paid preference shares effected in accordance with Article 22 subject only to the provisions of Article 31.

24.	The Directors may decline to register any transfer of preference share on which the Company has a lien.

25.	If the Directors decline to register a transfer of any shares they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of refusal.

26.	The registration of transfers of shares (not being fully paid preference shares) may be suspended at such times and for such periods as the Directors may from time to time determine PROVIDED ALWAYS that such registration shall not be suspended for more than thirty days in any year.

27.	All instruments of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

28.	Instruments of transfer shall be signed by the transferor (and in the case of partly paid shares by the transferee) and shall be dated the day on which they are signed.

29.	The transferor of any shares shall be deemed to remain the holder of such shares until the same have been transferred to the transferee in the Register.

30.	The Directors may delegate any of their functions and responsibilities under Articles 20-28 above to any person appointed by them to act as Registrar.

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TRANSMISSION OF SHARES

31.	In the case of the death of a Member the survivor or survivors (where the deceased was a joint holder) and the personal representatives of the deceased (where he was the sole holder) shall be the only person recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of the deceased holder whether sole or joint from any liability in respect of any amount of shares solely or jointly held by him.

32.	Any guardian of an infant Member or of a Member under legal disability and any person entitled to any amount of shares in consequence of the death or insolvency of a Member may upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided elect either to be registered himself as holder of the shares or to have some person nominated by him registered as the transferee thereof but the Directors shall in either case have the same right to decline or suspend registration as they would have had in the case of transfer of the shares by that Member before his death or insolvency (as the case may be).

33.	If the person so becoming entitled in consequence of the death or insolvency of any Member shall elect to be registered himself he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the shares. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice of transfer as aforesaid as if the death or insolvency of the Member had not occurred and the notice of transfer were a transfer signed by that Member.

34.	A person becoming entitled to any amount of shares by reason of the death or insolvency of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the shares except that he shall not before being registered as a Member in respect of the shares be entitled in respect of them to exercise any right conferred by membership in relation to meetings of the Company PROVIDED ALWAYS that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the shares and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the shares until the requirements of the notice have been complied with.

REGISTER OF MEMBERS

35.	The Directors shall keep the Register or cause the Register to be kept by the Registrar at such place as they shall from time to time determine in the manner set forth in Article 36 but in all cases outside the United Kingdom.

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36.	The Register may be kept on magnetic tape or in accordance with some other mechanical or electrical system provided legible evidence can be produced therefrom to satisfy the requirements of the Statute and of these Articles.

37.	The Directors shall cause to be entered in the Register the following particulars:

(a)	the name and address of each Member, a statement of the amount of relevant shares of each class held by him and of the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register as a Member holding the relevant shares; and

(c)	the date on which any person ceased to be a Member holding the relevant shares.

38.	The Register shall be kept in such manner as to show at all times the Members of the Company for the time being and the shares respectively held by them.

39.	The Register shall be open to inspection at all reasonable times during office hours.

40.	Title to shares shall pass by registration in the Register.

41.	Upon the redemption or purchase of any shares being effected pursuant to these Articles the relevant Member shall cease to be entitled to any rights in respect thereof (excepting always the right to receive the Redemption Price and/or any other amount to which he is entitled in respect of such redemption or purchase) and accordingly his name shall be removed from the Register with respect thereto, the relevant shares treated as cancelled and treated as unissued, and as a consequence thereof such cancelled shares shall be available for re-issue as shares of the relevant class and until re-issue shall form part of the authorised but unissued share capital of the Company.

SHARE CERTIFICATES

42.	The Directors may determine to issue a share certificate to any person whose name is entered as a Member in the Register in respect of the shares of each class held by him.

43.	Subject to the provisions of Article 42 where a Member has transferred part of the shares comprised in his holding (to the extent permitted) he shall be entitled to a certificate for the balance without charge.

44.	Each share certificate to be issued by the Company with respect to any share shall be in such form as the Directors may determine and shall specify the amount and class and distinguishing number (if any) of the shares to which it relates and shall be issued under the Seal or any facsimile Seal of the Company and/or the manual or facsimile signature of any person authorised by the Directors.

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45.	If a share certificate evidencing shares shall be mutilated, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity as the Directors think fit. In case of loss or destruction the Member to whom such renewed certificate is given shall also bear and pay to the Company and, if applicable, the Registrar all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

JOINT HOLDERS OF SHARES

46.	Where two or more persons are registered as the holders of any shares they shall be deemed to hold the same as joint tenants, subject to the provisions following:

(a)	the Company shall not be bound to register more than four persons as the joint holders;

(b)	any one of such joint holders may give effectual written instructions for redemption;

(c)	any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders;

(d)	any certificate relating to such share shall be delivered to the address of the first-named of the joint holders as appearing in the Register, and notices from the Company of General Meetings of the Company at which they are entitled to attend and vote, or any class meeting of Members of the Company at which they are entitled to attend and vote, shall be delivered to such address of such first named joint holder;

(e)	the vote of the first-named of joint holders who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders; and

(f)	for the purpose of the provisions of this Article the first-named shall be determined by the order in which the names of the joint holders stand in the Register.

LIEN

47.	The Company shall have a first and paramount lien and charge on all the shares (not being fully paid shares) registered in the name of a Member (whether solely or jointly with others) for his debts, liabilities and engagements (either alone or jointly with any other person and whether a Member or not) to or with the Company whether the period for payment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares.

48.	Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Company’s lien (if any) on such shares.

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49.	For the purpose of enforcing such lien the Company may sell (in such manner as the Directors think fit) any shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after the notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares. For the purposes of giving effect to any such sale the Directors may authorise some person to transfer to the purchaser thereof the shares so sold.

50.	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. The purchaser shall be so registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

51.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the amount of the shares or by way of premium) PROVIDED THAT (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable at less than fourteen days from the date fixed for the payment of the last preceding call and each Member shall (subject to being given at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine.

52.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

53.	The joint holders of a share shall be jointly and severally liable to pay all calls and other moneys due in respect thereof.

54.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine but the Directors shall be at liberty to waive payment of such interest wholly or in part.

55.

Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date whether on account of the share or by way of premium shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on

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which by the terms of issue the same becomes payable and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

56.	The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and/or in the times of payment.

57.	The Directors may if they think fit receive from any Member willing to advance the same all or any part of the money uncalled and unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls and such payment in advance of calls shall extinguish so far as the same shall extend the liability upon the shares in respect of which it is advanced and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received the Company may (until the same would but for such advance become presently payable) pay interest at such rate as the Directors shall think fit PROVIDED THAT any amount paid up in advance of calls shall not entitle the holder of the shares upon which such amount is paid to participate in respect thereof in any dividend until the same would but for such advance become payable.

FORFEITURE OF SHARES

58.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name a further day (not earlier than fourteen days from the date of serving thereof) on or before which and the place where the payment required by notice is to be made and shall state that in the event of non-payment at or before the time and the place appointed the shares on which the call was made will be liable to be forfeited.

59.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter before payment of all calls, instalments, interest, costs, charges and expenses due in respect thereof has been made be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited share and not actually paid before forfeiture.

60.	A forfeited share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid up on the share or credited as so paid up and at any time before a sale, re-allotment or disposition for forfeiture may be cancelled on such terms as the Directors think fit. The Directors may if necessary authorise some person to transfer a forfeited share to any other person as aforesaid.

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61.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall notwithstanding the forfeiture remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon from the date of forfeiture until payment at such rate as the Directors may determine and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture.

62.	A record in the minute book of the Company that a share has been duly forfeited in pursuance of these Articles and stating the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share and such record and the receipt of the Company for the consideration (if any) given for the share on a sale, re-allotment or disposal thereof together with the certificate for the share delivered to the purchaser or allottee thereof shall (subject to the execution of a transfer if the same be so required) constitute a good title to the share.

63.	The person to whom the share is sold, re-allotted or disposed of in accordance with the immediately preceding Article shall be registered as the holder of the share and not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

64.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sums which by the terms of issue of a share become payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

GENERAL MEETINGS

65.	Subject as hereinafter provided, General Meetings shall be held at such time and place as may be determined by the Directors.

66.	All General Meetings (other than those designated Annual General Meetings by the notice thereof) shall be called Extraordinary General Meetings.

67. (a)	The Directors may whenever they think fit proceed to convene a General Meeting of the Company.

(b)	The Directors may whenever they think fit, and they shall on the requisition of the holders of not less than one-tenth of the paid-up shares entitled to attend and vote thereat, convene an Extraordinary General Meeting.

(c)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Office and may consist of several documents in like form each signed by one or more requisitionists.

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(d)	If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene an Extraordinary General Meeting, the requisitionists or any of them representing more than one-half of the total voting rights of all of them, may themselves convene an Extraordinary General Meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

NOTICE OF GENERAL MEETINGS

68.	Twenty-eight clear days’ notice at least specifying the place, the day and the hour of the meeting and in the case of special business the general nature of such business (and in the case of an Annual General Meeting, specifying the meeting as such) shall be given in the manner hereinafter mentioned to the Ordinary Shareholders. The Auditors shall be entitled to attend and speak at any General Meetings of the Company.

69.	In every notice calling a meeting of the Company or of any class of Members of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

70.	The accidental omission to give notice to or the non-receipt of notice by any person entitled to receive notice shall not invalidate the proceedings at any General Meeting or any meeting of a class of Members.

71.	A General Meeting shall notwithstanding that it is called by shorter notice than that specified in Article 68 be deemed to have been duly called with regard to the length of notice if it is agreed:

(a)	in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, including an Extraordinary General Meeting, by a majority in number of the Members having the right to attend and vote at the meeting being a majority together holding not less than 95% in par value of the shares in the Company giving that right.

PROCEEDINGS AT GENERAL MEETINGS

72. (a)	All business shall be deemed special that is transacted at an Extraordinary General Meeting and also all business that is transacted at an Annual General Meeting with the exception of the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, the election of Directors and Auditors in place of those retiring and the appointment and the fixing of the remuneration of the Directors and the Auditors.

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(b)	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members (or their duly authorised representatives) for the time being entitled to receive notice of and attend and vote at general meetings (or a general meeting at which the relevant resolution might have been considered) shall be as valid and effective as if the same had been adopted at a general meeting of the Company duly convened and held. For the avoidance of doubt, where the votes of the Preferred Securityholders are required pursuant to these Articles, a resolution in writing signed by all such Preferred Securityholders (or in the case of Article 14(b), signed by the holders of such majority of shares as specified therein) shall be as valid and effective as if the same had been held at a general meeting of the Company duly convened and held.

73.	No business shall be transacted at any General Meeting or a meeting of any class of Members except the adjournment thereof unless a quorum is present. A quorum shall be one Member entitled to attend and vote thereat present in person or by proxy.

74.	Subject as set out below, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine.

75.	The Chairman (if any) or, if absent, the Deputy Chairman (if any) of the Board of Directors or failing him some other Director nominated by the Directors shall preside as Chairman at every General Meeting of the Company but if at any meeting neither the Chairman nor the Deputy Chairman nor such other Director is present within fifteen minutes after the time appointed for holding the meeting or if none of them is willing to act as Chairman, the Directors present shall choose some Director present to be Chairman or, if no Directors are present, or if all the Directors present decline to take the chair, the Members (or their proxies) present shall choose some Member (or proxy) present to be Chairman.

76.	The Chairman with the consent of any meeting at which a quorum is present may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, seven clear days’ notice at the least specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

77.

At any General Meeting or meeting of a class of Members a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by the Chairman or by a Member or Members representing not less than one-fifth of the total voting rights of all the Members

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having the right to vote at the meeting or by a Member or Members holding shares on which an aggregate sum has been paid up equal to not less than one-fifth of the total sum paid up on all the shares conferring that right. Unless a poll is so demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

78.	If a poll is duly demanded it shall be taken in such a manner and at such place as the Chairman may direct (including the use of ballot or voting papers or tickets) and the result of a poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

79.	The Chairman may in the event of a poll appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

80.	A poll demanded on the election of a Chairman and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs not being more than thirty days from the day of the meeting or adjourned meeting at which the poll was demanded.

81.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

82.	A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

83.	In the case of an equality of votes whether on a show of hands or on a poll the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

84.	Minutes of all resolutions and proceedings of General Meetings or meeting of a class of Members shall be duly and regularly entered in a book provided.

VOTES OF MEMBERS

85. (a)	Subject to the provisions of Article 14 and Article 85(b), only the Ordinary Shares shall carry the right to attend and vote at General Meetings of the Company and to due notice thereof. At such meetings, each Ordinary Shareholder shall have one vote for each Ordinary Share registered in his name.

(b)

Both Ordinary Shares and preference shares shall carry the right to attend and vote at General Meetings (Annual or Extraordinary) of the Company at which a Special Resolution to wind up the Company is to be proposed and to due notice thereof. At any such meetings the Ordinary Shareholders and the preference

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shareholders shall, respectively, be able to cast 34 votes and 66 votes, such votes being divided equally between the Ordinary Shares and the preference shares (according to liquidation preference), as the case may be, then in issue.

86.	In the case of joint holders of a share, the vote of the first-named who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose “first-named” shall be determined by the order in which the names stand in the Register in respect of the shares.

87.	A Member who has appointed special and general attorneys or a Member to whom a guardian has been appointed or a Member of unsound mind in respect of whom an order has been made by any court having jurisdiction in lunacy may vote whether on a show of hands or on a poll by his said attorney or guardian appointed by such court and such attorney or guardian may on a poll vote by proxy PROVIDED THAT such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office (or such other place as the Directors may from time to time prescribe) not less than forty-eight hours before the time of holding the meeting or adjourned meeting at which such person claims to vote.

88.	Unless the Directors otherwise determine, no Member shall be entitled to vote at any General Meeting or meeting of a class of Members of the Company either personally or by proxy or exercise any privileges as a Member unless all calls or other sums presently payable by him in respect of shares in the Company of which he is the holder or one of the joint holders have been paid.

89.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

90.	On a poll votes may be given either personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

91.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under its common seal or under the hand of an officer or attorney so authorised.

92.	Any person (whether a Member of the Company or not) may be appointed to act as proxy. A Member may appoint more than one proxy to attend on the same occasion.

93.

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the Office or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight

42

hours before the time appointed for holding the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution except at any adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

94.	An instrument of proxy shall be in the following form or such other form as the Directors may approve:

“MUFG CAPITAL FINANCE 1 LIMITED

FORM OF PROXY

I/WE                      of              being a Member/Members of the above named Company hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the [Annual/Extraordinary General Meeting/class meeting of [describe class] of Members] of the Company to be held on the day of                      and any adjournment thereof

Signed this              day of                      20[    ]

This form is to be used * to vote [[            ] [describe class] Shares in favour] [and] [[            ] [describe class] Shares against ]* the Resolution. Unless otherwise instructed the proxy will vote or abstain from voting as he thinks fit.

* Complete as appropriate”

95.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the transfer of the share in respect of which the instrument of proxy is given PROVIDED THAT no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or the venue for the meeting or adjourned meeting) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

96.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body or officers authorised by such body authorise such person as it thinks fit to act as its representative at any meeting of any class of Members of the Company and the person so authorised shall be entitled to exercise the same power on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

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DIRECTORS

97.	The number of Directors shall not be less than two or more than four. The Independent Director shall be such Director qualified to act as such as the Board shall from time to time designate subject to the provisions of Article 14(b). Directors shall hold office until they resign or are disqualified in accordance with Article 106 or, in the case of the Independent Director, replaced in accordance with the provisions of Article 14(b). The Company may at any time, and shall at all times when any Preferred Securities are in issue, have one (and only one) Independent Director.

98.	Subject to the provisions of Article 97 the Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next following Annual General Meeting and shall then be eligible for re-election.

99. (a)	The Directors shall be entitled to such remuneration as may be voted to them by the Company in General Meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings of the Company or in connection with the business of the Company.

(b)	The Directors may grant special remuneration to any Director who, being called upon, shall be willing to render any special or extra services to the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by a lump sum or by way of salary or commission or by any or all of those modes or otherwise.

100.	A Director need not be a Member of the Company.

ALTERNATE DIRECTORS

101.	Each Director shall have the power to nominate another Director or any other person to act as an alternate Director in his place at any meeting of the Directors at which he is unable to be present and at his discretion to remove such alternate Director and on such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company and each alternate Director whilst acting in the place of an absent Director shall exercise and discharge all the functions powers and duties of the Director he represents.

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102.	Any Director of the Company who is appointed as alternate Director shall be entitled at a Meeting of the Directors to cast a vote on behalf of his appointor in addition to the vote to which he is entitled in his own capacity as a Director of the Company and for quorum purposes shall count as a separate and additional director present but not so that less than two individuals shall be capable of constituting a quorum.

103.	Any person appointed as an alternate Director shall vacate such office as such alternate Director if and when the Director for whom he has been appointed vacates his office as Director.

104.	The remuneration of such an alternate Director shall be payable out of the remuneration payable to the Director appointing him and the proportion thereof shall be agreed between them.

105. (a)	Every instrument appointing an alternate Director shall as nearly as circumstances will admit be in the following form:

“MUFG CAPITAL FINANCE 1 LIMITED

I                      a Director of the above named Company in pursuance of the power in that behalf contained in the Articles of Association of the Company do hereby nominate and appoint                      of                      to act as alternate Director in my place at any meeting of the Directors which I am unable to attend and to exercise all my duties as a Director of the Company.

Signed this                      day of                     , 20[    ] .”

(b)	The appointment of an alternate Director and any revocation thereof shall take effect when lodged at the Office.

DISQUALIFICATION AND RETIREMENT OF DIRECTORS

106.	The office of a Director shall be vacated in any of the following events namely if:

(a)	he resigns his office by notice in writing signed by him and left at the Office;

(b)	he becomes bankrupt or makes any arrangements or composition with his creditors generally;

(c)	he becomes of unsound mind;

(d)	he is absent from Meetings of the Directors for four successive Meetings without leave expressed by a resolution of the Board and the Directors resolve that his office be vacated; or

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(e)	in the case of an Independent Director, he is removed by the Preferred Securityholders in accordance with Article 14(b).

107.	The Directors holding office at the date of the adoption of these Articles shall continue to hold office subject to Article 106.

108.	Not less than four nor more than twenty-eight clear days notice in writing shall be given to the Company of the intention of any Member to propose any person other than a retiring Director for election to the office of Director and by such person of his or her willingness so to be elected, PROVIDED ALWAYS THAT if the Members present at a General Meeting unanimously consent the Chairman of such meeting may waive the said notice to propose any person for election and submit to the meeting the name of any person so nominated and PROVIDED FURTHER THAT such person indicates either at the meeting or beforehand his willingness to be elected.

TRANSACTIONS WITH DIRECTORS

109.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director or such terms as to tenure of office or otherwise as the Directors may determine.

110. (a)	Save as otherwise provided in this Article 110, any Director shall be entitled to vote (and be counted in the quorum at any relevant meeting) in respect of any matter contemplated by the Memorandum of Association or in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed by him at or prior to its consideration and any vote thereon.

(b)	Save as herein provided, a Director shall not be entitled to vote (nor be counted in the quorum) in respect of any resolution concerning any of the following matters namely:

(i)	The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security.

(ii)	Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.

(iii)

Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, PROVIDED THAT he is the holder of or beneficially interested in 1 per cent. or more of any class of the equity

46

share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances).

(iv)	The giving of any security or indemnity to such Director in accordance with Article 153.

(v)	Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by any relevant taxing authority.

(c)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (b) (iii) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

111.	The Company may by Ordinary Resolution suspend or relax the provisions of Article 110 to any extent or ratify any transaction not duly authorised by reason of a contravention of the preceding Article.

112.	Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director PROVIDED THAT nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

113. (a)	Any Director may continue to be or become a director, manager or other officer or member of any company in which the Company may be interested or with which it may transact and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company.

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(b)	Subject to Article 110, the Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company).

POWERS OF DIRECTORS

114. (a)	Subject to the provisions below relating to the Independent Director, the business of the Company shall be managed by the Directors who may exercise all powers of the Company as are not by the Statute or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statute and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting but no regulations made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. Subject as aforesaid, the general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

(b)	Notwithstanding the provisions of Article 114(a), the Board shall not have the power to authorise and shall not cause or permit the Company to take any of the following actions on behalf of the Company without the prior Consent of the Independent Director and the approval of a majority of the Board:

(i)	the issue of any class or series of equity securities other than Ordinary Shares, other Junior Shares or such shares as shall be approved by each Preferred Securityholder pursuant to Article 11;

(ii)	the establishment, amendment or modification of the Investment Policies;

(iii)	redemption or repurchase of any Junior Shares (except for the pro rata redemption of Ordinary Shares on any Redemption Date, as referred to in Article 13(f));

(iv)	the conversion of the Company into another type of entity or the consolidation or merger of the Company with or into any other entity, the consolidation or merger of any other entity with or into the Company or the sale of all or substantially all of the assets of the Company; and

(v)	appointment or designation of the Paying Agent or Registrar.

(c)	Notwithstanding anything in these Articles to the contrary, the Independent Director, acting alone and without the vote or consent of the other members of the

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Board, has the right on behalf of the Company to enforce the Guarantee Agreement in accordance with its terms.

115.	The Directors may from time to time and at any time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

116.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

117.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors.

118.	The quorum necessary for the transaction of business of the Directors may be fixed by the Directors, and unless so fixed at any other number, shall be two. For the purposes of this Article an Alternate Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

119.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in their number or of summoning General Meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any Member having the right to attend and vote at General Meetings may summon a General Meeting for the purpose of appointing Directors.

120.

The Directors may from time to time elect and remove a Chairman and if they think fit a Deputy Chairman and determine the period for which they respectively are to hold office. The Chairman or failing him the Deputy Chairman shall preside at all meetings of the Directors but if there be no Chairman or Deputy Chairman or if at any meeting the Chairman or Deputy Chairman be not present within five minutes after the time

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appointed for holding the same the Directors present may choose one of their number to be Chairman of the Meeting.

121.	Members of the Board of Directors may constitute a meeting of the Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a conference call pursuant to this provision shall be deemed to constitute presence in person at a meeting. A resolution in writing signed by all the Directors for the time being entitled to receive a notice of a meeting of the Directors shall be as valid and effectual as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors.

122.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

123.	The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

124.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under Article 123.

125.	All acts done by any meeting of Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

126.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of the committee of Directors.

Any such minute if purporting to be signed by the Chairman of the meeting at which the proceedings took place or by the Chairman of the next succeeding meeting shall be conclusive evidence of their proceedings.

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BORROWING POWERS

127.	The Directors shall not be permitted to exercise any of the powers of the Company to borrow or raise money and secure any debt or obligation of or binding on the Company in any manner including by the issue of debentures (perpetual or otherwise) or to secure the repayment of any money borrowed raised or owing by mortgage, charge, pledge or lien upon the whole or any part of the Company’s undertaking property or assets (whether present or future) or by a similar mortgage, charge, pledge or lien to secure or guarantee the performance of any obligation or liability undertaken by the Company or any third party.

MANAGING DIRECTORS

128.	The Directors may from time to time appoint one or more of their body to be a Managing Director or Managing Directors of the Company and may fix his or their remuneration.

129.	The Directors may from time to time entrust to and confer upon the Managing Director or Managing Directors all or any of the powers of the Directors (not including the power to make calls, forfeit shares, borrow money or issue debentures) that they may think fit. But the exercise of all powers by the Managing Directors shall be subject to all such regulations and restrictions as the Directors may from time to time make and impose and the said powers may at any time be withdrawn, revoked or varied.

SECRETARY

130.	The Secretary shall be appointed by the Directors. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary or if there is no Assistant or Deputy Secretary capable of acting by or to any officer of the Company authorised generally or specially in that behalf by the Directors PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in the place of the Secretary.

131.	No person shall be appointed to hold office as Secretary who is:

(a)	the sole Director of the Company; or

(b)	a corporation the sole director of which is the sole Director of the Company; or

(c)	the sole director of a corporation which is the sole Director of the Company.

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THE SEAL

132. (a)	The Directors shall provide for the safe custody of the Seal and the use of the Seal shall be authorised or ratified by a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may from time to time make such regulations as they see fit determining the persons and the number of such persons who should countersign a document to which the Seal shall be affixed and until otherwise determined every instrument to which the Seal shall be affixed shall be countersigned by at least one Director or the Secretary or some other person duly authorised by the Directors.

(b)	The Company may exercise the powers conferred by the Statute with regard to having duplicate seals, whether with or without reference on their face as to the place or places where they are to be used, and such powers shall be vested in the Directors. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal.

SHARE PREMIUM ACCOUNT

133.	The Directors shall establish a Share Premium Account to which from time to time shall be credited a sum equal to the amount or value of any premiums paid on the issue of any share and shall at all times comply with the provisions of the Statute in relation to the Share Premium Account.

ACCOUNTS

134.	The Directors shall cause to be kept proper accounts with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which such receipts and expenditure take place;

(b)	all sales and purchases by the Company; and

(c)	the assets and liabilities of the Company.

135.	The books of account shall be kept at the Office or at such other place as the Directors think fit and shall always be open to inspection by the Directors.

136.	No Member (other than a Director) shall have any right to inspect any account or book or document of the Company except as conferred by the Statute or authorised by the Directors or by the Company in General Meeting.

137.	The Directors shall from time to time cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as shall give a true and fair view of the state of the Company’s affairs and explain its transactions and otherwise as may be required by the Statute, made up to such accounting date in each year as the Directors may decide.

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138.	A printed copy of the Directors’ Report and Auditors’ Report accompanied by the Balance Sheet (including every document required by the Statute to be annexed thereto) and Profit and Loss Account shall upon request be delivered or sent by ordinary post to the registered address of each Member.

139.	The provisions of Articles 140 through 144 shall apply solely for the purpose of determining the treatment of the income of the Company and the allocation of such income among the Members for United States federal income tax purposes.

140.	The Members intend for the Company to be treated as a partnership for United States federal (and corresponding state and local) income tax purposes only. No Member shall make any election to the contrary.

141.	The taxable year of the Company for United States federal income tax purposes shall be the calendar year.

142.	The holder of the Ordinary Shares shall act as the “tax matters partner” under the Code and in any similar capacity under applicable law.

143.	There shall be established for each Member on the books of the Company as of the date hereof, a capital account (each, a “Capital Account”). Each amount paid to the Company by a Member in connection with a subscription for Preferred Securities, if any, shall be credited to the Capital Account of such Member on the date such capital is paid to the Company. In addition, each Member’s Capital Account shall be (a) credited with (i) such Member’s share of any Net Income of the Company determined pursuant to Article 144 and (ii) the amount of any Company liabilities assumed by such Member or secured by any Company property distributed to such Member; (b) debited with (i) distributions to such Member of cash or the fair market value of other property, (ii) such Member’s share of Net Loss of the Company determined pursuant to Article 144, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company; and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code or otherwise under these Articles shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Member’s interest in the Company.

144.

For the purposes of Article 143, Net Income (Loss) of the Company for each fiscal period shall be allocated to the Capital Accounts of the Members that hold Preferred Securities to the extent of the dividends actually payable for such period under these Articles with respect to the Preferred Securities. Such allocation to Members that hold Preferred Securities shall be made first from the payments received on BTMUPC1 Preferred Securities to the extent of such payments and thereafter from other income of the Company. The remainder of the Net Income (Loss) of the Company for each fiscal period shall be allocated to the Capital Account of the Member that holds the Ordinary Shares. The foregoing provisions and the other provisions of these Articles relating to the maintenance of Capital Accounts are intended to comply with United States Treasury

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Regulations Section 1.704-1(b). The holder of the Ordinary Shares may cause the allocation of items among the Capital Accounts in its discretion in order to comply with those United States Treasury Regulations. All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for United States federal, state and local income tax purposes consistent with the manner in which the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to these Articles, except as otherwise may be provided herein or by the Code. The holder of the Ordinary Shares shall determine all matters concerning allocations for United States federal income tax purposes not expressly provided for in these Articles in its sole discretion.

AUDIT

145.	The Auditors of the Company shall be appointed by the Directors from time to time.

146.	The remuneration of any Auditor or Auditors appointed by the Directors shall be fixed by the Directors.

NOTICES

147.	Any notice or document may be served by the Company on any Member either personally or by sending it through the post as a prepaid letter addressed to such Member at his address as appearing in the Register or via facsimile.

148.	Notices to be posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

149.	Any Member present either personally or by proxy at any Meeting of the Company shall for all purposes be deemed to have received due notice of such meetings and, where requisite, of the purposes for which such meeting was convened.

150.	Notices delivered personally or via facsimile shall be deemed delivered on the date of delivery or dispatch, as the case may be. Notices posted shall be deemed delivered on the fifth day following the date of posting.

WINDING UP

151.	The Company shall be voluntarily wound up:

(a)	if a Special Resolution that the Company be wound up is duly adopted in accordance with the Statute and these Articles; or

(b)	automatically without the need for any further action in the event of the registration of the completion of the liquidation in respect of MUFG with the relevant legal affairs bureau in accordance with applicable Japanese law, in which case the provisions of Section 133(2) of the Statute shall apply to the appointment of liquidators of the Company.

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152. (a)	If the Company shall be wound up or dissolved the assets available for distribution among the Members shall be applied first in payment of amounts due to Preferred Securityholders in accordance with Article 16 and subject to any special rights attaching to any class or series thereof and thereafter any surplus shall be paid to the Ordinary Shareholders or otherwise in accordance with the rights attaching to any other classes or series of shares in issue. Amounts payable to Members holding any class or series of shares shall be paid pro rata to the number of shares of such class or series respectively held by them.

(b)	If the Company shall be wound up, the liquidator may with the authority of a Special Resolution of the class(es) concerned divide among the Members of the class(es) concerned in specie the whole or any part of the assets of the Company and whether or not the assets shall consist of property of a single kind and may for such purposes set such value as he deems fair upon any one or more class or classes or property and may determine how such division shall be carried out, consistently with the provisions of these Articles as between the Members or different classes of Members. The liquidator may with the like authority vest any part of the assets in trustees upon such trusts for the benefit of Members, consistent with the provisions of these Articles and the rights attaching to any particular class(es) of shares, as the liquidator with the like authority shall think fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares in respect of which there is liability.

INDEMNITY

153.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default, respectively, and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, officer or trustee.

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FINANCIAL YEAR

154.	The first financial year of the Company shall begin on the date of incorporation of the Company and end on 24 January 2007 and thereafter financial years of the Company shall end on the calendar day prior to the Dividend Payment Date in January in each succeeding year unless the Directors shall by resolution prescribe some other period or periods therefor.

AMENDMENTS TO ARTICLES

155.	Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

UNCLAIMED AMOUNTS

156.	Any dividend payment which is unclaimed within five years from the payment date in respect thereof and any redemption amount which is unclaimed within ten years from the paymen/8-t date in respect thereof shall be forfeited for the benefit of the Company.

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THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

MUFG CAPITAL FINANCE 2 LIMITED

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MUFG CAPITAL FINANCE 2 LIMITED

(as adopted by Special Resolution dated 28 February 2006)

Terms defined in the Articles of Association of MUFG Capital Finance 2 Limited shall have the same meaning when used herein.

1. The name of the Company is MUFG Capital Finance 2 Limited.

2. The Registered Office of the Company shall be at the offices of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are the following:

(a)	to issue Ordinary Shares to MUFG or a subsidiary of MUFG;

(b)	to issue preference shares (including Preferred Securities);

(c)	to use the proceeds from the issue of the Preferred Securities to fund the purchase of BTMUPC2 Preferred Securities with a corresponding par value and liquidation preference;

(d)	to make the Junior Subordinated Loan to MUFG acting through its head office under the Junior Subordinated Loan Agreement;

(e)	to make other Eligible Investments pursuant to the Investment Policies from time to time; and

(f)	to enter into all contracts and undertakings and engage in all activities and transactions as the Directors may consider necessary or desirable for the purpose of carrying out of the objects described in paragraphs 3(a) - (e) above inclusive.

2

4. The Company may not engage in any activities other than as stipulated in paragraphs 3(a) - (f) inclusive above.

5. The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6. The authorised share capital of the Company is the aggregate of (i) €1,500,000,000 divided into 1,500,000 preference shares of €1,000 par value each and (ii) €5,000,000 divided into 5,000,000 Ordinary Shares of €1 par value each, each having the respective rights set forth in the Articles, with power for the Company insofar as is permitted by statute and subject to the Articles, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of statute and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Statute and, subject to the provisions of the Statute and the Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

3

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

of

MUFG CAPITAL FINANCE 2 LIMITED

I N D E X

PRELIMINARY	18

SHARE CAPITAL	18

NON RECOGNITION OF TRUSTS	18

ORDINARY SHARES	18

SPECIAL DIVIDEND ON ORDINARY SHARES	19

ISSUE OF PREFERRED SECURITIES	19

DIVIDENDS ON PREFERRED SECURITIES	19

VOTING RIGHTS ATTACHING TO PREFERRED SECURITIES	27

REDEMPTION AND PURCHASE OF PREFERRED SECURITIES	29

RIGHTS OF PREFERRED SECURITIES ON LIQUIDATION	30

VARIATION OF SHARE CAPITAL	31

TRANSFER OF SHARES	32

TRANSMISSION OF SHARES	33

REGISTER OF MEMBERS	34

SHARE CERTIFICATES	35

JOINT HOLDERS OF SHARES	35

LIEN	36

FORFEITURE OF SHARES	38

GENERAL MEETINGS	39

NOTICE OF GENERAL MEETINGS	39

PROCEEDINGS AT GENERAL MEETINGS	40

VOTES OF MEMBERS	42

FORM OF PROXY	43

DIRECTORS	44

ALTERNATE DIRECTORS	45

DISQUALIFICATION AND RETIREMENT OF DIRECTORS	46

TRANSACTIONS WITH DIRECTORS	46

POWERS OF DIRECTORS	48

PROCEEDINGS OF DIRECTORS	49

BORROWING POWERS	51

MANAGING DIRECTORS	51

SECRETARY	52

THE SEAL	52

SHARE PREMIUM ACCOUNT	53

ACCOUNTS	54

AUDIT	54

NOTICES	54

WINDING UP	55

INDEMNITY	56

FINANCIAL YEAR	56

AMENDMENTS TO ARTICLES	56

UNCLAIMED AMOUNTS	56

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MUFG CAPITAL FINANCE 2 LIMITED

(as adopted by Special Resolution dated 28 February 2006)

1.	In these Articles, Table A in the Schedule to the Statute shall not apply and words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

Words	Meanings
“Additional Amounts”	as defined in Article 13(k).

“Administrative Action”	any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any court, governmental authority or regulatory body having appropriate jurisdiction.

“Agency Agreement”	the agency agreement to be entered into between the Company, MUFG, JPMorgan Chase Bank, N.A., London Branch as Paying Agent and Calculation Agent and JPMorgan Chase Bank, N.A. as Registrar or with such other parties in such other capacities as may be otherwise approved by the Directors.

“Applicable Dividend Rate”	the fixed or floating rate per annum (which may or may not be based on Six-Month EURIBOR) specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities which terms may include provision for the amendment or change in the basis of calculation of such rate from time to time.

“Articles”	these Articles of Association of MUFG Capital Finance 2 Limited, as amended, restated, supplemented or varied from time to time.

“Assets”	the total assets of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG but adjusted for contingencies and subsequent events, all valued in such manner as a representative director of MUFG or MUFG’s auditors or liquidator (as the case may be) may determine.

“Auditors”	the auditors of the Company from time to time.

“Available Distributable Profits”	as defined in Article 13(j).

“Bank”	The Bank of Tokyo-Mitsubishi UFJ, Ltd., a joint stock company organised under the laws of Japan.

“Banking Law”	the Japanese Banking Law (Law No. 59 of 1981 as amended).

“Bankruptcy Event”	shall be deemed to occur: (i) upon the occurrence of a Liquidation Event; or (ii) if a competent court in Japan shall have (a) adjudicated the commencement of corporate reorganisation proceedings (kaisha kousei) in respect of MUFG under the Corporate Reorganisation Law, (b) adjudicated the commencement of corporate rehabilitation proceedings (kaisha seiri) in respect of MUFG under the Commercial Code or (c) adjudicated the commencement of civil rehabilitation proceedings (minji saisei) in respect of MUFG under the Civil Rehabilitation Law.

“Bankruptcy Law”	the Japanese Bankruptcy Law (Law No.75 of 2004 as amended).

“BTMUPC2”	BTMU Preferred Capital 2 Limited.

“BTMUPC2 Preferred Securities”	preference shares in the capital of BTMUPC2 as defined in the Articles of Association of BTMUPC2 and having the rights provided for such shares thereunder.

“Business Day”	a day on which banks are open for dealing in foreign currency and exchange in London and Tokyo and which is also a TARGET Business Day.

“Calculation Agent”	the calculation agent with respect to the Preferred Securities appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A., London Branch pursuant to the Agency Agreement.

“Civil Rehabilitation Law”	the Japanese Civil Rehabilitation Law (Law No. 225 of 1999 as amended).

“Clearstream”	Clearstream Banking, société anonyme.

“Code”	the United States Internal Revenue Code of 1986, as amended, including any successor provisions and transition rules, whether or not codified.

“Commercial Code”	the Japanese Commercial Code (Law No. 48 of 1899 as amended).

“Committee”	a committee of the Directors of the Company appointed in accordance with the provisions of Article 123.

“Common Depositary”	a common depositary for Euroclear and Clearstream including any successor common depositary approved in advance by the Independent Director, which will initially be JPMorgan Chase Bank, N.A., London Branch.

“Company”	MUFG Capital Finance 2 Limited.

“Company Law”	the Japanese Company Law (Law No. 86 of 2005).

“Condition for Liquidation Payment”	either of the following conditions: (i) in the case of liquidation of MUFG, all Senior Debt held by creditors of MUFG entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders is paid or otherwise satisfied in full pursuant to the provisions of the Commercial Code or the Company Law on or after the effective date thereof; or (ii) in the case of corporate reorganisation of MUFG where a decree of approbation of a corporate reorganisation plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) of MUFG becomes final and conclusive, all Senior Debt as modified or reduced by such plan appearing in such plan at the date such decree has become final and conclusive is paid or otherwise satisfied in full in accordance with the terms of such plan; provided, however, that in the case of either (i) or (ii) above, the Company shall have distributed a special dividend on the Ordinary Shares pursuant to Article 10 of these Articles.

“Consent of the Independent Director”	the written resolution, approval or consent of the Independent Director.

“Core Capital”	core capital (kihonteki koumoku) as such term is used in the capital adequacy guidelines of or supervised by the FSA as replaced, modified or superseded from time to time.

“Core Capital Linked Junior Debt”	liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking (a) senior in priority of payment as to liquidation distributions to common shares of MUFG and (b) junior in priority of payment as to liquidation distributions to Senior Preferred Liquidation Shares.

“Core Capital Linked Most Junior Debt”	liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking junior in priority of payment as to liquidation distributions to Core Capital Linked Junior Debt.

“Core Capital Linked Senior Debt”	(i) liabilities of MUFG under the Guarantee Agreement and (ii) other liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking equal in priority of payment as to liquidation distributions to Senior Preferred Liquidation Shares.

“Corporate Reorganisation Law”	collectively the Japanese Corporate Reorganisation Law (Law No. 154 of 2002 as amended) and the Japanese Law concerning Special Measures, Etc. for Corporate Reorganisation Procedures for Financial Institutions, Etc. (Law No. 95 of 1996 as amended).

“Determination Date”	the second TARGET Business Day before the first day of each Dividend Period commencing on and including the Dividend Payment Date in July 2016.

“Directors” or “Board”	the Directors of the Company for the time being or, as the case may be, the Directors assembled as a Board including, where the context permits, the Independent Director.

“Distributable Profits Limitation”	the limitation on declaring or paying dividends described in Article 13(j).

“Dividend Limitation”	the limitation or prohibition on dividends described in Article 13(i).

“Dividend Payment Date”	the 25th day of January and July of each year (or if such day is not a Business Day, the immediately succeeding Business Day unless such day would fall in the next calendar month in which case such day shall be the immediately preceding Business Day), or as may be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities, with the first such date to be 25 July 2006.

“Dividend Period”	each period commencing on and including a Dividend Payment Date (or in respect of the first such period, the relevant Issue Date or such other date as may be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities) and continuing to but not including the next succeeding Dividend Payment Date, or any other period as may be specified in the resolutions of the Board establishing the terms of the Preferred Securities.

“Eligible Investments”	the assets or investments which the Company may hold pursuant to the Investment Policies and consist of the BTMUPC2 Preferred Securities, the Junior Subordinated Loan and securities (including deposits and loans) issued by MUFG or its affiliates which are organised and resident for tax purposes outside the United States (including the Bank), provided that Eligible Investments shall not include any debts or securities (including deposits and loans) which give rise to U.S. source gross income or gross income effectively connected with a conduct of a U.S. trade or business for U.S. federal income tax purposes.

“Euro” and “€”	the lawful currency of those member states of the European Union which are participating in the European Economic and Monetary Union pursuant to the Treaty on European Union.

“Euroclear”	Euroclear Bank S.A./N.V. as operator of the Euroclear System.

“Euro-zone”	the geographic region comprising the European Union member states that have adopted the Euro as a common currency in accordance with the Treaty establishing the European Community, as amended.

“FSA”	the Financial Services Agency of Japan or any successor thereto.

“General Meeting”	any annual or extraordinary meeting of the shareholders of the Company.

“Guarantee Agreement”	the subordinated guarantee agreement entered into between MUFG, the Company, JPMorgan Chase Bank, N.A. as Registrar and JPMorgan Chase Bank, N.A., London Branch as Paying Agent on or before the Issue Date, under which MUFG shall, inter alia, guarantee the obligations of the Company to the Preferred Securityholders in respect of the payment of dividends, the Redemption Price and the Liquidation Preference Amount payable with respect to the Preferred Securities and assume obligations to provide financial assistance to the Company.

“Independent Director”	a member of the Board designated as such pursuant to Article 97 or appointed by the Preferred Securityholders pursuant to Article 14(b) and who shall not during the preceding ten years have been a director or employee of MUFG or any of its direct or indirect subsidiaries or affiliates (other than a director of any direct or indirect subsidiary (including, without limitation, BTMUPC2) of MUFG acting as an independent director pursuant to provisions similar to Article 97 or Article 14(b)).

“Insolvency Event”	shall be deemed to occur if (x)(a) MUFG is not able or, as a result of the payment of dividends otherwise due on a Dividend Payment Date, will not be able to pay its debts as they become due (meaning insolvent

(shiharai-funo) within the meaning of the Bankruptcy Law) or (b) its Liabilities (other than Core Capital Linked Senior Debt, Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt) exceed or after giving effect to the payment of such dividends would exceed its Assets or (y) the FSA, or other administrative agency in charge of financial supervision in Japan has taken any statutory action in relation to MUFG based upon its determination that MUFG is insolvent.

“Investment Policies”	the Company’s investment policies established by resolution of the Directors with the prior Consent of the Independent Director.

“Issue Date”	the date of issue of the Preferred Securities to be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities.

“Issue Price”	€1,000.

“in writing”	written, produced in facsimile form, printed, lithographed or photographed or represented by any other substitute for writing or partly one and partly another.

“Junior Subordinated Loan”	the perpetual Euro denominated subordinated loan by the Company to MUFG acting through its head office, constituting Core Capital Linked Junior Debt of MUFG and made pursuant to the Junior Subordinated Loan Agreement.

“Junior Subordinated Loan Agreement”	the subordinated loan agreement in relation to the Junior Subordinated Loan entered into between the Company (as lender or as assignee of the lender) and MUFG (as borrower) acting through its head office, as supplemented or amended from time to time.

“Junior Shares”	the Ordinary Shares and all other classes and series of equity securities of the Company now or hereafter issued other than (i) Preferred Securities or (ii) Senior Shares.

“law”	includes any law, judicial order or treaty or any regulation, rule, official directive, request, published practice or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory or other authority including, without limitation and where the context so permits, any self regulatory organisation of which the Company or MUFG is a member.

“Liabilities”	the total liabilities of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG, but adjusted for contingencies and subsequent events, all valued in such manner as a representative director of MUFG or MUFG’s auditors or liquidator (as the case may be) may determine.

“Liquidation Claim”	the claim in the liquidation proceedings of MUFG (a) of the Company and the Preferred Securityholders evidenced by the Guarantee Agreement or (b) of the Company evidenced by the Junior Subordinated Loan Agreement in an amount equal to (i) the Liquidation Preference Amount or (ii) the principal amount of the Junior Subordinated Loan plus accrued and unpaid interest thereon to (but not including) the date such Liquidation Period commenced, as the case may be, provided, however, that (1) the Liquidation Claim under a Guarantee Agreement shall not accrue and become payable unless and until, or (2) the Liquidation Claim under the Junior Subordinated Loan Agreement shall become payable only if, the relevant Condition for Liquidation Payment shall have occurred and then only to the extent of the relevant Liquidation Distribution Amount.

“Liquidation Distribution Amount”	(i) in relation to claims evidenced by the Guarantee Agreement, the amount payable in respect of the Liquidation Claim represented or evidenced thereby equal to the amount which would have been paid from the assets of MUFG if (x) all Core Capital Linked Senior Debt had been Senior Preferred Liquidation Shares, (y) all Core Capital Linked Junior Debt had been preferred shares directly issued by MUFG which rank in priority of payment as to liquidation distributions (a) senior to common shares of MUFG and (b) junior to Senior Preferred Liquidation Shares and (z) all Core Capital Linked Most Junior Debt had been subordinated shares directly issued by MUFG which rank equal or junior in priority of payment as to liquidation distributions to common shares of MUFG and (ii) in relation to claims evidenced by the Junior Subordinated Loan Agreement, the amount payable in respect of the Liquidation Claim represented or evidenced thereby equal to the amount which would have been paid in respect of the Junior Subordinated Loan from the assets of MUFG if (x) all Core Capital Linked Senior Debt had been Senior Preferred Liquidation Shares, (y) all Core Capital Linked Junior Debt had been preferred shares directly issued by MUFG which rank in priority of payment as to liquidation distributions (a) senior to common shares of MUFG and (b) junior to Senior Preferred Liquidation Shares and (z) all Core Capital Linked Most Junior Debt had been subordinated shares directly issued by MUFG which rank equal or junior in priority of payment as to liquidation distributions to common shares of MUFG.

“Liquidation Event”	shall be deemed to occur if (a) liquidation proceedings (seisan) in respect of MUFG under the laws of Japan (including the special liquidation proceedings (tokubetsu seisan) in respect of MUFG under the Commercial Code or the Company Law on or after the effective date thereof) are commenced or (b) a competent court in Japan shall have (x) adjudicated the commencement of bankruptcy proceedings (hasan) in respect of MUFG pursuant to the provisions of the Bankruptcy Law or (y) approved a preparation of a reorganisation plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) which provides for liquidation of MUFG pursuant to the provisions of the Corporate Reorganisation Law.

“Liquidation Period”	any period during which a Liquidation Event has occurred and is continuing.

“Liquidation Preference”	€1,000.

“Liquidation Preference Amount”	the Liquidation Preference (plus unpaid dividends that have become definitive, if any), and an amount equal to dividends calculated in accordance with the provisions of these Articles and/or the resolution of the Board establishing the terms of the Preferred Securities in respect of the period from and including the Dividend Payment Date most recently occurring prior to the occurrence of the Liquidation Event to but not including the date of the Liquidation Event).

“Make Whole Amount”	as applied to any date of redemption of the Preferred Securities, the higher of (x) the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period and (y) an amount equal to the sum of (i) the present value of the Liquidation Preference of the Preferred Securities, assuming a repayment thereof on the Dividend Payment Date in July 2016, plus (ii) the present value of the remaining payments of dividends scheduled to be paid to and including the Dividend Payment Date in July 2016, in each case discounted from the relevant Dividend Payment Date to the redemption date on the basis of the actual number of days in such period divided by 365 (or, if any portion of that period falls in a leap year, the sum of (A) the actual number of days in that portion of that period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the period falling in a non-leap year divided by 365), and in the case of an incomplete month, the number of days elapsed, at the applicable Euro Bond Yield plus a spread as specified in the resolution of the Board or a Committee thereof establishing the terms of the Preferred Securities. For purposes of this definition, the applicable “Euro Bond Yield” shall be calculated as follows: the Calculation Agent, in consultation with the Bank, will appoint five primary bond dealers who are credit institutions or financial services institutions that regularly deal in bonds and other debt securities in the Euro market (a “Primary Euro Bond Dealer”) or their respective successors as reference dealers, provided, however, that if any such dealer ceases to be a Primary Euro Bond Dealer, the Calculation Agent will (in consultation with the Bank) substitute such dealer with another Primary Euro Bond Dealer.

The Calculation Agent will (in consultation with the Bank) also appoint one of the reference dealers as the quotation agent. The quotation agent will select a Euro benchmark security which would be used at the time of selection and in accordance with customary financial practice to price new issues of corporate debt securities of comparable maturity to the remaining term of the Preferred Securities from the Redemption Date to the Dividend Payment Date in July 2016. The reference dealers will provide the Calculation Agent with the bid and asked prices for the comparable bond issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent at 3:30 p.m. London time on the third Business Day before the redemption date. The Calculation Agent will calculate the average of the bid and asked prices provided by each reference dealer to obtain such reference dealer’s quotation. The Calculation Agent will eliminate the highest and the lowest quotations and then calculate the average of the remaining quotations; provided, however, that if the Calculation Agent obtains fewer than five quotations, it will calculate the average of all the quotations without eliminating any of them. The average quotation is called the “comparable bond price”. The applicable Euro Bond Yield will be determined by the quotation agent and will be the semi-annual equivalent yield to maturity of a security whose price is equal to the comparable bond price, in each case expressed as a percentage of its principal amount. The Calculation Agent may, in consultation with MUFG and the Company, delegate its responsibilities set forth above to a third party.

“Mandatory Suspension Event”	as described in Article 13(a).

“Member”	a person who is registered as the holder of any share in the Register for the time being.

“Month”	calendar month.

“MUFG”	Mitsubishi UFJ Financial Group, Inc., a joint stock company organised under the laws of Japan.

“Net Income (Loss)”	for any fiscal period, the taxable income or loss of the Company for United States federal income tax purposes for such period as determined in accordance with the accounting method used by the Company.

“notice”	a notice in writing unless otherwise required by the context or specifically stated.

“Office”	the Registered Office of the Company.

“Optional Suspension Event”	as described in Article 13(a).

“Ordinary Resolution”	a resolution of the Company passed by a simple majority of the votes cast.

“Ordinary Share”	an Ordinary Share in the capital of the Company of €1.00 par value and issued subject to and in accordance with the provisions of the Statute and having the rights provided for Ordinary Shares under these Articles.

“Ordinary Shareholder”	a registered holder of an Ordinary Share.

“paid up”	shall include credited as paid up.

“Par Value”	€1,000.

“Parity Securities”	securities issued by MUFG’s direct or indirect subsidiaries (other than the Company) ranking on a parity with any class of preferred shares issued by MUFG as to the payment of dividends.

“Paying Agent”	the paying agent with respect to the Preferred Securities appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A., London Branch pursuant to the Agency Agreement.

“personal representative”	an executor or administrator of a deceased individual or a person serving in a similar capacity under the laws of any jurisdiction.

“preference share”	a noncumulative preference share in the capital of the Company including a Preferred Security.

“Preferred Security”	a preference share which is part of a class of preference shares determined to be issued by the Directors pursuant to Article 11 subject to and in accordance with the Statute and having the rights set out in Articles 13 to 16 and otherwise provided for Preferred Securities under these Articles and with a Par Value and such other characteristics as may be determined by the Board or a Committee thereof in accordance with the provisions of these Articles.

“Preferred Securityholder”	a registered holder of a Preferred Security appearing on the Register on the relevant Record Date.

“preference shareholder”	a registered holder of a preference share.

“Record Date”	means, in relation to each Dividend Payment Date or Redemption Date, the date immediately preceding the due date (whether or not a Business Day) for payment of dividends or, as the case may be, redemption amounts on the Preferred Securities.

“Redemption Date”	any date determined for redemption of shares pursuant to these Articles.

“Redemption Price”	€1,000.

“Register”	the Register of Members to be kept pursuant to and in accordance with the Statute, these Articles and the Agency Agreement.

“Registrar”	the registrar appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A. pursuant to the Agency Agreement.

“Regulatory Event”	shall be deemed to have occurred if MUFG’s risk-weighted total capital ratio or risk-weighted Core Capital ratio, calculated in accordance with each applicable standard set forth in the Japanese banking regulations, as of the end of any annual or semi-annual period in respect of which MUFG files with the Prime Minister of Japan (i) an annual securities report or semi-annual securities report that is required to be filed under the Securities and Exchange Law, or (ii) if no such reports are required to be filed thereunder, an annual business report or semi-annual business report that is required to be filed under the Banking Law, were to decline below the minimum percentages required by Japanese banking regulations.

“Regulatory Period”	any period during which a Regulatory Event has occurred and is continuing.

“Seal”	the Common Seal of the Company and includes every duplicate Seal.

“Secretary”	any person appointed by the Directors to perform any of the duties of Secretary of the Company (including a temporary or assistant secretary) and in the event of two or more persons being appointed as joint Secretaries any one or more of the persons so appointed.

“Securities and Exchange Law”	the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended).

“Senior Debt”	(a) for purposes of the application of such term in relation to the Liquidation Claim evidenced by a Guarantee Agreement, all liabilities of MUFG other than Core Capital Linked Senior Debt, Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt and (b) for purposes of the application of such term in relation to the Liquidation Claim evidenced by the Junior Subordinated Loan Agreement, all liabilities of MUFG other than Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt.

“Senior Preferred Dividend Shares”	preferred shares directly issued by MUFG which rank most senior in priority of payment as to dividends and which qualify as Core Capital.

“Senior Preferred Liquidation Shares”	preferred shares directly issued by MUFG which rank most senior in priority of payment as to liquidation distributions and which qualify as Core Capital.

“Senior Shares”	any class or series of equity securities of the Company (including any warrants, options or other rights convertible or exchangeable into any class or series of equity shares) expressly designated as being senior to the Preferred Securities as to payment of dividends and/or rights upon dissolution, liquidation or winding up of the Company.

“Share Premium Account”	the Company’s share premium account established in accordance with the Statute.

“share”	any share in the capital of the Company including a preference share, an Ordinary Share and any fraction of a share.

“signed”	includes a signature or representation of a signature affixed by mechanical means.

“Six-Month EURIBOR”	the floating rate per annum defined in Article 13(c).

“Special Dividend”	as described in Article 10.

“Special Event”	shall be deemed to have occurred if (i) MUFG determines after consultation with the FSA that the Preferred Securities may not be included in the Core Capital of MUFG under each applicable standard set forth in Japanese banking regulations (other than for the reason that the amount of Preferred Securities exceeds any limitations under such applicable standard with respect to the amount of preference shares issued by foreign special purpose vehicle subsidiaries that qualifies as Core Capital): (ii) the treatment of any item of income, gain, loss, deduction or expense of the Company or MUFG related to MUFG’s ownership of the Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by MUFG, will not be respected by a taxing authority, as a result of which MUFG or the Company is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, in each case which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it; (iii) the Company or MUFG pays, or on the next Dividend Payment Date would be obligated to pay, any Additional Amounts, other than as a result of the occurrence of a Tax Event, which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it; (iv) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of a subordinated loan by BTMUPC2 to the Bank made pursuant to the senior subordinated loan agreement or the junior subordinated loan agreement between them, other than as a result of the occurrence of a Tax Event, or (v) the Company receives an opinion of a nationally recognized law firm in the U.S. experienced in such matters to the effect that there is more than an insubstantial risk that the Company is deemed an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

“Special Resolution”	a Special Resolution of the Company passed as such in accordance with Section 60 of the Statute and includes a resolution approved in writing as described therein.

“Statute”	the Companies Law (2004 Revision) of the Cayman Islands, as amended, revised, modified or superseded from time to time.

“Suspension Notice”	as described in Article 13(a).

“TARGET Business Day”	a day (other than a Saturday or a Sunday) on which all relevant parts of the TARGET System are operational.

“TARGET System”	Trans-European Automated Real-time Gross Settlement Express Transfer system, a real-time gross settlement system for the Euro, or any successor thereto.

“Taxes”	any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related to the preceding items).

“Tax Event”	the receipt by the Company of an opinion of a nationally recognised law firm or other tax advisor in the Taxing Jurisdiction experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in laws or treaties (or any regulations thereunder) of the Taxing Jurisdiction, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change (including any announced prospective change) in the official position, general application or official interpretation of any legislative or administrative body, court, governmental authority or regulatory body having appropriate jurisdiction, which amendment, clarification, change or Administrative Action is effective or announced on or after the Issue Date (A) the Company is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges (B) the Company or

MUFG pays, or on the next Dividend Payment Date would be obligated to pay, any Additional Amounts, in each case which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it or (C) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of a subordinated loan by BTMUPC2 to the Bank made pursuant to the senior subordinated loan agreement or the junior subordinated loan agreement between them.

“Taxing Jurisdiction”	(i) any jurisdiction in which the Company or MUFG is organised or otherwise considered to be a resident for tax purposes, (ii) any jurisdiction from which the Company or MUFG makes a payment on the Preferred Securities or the Guarantee Agreement, as the case may be, or (iii) any political subdivision or taxing authority of the above.

2.	In these Articles unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall be deemed to include the plural number and vice versa;

(b)	words importing the masculine or neuter genders only shall include the feminine gender and vice-versa;

(c)	words importing persons shall include companies or associations or bodies of persons, whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive;

(ii)	“shall” and “will” shall be construed as imperative;

(e)	save where otherwise defined in Article 1, words or expressions contained in these Articles shall bear the same meaning as in the Statute unless the context otherwise requires;

(f)	“company” includes references to any body corporate however and wherever incorporated; and

(g)	“property” includes reference to shares, securities, cash and other assets or rights of any nature.

PRELIMINARY

3.	The preliminary expenses incurred in forming the Company shall be payable over such period as the Directors may determine and when paid shall be payable out of the income and/or capital of the Company in such proportions as the Directors may determine.

4.	The Company may in relation to any issue of shares pay such commissions or brokerage as may be lawful.

5.	The business of the Company shall be commenced as soon after the incorporation of the Company as the Directors think fit notwithstanding that any offer of shares may have been only partially subscribed.

SHARE CAPITAL

6.	The authorised share capital of the Company is the aggregate of (i) €1,500,000,000 divided into 1,500,000 preference shares of €1,000 par value each and (ii) €5,000,000 divided into 5,000,000 Ordinary Shares of €1.00 par value each, each such class of share having the rights as hereinafter appearing or as may, in accordance with the provisions of these Articles, be determined by the Directors.

7.	Subject as herein provided and without prejudice to any shares previously issued, all shares in the Company for the time being unissued shall be under the control of the Directors, who may allot and dispose of or grant options over the same to such persons, on such terms and in such manner as they may think fit and they may in their absolute discretion refuse to accept any application for shares.

NON RECOGNITION OF TRUSTS

8.	No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as by these Articles otherwise provided or as by Statute required) any other right in respect of any share, except an absolute right thereto in the registered holder.

ORDINARY SHARES

9.	Ordinary Shares may only be issued to and registered in the name of MUFG or any subsidiary of MUFG and shall be issued at such price as may be determined by the Directors.

SPECIAL DIVIDEND ON ORDINARY SHARES

10.	If a Liquidation Event occurs, the Company shall distribute as a special dividend (whether in specie or otherwise) on the Ordinary Shares (in priority over the Preferred Securities) the BTMUPC2 Preferred Securities held by it and any other financial assets and investments of the Company other than the Guarantee Agreement, the Junior Subordinated Loan and any amounts received or receivable thereunder (the “Special Dividend”).
ISSUE OF PREFERRED SECURITIES

11.

The Directors may allot and issue Preferred Securities in accordance with the provisions of these Articles as they see fit from time to time, which Preferred Securities shall have the rights specified in these Articles and as provided by the resolutions of the Board in relation to the issue of the Preferred Securities in respect of those characteristics of a Preferred Security which these Articles specify may be determined by the Board, as the case may be, and shall bear such designation, if any, as the Directors prescribe prior to their issue. The Preferred Securities will rank pari passu with each other. The Company shall not issue (i) any Senior Shares or (ii) other classes or series of equity securities that rank on a parity with the Preferred Securities as to (a) payment of dividends or (b) rights upon dissolution, liquidation or winding up of the Company and otherwise on such terms as the Directors see fit, in each case without the prior consent of each Preferred Securityholder as contemplated by Article 14(d). The Company shall not issue any class or series of equity securities without the prior Consent of the Independent Director other than Ordinary Shares, other Junior Shares or such shares as shall be approved by each Preferred Securityholder as referred to in the preceding sentence.

12.

Preferred Securities shall be issued at the Issue Price on the Issue Date and on or before such Issue Date (i) the Guarantee Agreement shall be entered into in connection with the Preferred Securities and (ii) the Company shall subscribe for or purchase an equivalent number of fully paid and non-assessable BTMUPC2 Preferred Securities with a par value and liquidation preference corresponding to the Par Value and Liquidation Preference.

DIVIDENDS ON PREFERRED SECURITIES

13.	(a)	Dividends on the Preferred Securities shall be deemed duly declared without further action on the part of the Directors and shall be payable on a noncumulative basis from the Issue Date, semi-annually in arrear on each Dividend Payment Date for the Dividend Period then ending commencing in July 2006, subject to the Company having legally available funds for such purpose and the other qualifications described in these Articles. Dividends on the Preferred Securities will be payable, subject as provided in the following sentence, for each Dividend Period at a rate per annum on the Liquidation Preference equal to the Applicable Dividend Rate. Dividends shall be due and payable on each Dividend Payment Date except in the case of (and to the extent of) a Mandatory Suspension Event or Optional Suspension Event.

The Company shall give notice to the Preferred Securityholders of any receipt by the Company from MUFG of any Suspension Notice promptly upon the receipt thereof by the Company. Each dividend will be payable to the relevant Preferred Securityholder.

If (i) a Liquidation Event, an Insolvency Event or a Regulatory Event has occurred and is continuing, and MUFG has delivered a notice (a “Suspension Notice”) to the Company on or before the fifth Business Day immediately preceding a Dividend Payment Date, the Company shall not pay any dividends with respect to the Preferred Securities on such Dividend Payment Date (provided that, for the avoidance of doubt, such Mandatory Suspension Event is continuing as at the fifth Business Day preceding the relevant Dividend Payment Date) and (ii) if a Distributable Profits Limitation or Dividend Limitation (as defined below) is in effect, and MUFG has delivered a Suspension Notice to the Company on or before the fifth Business Day immediately preceding a Dividend Payment Date, the Company shall pay no dividends or reduced dividends with respect to the Preferred Securities on such Dividend Payment Date. Each of the events in (i) and (ii) above is a “Mandatory Suspension Event”.

If MUFG advises the Company that (i) MUFG has no outstanding preferred shares and that (ii) MUFG has not paid and has declared that it will not pay dividends on any of its common shares for its most recently ended financial year (an “Optional Suspension Event”), and if MUFG delivers a Suspension Notice to the Company on or before the fifth Business Day immediately preceding the Dividend Payment Date that occurs in July of the calendar year in which such financial year ends or in the next succeeding January, as the case may be, the Company shall, as specified in such Suspension Notice, pay no dividends or reduced dividends with respect to the Preferred Securities on each such Dividend Payment Date. For the avoidance of doubt, if MUFG advises the Company that it has declared or paid dividends (including less than full dividends) on its preferred shares for the most recently ended financial year, the Company shall pay dividends on the Preferred Securities on the Dividend Payment Date that occurs in July of the calendar year in which such financial year ends and the next succeeding January, to the extent not limited or prohibited by a Mandatory Suspension Event, if and to the extent applicable.

(b)	Dividends will be computed on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period or otherwise on such basis of computation as the Directors or a Committee of the Board may determine in the resolutions establishing the terms of the Preferred Securities. Any amount less than one Euro cent will be rounded up or down to the nearest whole Euro cent (half a Euro cent being rounded upwards). For purposes of payments to Preferred Securityholders with respect to the Liquidation Preference or a Redemption Price, unpaid dividends shall accrue only if, with respect to the relevant payment date for such Liquidation Preference (in accordance with Article 16) or Redemption Price (as the case may be), conditions comparable to those set forth above for the payment of dividends on the Preferred Securities on a Dividend Payment Date have been satisfied as of the relevant payment date (treating, for this purpose only, the relevant payment date as if it were the next Dividend Payment Date).

(c)	Pursuant to the Agency Agreement, the Company will appoint the Calculation Agent for the purposes of determining Six-Month EURIBOR and the Calculation Agent will calculate, for each applicable Dividend Period, Six-Month EURIBOR. “Six-Month EURIBOR” means for each Dividend Period the per annum rate of interest determined by the Calculation Agent as follows:

(i) on the Determination Date for such Dividend Period, the Calculation Agent shall obtain the offered rate for six-month Euro deposits that appears on the display designated as page 248 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying Euro interbank offered rates of major banks for Euro deposits) at 11:00 a.m. (Brussels time) on the Determination Date;

(ii) if for any reason such offered rate does not appear or if the relevant page is unavailable, Six-Month EURIBOR shall be the per annum rate of interest which the Calculation Agent shall request appropriate quotations and determine the arithmetic mean of the rates (expressed as a percentage per annum) at which six-month Euro deposits are offered by three major banks (or, if fewer than three rates are so quoted, two major banks, or, if fewer than two rates are so quoted, one major bank) in the Euro-zone interbank market, selected by the Calculation Agent, at approximately 11:00 a.m. (Brussels time) on the Determination Date to prime banks in the Euro-zone interbank market for a period of six months and in an amount that is representative for a single transaction in the relevant market at the relevant time; and

(iii) if none of the banks so selected by the Calculation Agent are quoting rates as set forth above, the Six-Month EURIBOR shall remain the same as for the immediately preceding Dividend Period of which the Applicable Dividend Rate is a floating rate, or if there was no preceding Dividend Period of which the Applicable Dividend Rate is a floating rate, the Applicable Dividend Rate shall be the dividend rate applicable to the prior Dividend Period of which the Applicable Dividend Rate is a fixed rate.

The Company shall rely on the determination by the Calculation Agent of Six-Month EURIBOR or such other floating rate as notified to the Company unless for any reason there is not a Calculation Agent on a Determination Date, in which case the Company shall perform the calculations and determinations required by these Articles to establish Six-Month EURIBOR or such other floating rate.

(d)	The Preferred Securities will rank senior to Junior Shares as to rights upon a dissolution, liquidation or winding up of the Company and, except as described in Article 10 and the next sentence of this Article 13(d), as to the payment of dividends. On any Dividend Payment Date where some or all of the amount otherwise payable by the Company as dividends on the Preferred Securities is not paid following the occurrence of a Mandatory Suspension Event or an Optional Suspension Event, the dividend preference of the Preferred Securities will shift to the Ordinary Shares such that all dividend payments received by the Company in respect of the BTMUPC2 Preferred Securities and all interest or other payments received by the Company in respect of the Company’s other Eligible Investments (including the Junior Subordinated Loan), if any, may be distributed as dividends to the Ordinary Shareholders before any dividends are paid on the Preferred Securities (subject, if a Suspension Notice has been delivered that limits but does not prohibit payment of dividends, to the prior payment of dividends on the Preferred Securities to the extent permitted by such Suspension Notice). When dividends are not paid in full for any Dividend Period upon the Preferred Securities, all dividends on the Preferred Securities shall only become payable pro rata based upon the respective amounts that would have been paid on the Preferred Securities had dividends been paid in full.

(e)	The right of Preferred Securityholders to receive dividends is noncumulative. Accordingly, to the extent dividends are not due or paid in respect of any Dividend Period, Preferred Securityholders will have no right to receive such dividends in respect of such Dividend Period and the Company will have no obligation to pay such dividends in respect of such Dividend Period, whether or not dividends are payable in respect of any future Dividend Period.

(f)	Except (i) in the circumstances in which a dividend preference shift occurs as described in Article 13(d) or (ii) in the event of a pro rata redemption of Ordinary Shares on any Redemption Date or in the event of a Special Dividend on the Ordinary Shares as described in Article 10, the Company shall not pay or set apart funds for any dividends or other distributions (other than in Junior Shares) with respect to any Junior Shares or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Shares through a sinking fund or otherwise except on a Dividend Payment Date and unless and until (i) the Company has paid, or a sum sufficient for payment has been paid over to the Paying Agent (or the Registrar) for payment of, a cash dividend on the Preferred Securities at the annual dividend rate on such Dividend Payment Date for the immediately preceding Dividend Period, (ii) full cash dividends on the Preferred Securities have been paid on the two immediately preceding Dividend Payment Dates (or such lesser number of Dividend Payment Dates in the period during which the Preferred Securities have been outstanding) and (iii) the Company has funds legally available therefor. So long as any Preferred Securities are outstanding, Junior Shares are not redeemable or repurchasable without the prior Consent of the Independent Director, except in the event of a pro rata redemption of Ordinary Shares on any Redemption Date. A “pro rata redemption of Ordinary Shares” as referred to in this Article 13(f) means a redemption of Ordinary Shares where the proportion that the aggregate issue price (including any premiums) of the Ordinary Shares redeemed by the Company bears to the aggregate issue price (including any premiums) of the Ordinary Shares immediately prior to such redemption shall not exceed the proportion that the aggregate Liquidation Preference of the Preferred Securities redeemed by the Company bears to the aggregate Liquidation Preference of the outstanding Preferred Securities immediately prior to such redemption.

(g)	A Suspension Notice delivered by MUFG shall state the applicable Mandatory Suspension Event or Optional Suspension Event and the reason for the suspension or reduction of dividends and, in the case of an Insolvency Event described in clause (x) in the definition thereof, be accompanied by a report of one representative director of MUFG or MUFG’s auditors or liquidator confirming that the circumstance described in (x)(a) or (x)(b) in the definition thereof exists, or would exist, as the case may be. If more than one Mandatory Suspension Event or Optional Suspension Event has occurred and is continuing, MUFG shall specify the event that contains the most restrictive dividend payment terms in the corresponding Suspension Notice, and the Company shall pay no dividends or reduced dividends in accordance with that Suspension Notice.

(h)	A Suspension Notice with respect to an Optional Suspension Event shall not be effective unless a valid notice or certificate limiting the payment of dividends by at least the same percentage as those on the Preferred Securities has also been delivered by MUFG to all issuers of Parity Securities (if any); provided, however, that if the percentage of the limitation on the amount of dividend on the Preferred Securities becomes less than the percentage of the limitation on the amount of dividend on any Parity Securities as a result of rounding the amount less than the minimum amount payable to such Parity Securities pursuant to the terms thereof, such percentages of the limitation shall be deemed to be the same for the purpose of this Article.

(i)	If MUFG makes a final and conclusive declaration to pay less than full dividends on its Senior Preferred Dividend Shares with respect to any fiscal year of MUFG (commencing with the financial year ending on 31 March, 2006), then the aggregate amount of dividends that the Company may pay on the Preferred Securities on the Dividend Payment Dates that occur in July of the calendar year in which such fiscal year ends and the next succeeding January shall (to the extent not limited or prohibited by the Distributable Profits Limitation and subject to the effect of any Mandatory Suspension Event, if, and to the extent, applicable) be equal to an amount that represents the same proportion of full dividends on the Preferred Securities as the amount of dividends so declared on such Senior Preferred Dividend Shares with respect to such immediately preceding fiscal year bore to full dividends on such Senior Preferred Dividend Shares. For this purpose, full dividends shall be treated as having been paid for a particular fiscal year even if no interim dividend is paid on such Senior Preferred Dividend Shares if a full dividend is paid after the end of the particular fiscal year of MUFG. If MUFG makes a final and conclusive declaration not to pay dividends on its Senior Preferred Dividend Shares with respect to a fiscal year of MUFG, no dividends will be paid on the Preferred Securities on the Dividend Payment Dates that occur in July of the calendar year in which such fiscal year ends and the next succeeding January. Such limitation or prohibition, as the case may be, on the payment of dividends is referred to as the “Dividend Limitation”. When only partial dividends are paid on the Preferred Securities for any Dividend Period, dividends on the Preferred Securities shall be payable pro rata based upon the respective amounts that would have been paid on the Preferred Securities had dividends been paid in full.

(j)	On or before the fifth Business Day immediately preceding each Dividend Payment Date, MUFG will calculate the Available Distributable Profits (as defined below) and determine whether such Available Distributable Profits are less than the aggregate amount of the dividends on the Preferred Securities to be paid on such Dividend Payment Date (a “Distributable Profits Limitation”). In the event that a Distributable Profit Limitation applies, and MUFG delivers a Suspension Notice to the Company on or before the fifth Business Day immediately preceding such Dividend Payment Date, subject to the other limitations provided for in these Articles (if, and to the extent, applicable), the Company will pay on such Dividend Payment Date dividends on the Preferred Securities in an amount equal to the Available Distributable Profits set forth in such Suspension Notice. If there are no Available Distributable Profits with respect to a Dividend Payment Date, no payment of dividends on the Preferred Securities will be made on such Dividend Payment Date (as specified in the Suspension Notice).

With respect to any Dividend Payment Date in July, the available distributable profits (the “Available Distributable Profits”) shall be the distributable profits (or the distributable amounts under the Company Law on or after the effective date thereof) MUFG (as determined under applicable Japanese Law) as of the end of the most recently ended financial year of MUFG after deducting as of the date immediately preceding such Dividend Payment Date (1) any dividends (other than interim dividends, if any) which have been declared, finally and conclusively, to be paid in relation to any class of preferred shares of MUFG in respect of such fiscal year and (2) any dividends and other distributions which have been declared since the end of such fiscal year of MUFG in relation to Parity Securities; and

With respect to any Dividend Payment Date in January, the Available Distributable Profits shall be the amount by which the Available Distributable Profits applicable to the immediately preceding Dividend Payment Date in July exceeds the aggregate amount of (1) any dividends which have been declared to be paid in relation to the Preferred Securities on the immediately prior Dividend Payment Date in July and (2) (as of the date immediately preceding such succeeding Dividend Payment Date in January) any dividends and other distributions declared in relation to Parity Securities which have been declared, on or after such prior Dividend Payment Date in July and notified by MUFG to the Company on or before the fifth Business Day immediately preceding such succeeding Dividend Payment Date in January (the Distributable Profits Limitation shall be zero if there is no such excess amount).

Notwithstanding the foregoing, the aggregate amount of (p) any dividends the Company otherwise must or may pay to the Preferred Securityholders on a

Dividend Payment Date (in July or January) and (q) any dividends and other distributions on Parity Securities which must or may be paid on such date, exceeds the Available Distributable Profits that would otherwise apply on such date, the applicable Available Distributable Profits shall be reduced to the portion thereof that is in the same proportion as the amount set forth in (p) above bears to the aggregate amount set forth in (p) and (q) above.

For the avoidance of doubt, for the purpose of the calculation of the Available Distributable Profits with respect to any Dividend Payment Date in July and January under this Article 13(j), any date on which dividends and other distributions on Parity Securities must or may be paid, shall be deemed to be the same date as the applicable Dividend Payment Date in relation to the Preferred Securities, notwithstanding any discrepancies resulting from the methods of determining business days in relation to Preferred Securities and Parity Securities.

(k)	All payments made by the Company under, or with respect to, the Preferred Securities will be made free and clear of, and without withholding or deduction for or on account of, any Taxes, unless the Company is required to withhold or deduct such Taxes by applicable law or by the official interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of certain Taxes imposed or levied on behalf of any Taxing Jurisdiction, in relation to any payment made in respect of the Preferred Securities, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Preferred Securityholder (including Additional Amounts) after such withholding or deduction (including any withholding or deduction from such Additional Amounts) will not be less than the amount such Preferred Securityholder would have received if such Taxes had not been required to be withheld or deducted, provided, however that the obligation to pay Additional Amounts does not apply to:

(i)      any Taxes that would not have been imposed but for the existence of any present or former connection between the relevant Preferred Securityholder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the relevant Preferred Securityholder, if the relevant Preferred Securityholder is an estate, nominee, trust or corporation) and the Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Taxing Jurisdiction) other than by mere ownership or holding of the Preferred Securities, enforcement of rights under the Preferred Securities or the Guarantee Agreement or under the receipt of payments in respect of the Preferred Securities or the Guarantee Agreement;

(ii) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment, or governmental charge;

(iii) any Taxes payable otherwise than by withholding from payments of dividends and other amounts due on the Preferred Securities or under the Guarantee Agreement;

(iv)    any Taxes that would not have been imposed if the Preferred Securityholder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (a) a declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (b) at least 30 days prior to the first Dividend Payment Date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Taxing Jurisdiction, the Preferred Securityholder at that time has been notified by MUFG, the Company or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made;

(v)     any Taxes imposed as a result of the presentation of a certificate for the Preferred Security for payment (where presentation is required) more than 30 days after the relevant payments is first made available to the Preferred Securityholder (except to the extent that the Preferred Securityholder would have been entitled to receive additional amounts had the relevant certificate been presented on the last day of such 30-day period); or

(vi) any combination of (i) through (vi) above.

Additional Amounts will also not be payable where, had the beneficial owner of the Preferred Security been the Preferred Securityholder, it would not have been entitled to payment of Additional Amounts by reason of (i) through (vi) above.

The Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Taxing Jurisdiction in accordance with applicable law. The Company will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each Taxing Jurisdiction imposing Taxes (each a “Certified Copy”) and will provide a Certified Copy to each affected Preferred Securityholder. The Company will attach to each Certified Copy a certificate stating:

(i) that the amount of withholding Taxes evidenced by the Certified Copy was paid in connection with payments in respect of the Preferred Securities then outstanding;

(ii) the amount of such withholding Taxes paid per relevant Preferred Security.

Copies of the documentation referred to in (i) and (ii) above will be available at the office of the Paying Agent during regular business hours for inspection upon request.

At least 30 days prior to each date on which any payment under or with respect to the Preferred Securities is due and payable (unless an obligation to pay Additional Amounts arises shortly before or after the 30th day prior to that date, in which case it will be promptly thereafter), if the Company will be obligated to pay Additional Amounts with respect to that payment, the Company will deliver to the Paying Agent a certificate signed by a Director stating that those Additional Amounts will be payable, specifying the country, the amount to be withheld or deducted and stating the Additional Amounts payable and will set forth any other information necessary to enable the Paying Agent to pay the Additional Amounts to Preferred Securityholders on the payment date. Each such certificate will be relied upon until receipt of a further certificate addressing such matters.

The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Preferred Securities or any other document or instrument referred to in the Preferred Securities (other than a transfer of the Preferred Securities), or the receipt of payments with respect to the Preferred Securities, excluding any taxes, charges or similar levies imposed by any jurisdiction that is not a Taxing Jurisdiction that has imposed or levied taxes resulting in the requirement to pay Additional Amounts.

For the avoidance of doubt, references in these Articles to the payment of any dividend or Liquidation Preference with respect to the Preferred Securities will be deemed to include the payment of Additional Amounts to the extent that, in the context of referring to those payments, Additional Amounts are, were or would be payable in respect of those payments.

	(l)	For the avoidance of doubt, where any payment is made to a Preferred Securityholder by MUFG pursuant to the Guarantee Agreement, to the extent of such payment by MUFG the Company shall have no further obligations to that Preferred Securityholder pursuant to these Articles (whether in relation to dividends, redemption payments, liquidation payments or otherwise).
VOTING RIGHTS ATTACHING TO PREFERRED SECURITIES

14.	(a)	Except as provided in this Article 14 and Article 85(b), Preferred Securityholders will not be entitled to vote. In the event the Preferred Securityholders are entitled to vote on any matter, each Preferred Securityholder will be entitled to vote in proportion to the Liquidation Preference represented by the Preferred Securities held by such Preferred Securityholder.

(b)	If full dividends on the Preferred Securities shall not have been paid for two consecutive Dividend Periods or while a Bankruptcy Event continues, the Preferred Securityholders, by majority vote of the votes cast on such matter (calculated by reference to Liquidation Preference) at a meeting properly called and held or by written instructions signed by the holders of a majority of such shares (calculated by reference to Liquidation Preference), shall have the right to remove the Independent Director and to fill the vacancy created by such removal or any other vacancy existing in the office of the Independent Director.

(c)	So long as any Preferred Securities are outstanding, the Company shall not: (i) amend, alter or repeal or otherwise change any provision of these Articles or the Memorandum of Association of the Company if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Preferred Securities as determined by the Independent Director; or (ii) to the extent within its control, merge, convert, consolidate, reorganise or effect any other business combination involving the Company, unless the resulting entity will thereafter have no class or series of equity securities either authorised or outstanding ranking senior to the Preferred Securities as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to the payment of dividends or other distributions, qualifications or terms or conditions or redemption as the equity securities of the Company that are authorised and outstanding immediately prior to such transaction, and each Preferred Securityholder immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to the payment of dividends or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the Preferred Securities held by such holder immediately prior thereto unless two-thirds (calculated by reference to Liquidation Preference) of the Preferred Securityholders consent to such action.

(d)	So long as any Preferred Securities are outstanding, the Company shall not, without the prior consent of each outstanding Preferred Securityholder (a) issue any (i) Senior Shares or (ii) any class or series of equity securities that rank on a parity with the Preferred Securities as to (A) payment of dividends or (B) rights upon dissolution, liquidation or winding up of the Company or (b) alter, vary or abrogate the rights of holders of Preferred Securities relating to the amount or due date of dividends, Liquidation Preference or Additional Amounts or the amount received upon redemption of Preferred Securities or the date of redemption including currency and place of payment.

(e)	The creation or issue of any additional Junior Shares, or an amendment to these Articles or the Memorandum of Association of the Company that increases the number of authorised Ordinary Shares or any other Junior Shares shall not be deemed to be a material and adverse change requiring a vote, or consent, of the Preferred Securityholders.

	(f)	The Company may not (i) sell, assign or grant a participation or any other form of interest (whether by way of security or otherwise) in the BTMUPC2 Preferred Securities or (ii) as holder of the BTMUPC2 Preferred Securities consent to any action by BTMUPC2 with respect to its interests in the senior loan agreement between it and the Bank under Article 14(f) of BTMUPC2’s Amended and Restated Articles of Association except upon the affirmative vote of a majority of the entire Board and with the consent of at least two-thirds (calculated by reference to Liquidation Preference) of the Preferred Securityholders.
REDEMPTION AND PURCHASE OF PREFERRED SECURITIES
15.	(a)	On any Dividend Payment Date (commencing in July 2016) the Preferred Securities may be redeemed for cash at the option of the Company, in whole or in part, on not less than 14 nor more than 60 days’ notice, at the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not due and payable in respect of such period. Any such redemption is subject to (i) compliance with applicable regulatory requirements, including the prior approval of the FSA if then required and (ii) the prior approval of all of the Ordinary Shareholders. If dividends on any Preferred Securities are due and payable but not paid, no Preferred Securities shall be redeemed unless all outstanding Preferred Securities are redeemed and the Company shall not purchase or otherwise acquire any Preferred Securities, provided, however, that the Company may purchase or acquire Preferred Securities pursuant to a purchase or exchange offer made on the same terms to all outstanding Preferred Securityholders and approved by an Ordinary Resolution.

	(b)	In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the number of Preferred Securities to be redeemed shall be determined by the Board, and the Preferred Securities to be redeemed shall be determined by lot or pro rata as may be determined by the Board in its sole discretion to be equitable provided that for so long as the Preferred Securities are registered in the name of a Common Depositary or a nominee therefor such method satisfies any applicable requirements of the Common Depositary, Euroclear and Clearstream or any successor clearing system or, as the case may be, the Registrar.

	(c)	The Company will also have the right at any time prior to the Dividend Payment Date in July 2016, upon the occurrence of a Tax Event, to redeem Preferred Securities, in whole (but not in part), on not less than 14 nor more than 60 days’ notice, for cash at the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period. Any such redemption shall be subject to applicable regulatory requirements, including the prior approval of the FSA if then required under applicable guidelines or policies of or supervised by the FSA.

	(d)	At any time a Special Event has occurred and is continuing, the Company will have the right to redeem the Preferred Securities, subject to compliance with applicable regulatory requirements, including the prior approval of the FSA (if then required), in whole but not in part, on not less than 14, nor more than 60 days notice, at a redemption price equal to (A) in the case of redemption prior to 25 July 2016, the Make Whole Amount or (B) in the case of a redemption on or after 25 July 2016, the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period.

	(e)	Subject to the provisions of Article 15(f), the Company may make any payment in respect of redemption or purchase of any Preferred Securities in any manner authorised by, and subject to such conditions prescribed by, the Statute, including out of capital, Share Premium Account and retained earnings.

	(f)	The Company may, subject to approval by Ordinary Resolution, purchase Preferred Securities in the market at negotiated prices provided that the Company may fund the purchase of Preferred Securities only with funds legally available therefor. Any such purchase by the Company is subject to compliance with applicable regulatory requirements including the prior approval of the FSA if then required with respect to such purchase. Any Preferred Securities so purchased shall be cancelled and may not be reissued or resold and the obligations of the Company in respect of such Preferred Securities shall be discharged.

	(g)	Any Preferred Securities redeemed by the Company will be automatically cancelled upon such redemption.

RIGHTS OF PREFERRED SECURITIES ON LIQUIDATION

16.	(a)	In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Company, after satisfaction of liabilities to creditors, if any, the Preferred Securityholders at the time outstanding will be entitled to receive out of assets of the Company available for distribution to Members, before any distribution of assets is made to holders of any Junior Shares, liquidation distributions in respect of each Preferred Security in the amount of the Liquidation Preference, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, but without interest and without accumulation of dividends for any prior Dividend Period to the extent not due and payable in respect of such period.

	(b)	After payment of the full amount of the liquidation distributions to which they are entitled, the Preferred Securityholders will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary dissolution, liquidation or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all outstanding Preferred Securities then the Preferred Securityholders shall share rateably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled. Assets available for distribution would include any amounts received by the Company from MUFG pursuant to the Guarantee Agreement.

VARIATION OF SHARE CAPITAL

17.	Subject to Article 14 and the other provisions of these Articles and in accordance with any applicable law, the Company may from time to time by Ordinary Resolution increase its capital by such sum or sums to be divided into shares of such par value as the Ordinary Resolution shall prescribe. All new shares shall be subject to the provisions of the Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise.

18.	Subject to the provisions of Sections 13 and 35 of the Statute, the Company may, save in respect of the Preferred Securities, by Special Resolution from time to time reduce its share capital in any way and in particular without prejudice to the generality of the foregoing power may:

	(a)	extinguish or reduce the liability on any of its shares in respect of share capital not paid up; or

	(b)	with or without extinguishing or reducing liability on any of its shares:

(i) cancel any paid-up share capital which is lost or which is not represented by available assets; or

(ii) pay off any paid-up share capital which is in excess of the requirements of the Company,

and may if and so far as is necessary alter its Memorandum of Association by reducing the amount of its share capital and of its shares accordingly.

19.	The Company may, save in respect of the Preferred Securities but subject to Article 6 and Article 14, by Ordinary Resolution from time to time alter (but not reduce) any part of its share capital by:

	(a)	consolidating and dividing all or any of its share capital into shares of larger amount than its existing shares;

	(b)	sub-dividing its shares or any of them into shares of smaller amount than that fixed by its Memorandum of Association so that in the sub-division the proportion between the amount paid and the amount if any unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

	(c)	cancelling any shares which at the date of the passing of the Ordinary Resolution in that behalf have not been taken or agreed to be taken by any person and diminishing the amount of its share capital by the amount of the shares so cancelled.

TRANSFER OF SHARES

20.	Subject to the provisions of these Articles, shares in the Company shall be transferable by a transfer in any usual or common form in use in the Cayman Islands or in such other form as the Directors shall from time to time sanction or allow but so that every form of transfer shall relate to shares of one class only and shall state the full name and address of the transferor and the transferee or transferees and, if more than one such transferee, the number of shares respectively being transferred to each of them.

21.	No transfer of Ordinary Shares may be effected:

	(a)	otherwise than in accordance with Article 9 and in respect of all Ordinary Shares then in issue;

	(b)	without the prior written consent of the Directors; and

	(c)	unless the proposed transferee shall have given a declaration as to such matters in such form as the Directors may require (including, but without limiting the foregoing, as to residence for tax purposes), and in any event the Directors may in their absolute discretion refuse to register any such transfer without assigning any reason therefor.

22.	The Directors may decline to register any transfer of any shares of the Company unless:

	(a)	the instrument of transfer is deposited at the Office, the office of the Registrar or such other place as the Directors may reasonably require, accompanied by the certificate in respect of the shares (if any) to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

	(b)	the instrument of transfer relates to shares of one class only.

23.	Provided that the Company shall not be required to register or cause to be registered a transfer of any preference share after such preference share has been called for redemption, the Directors shall forthwith register a transfer of fully paid preference shares effected in accordance with Article 22 subject only to the provisions of Article 31.

24.	The Directors may decline to register any transfer of preference share on which the Company has a lien.

25.	If the Directors decline to register a transfer of any shares they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of refusal.

26.	The registration of transfers of shares (not being fully paid preference shares) may be suspended at such times and for such periods as the Directors may from time to time determine PROVIDED ALWAYS that such registration shall not be suspended for more than thirty days in any year.

27.	All instruments of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

28.	Instruments of transfer shall be signed by the transferor (and in the case of partly paid shares by the transferee) and shall be dated the day on which they are signed.

29.	The transferor of any shares shall be deemed to remain the holder of such shares until the same have been transferred to the transferee in the Register.

30.	The Directors may delegate any of their functions and responsibilities under Articles 20-28 above to any person appointed by them to act as Registrar.

TRANSMISSION OF SHARES

31.	In the case of the death of a Member the survivor or survivors (where the deceased was a joint holder) and the personal representatives of the deceased (where he was the sole holder) shall be the only person recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of the deceased holder whether sole or joint from any liability in respect of any amount of shares solely or jointly held by him.

32.	Any guardian of an infant Member or of a Member under legal disability and any person entitled to any amount of shares in consequence of the death or insolvency of a Member may upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided elect either to be registered himself as holder of the shares or to have some person nominated by him registered as the transferee thereof but the Directors shall in either case have the same right to decline or suspend registration as they would have had in the case of transfer of the shares by that Member before his death or insolvency (as the case may be).

33.	If the person so becoming entitled in consequence of the death or insolvency of any Member shall elect to be registered himself he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the shares. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice of transfer as aforesaid as if the death or insolvency of the Member had not occurred and the notice of transfer were a transfer signed by that Member.

34.	A person becoming entitled to any amount of shares by reason of the death or insolvency of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the shares except that he shall not before being registered as a Member in respect of the shares be entitled in respect of them to exercise any right conferred by membership in relation to meetings of the Company PROVIDED ALWAYS that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the shares and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the shares until the requirements of the notice have been complied with.

REGISTER OF MEMBERS

35.	The Directors shall keep the Register or cause the Register to be kept by the Registrar at such place as they shall from time to time determine in the manner set forth in Article 36 but in all cases outside the United Kingdom.

36.	The Register may be kept on magnetic tape or in accordance with some other mechanical or electrical system provided legible evidence can be produced therefrom to satisfy the requirements of the Statute and of these Articles.

37.	The Directors shall cause to be entered in the Register the following particulars:

(a)	the name and address of each Member, a statement of the amount of relevant shares of each class held by him and of the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register as a Member holding the relevant shares; and

(c)	the date on which any person ceased to be a Member holding the relevant shares.

38.	The Register shall be kept in such manner as to show at all times the Members of the Company for the time being and the shares respectively held by them.

39.	The Register shall be open to inspection at all reasonable times during office hours.

40.	Title to shares shall pass by registration in the Register.

41.	Upon the redemption or purchase of any shares being effected pursuant to these Articles the relevant Member shall cease to be entitled to any rights in respect thereof (excepting always the right to receive the Redemption Price and/or any other amount to which he is entitled in respect of such redemption or purchase) and accordingly his name shall be removed from the Register with respect thereto, the relevant shares treated as cancelled and treated as unissued, and as a consequence thereof such cancelled shares shall be available for re-issue as shares of the relevant class and until re-issue shall form part of the authorised but unissued share capital of the Company.

SHARE CERTIFICATES

42.	The Directors may determine to issue a share certificate to any person whose name is entered as a Member in the Register in respect of the shares of each class held by him.

43.	Subject to the provisions of Article 42 where a Member has transferred part of the shares comprised in his holding (to the extent permitted) he shall be entitled to a certificate for the balance without charge.

44.	Each share certificate to be issued by the Company with respect to any share shall be in such form as the Directors may determine and shall specify the amount and class and distinguishing number (if any) of the shares to which it relates and shall be issued under the Seal or any facsimile Seal of the Company and/or the manual or facsimile signature of any person authorised by the Directors.

45.	If a share certificate evidencing shares shall be mutilated, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity as the Directors think fit. In case of loss or destruction the Member to whom such renewed certificate is given shall also bear and pay to the Company and, if applicable, the Registrar all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

JOINT HOLDERS OF SHARES

46.	Where two or more persons are registered as the holders of any shares they shall be deemed to hold the same as joint tenants, subject to the provisions following:

(a)	the Company shall not be bound to register more than four persons as the joint holders;

(b)	any one of such joint holders may give effectual written instructions for redemption;

(c)	any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders;

(d)	any certificate relating to such share shall be delivered to the address of the first-named of the joint holders as appearing in the Register, and notices from the Company of General Meetings of the Company at which they are entitled to attend and vote, or any class meeting of Members of the Company at which they are entitled to attend and vote, shall be delivered to such address of such first named joint holder;

(e)	the vote of the first-named of joint holders who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders; and

(f)	for the purpose of the provisions of this Article the first-named shall be determined by the order in which the names of the joint holders stand in the Register.

LIEN

47.	The Company shall have a first and paramount lien and charge on all the shares (not being fully paid shares) registered in the name of a Member (whether solely or jointly with others) for his debts, liabilities and engagements (either alone or jointly with any other person and whether a Member or not) to or with the Company whether the period for payment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares.

48.	Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Company’s lien (if any) on such shares.

49.	For the purpose of enforcing such lien the Company may sell (in such manner as the Directors think fit) any shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after the notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares. For the purposes of giving effect to any such sale the Directors may authorise some person to transfer to the purchaser thereof the shares so sold.

50.	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. The purchaser shall be so registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

51.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the amount of the shares or by way of premium) PROVIDED THAT (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable at less than fourteen days from the date fixed for the payment of the last preceding call and each Member shall (subject to being given at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine.

52.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

53.	The joint holders of a share shall be jointly and severally liable to pay all calls and other moneys due in respect thereof.

54.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine but the Directors shall be at liberty to waive payment of such interest wholly or in part.

55.	Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date whether on account of the share or by way of premium shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

56.	The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and/or in the times of payment.

57.	The Directors may if they think fit receive from any Member willing to advance the same all or any part of the money uncalled and unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls and such payment in advance of calls shall extinguish so far as the same shall extend the liability upon the shares in respect of which it is advanced and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received the Company may (until the same would but for such advance become presently payable) pay interest at such rate as the Directors shall think fit PROVIDED THAT any amount paid up in advance of calls shall not entitle the holder of the shares upon which such amount is paid to participate in respect thereof in any dividend until the same would but for such advance become payable.

FORFEITURE OF SHARES

58.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name a further day (not earlier than fourteen days from the date of serving thereof) on or before which and the place where the payment required by notice is to be made and shall state that in the event of non-payment at or before the time and the place appointed the shares on which the call was made will be liable to be forfeited.

59.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter before payment of all calls, instalments, interest, costs, charges and expenses due in respect thereof has been made be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited share and not actually paid before forfeiture.

60.	A forfeited share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid up on the share or credited as so paid up and at any time before a sale, re-allotment or disposition for forfeiture may be cancelled on such terms as the Directors think fit. The Directors may if necessary authorise some person to transfer a forfeited share to any other person as aforesaid.

61.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall notwithstanding the forfeiture remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon from the date of forfeiture until payment at such rate as the Directors may determine and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture.

62.	A record in the minute book of the Company that a share has been duly forfeited in pursuance of these Articles and stating the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share and such record and the receipt of the Company for the consideration (if any) given for the share on a sale, re-allotment or disposal thereof together with the certificate for the share delivered to the purchaser or allottee thereof shall (subject to the execution of a transfer if the same be so required) constitute a good title to the share.

63.	The person to whom the share is sold, re-allotted or disposed of in accordance with the immediately preceding Article shall be registered as the holder of the share and not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

64.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sums which by the terms of issue of a share become payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

GENERAL MEETINGS

65.	Subject as hereinafter provided, General Meetings shall be held at such time and place as may be determined by the Directors.

66.	All General Meetings (other than those designated Annual General Meetings by the notice thereof) shall be called Extraordinary General Meetings.

67.	(a) The Directors may whenever they think fit proceed to convene a General Meeting of the Company.

(b)     The Directors may whenever they think fit, and they shall on the requisition of the holders of not less than one-tenth of the paid-up shares entitled to attend and vote thereat, convene an Extraordinary General Meeting.

(c)     The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Office and may consist of several documents in like form each signed by one or more requisitionists.

(d)     If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene an Extraordinary General Meeting, the requisitionists or any of them representing more than one-half of the total voting rights of all of them, may themselves convene an Extraordinary General Meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

NOTICE OF GENERAL MEETINGS

68.	Twenty-eight clear days’ notice at least specifying the place, the day and the hour of the meeting and in the case of special business the general nature of such business (and in the case of an Annual General Meeting, specifying the meeting as such) shall be given in the manner hereinafter mentioned to the Ordinary Shareholders. The Auditors shall be entitled to attend and speak at any General Meetings of the Company.

69.	In every notice calling a meeting of the Company or of any class of Members of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

70.	The accidental omission to give notice to or the non-receipt of notice by any person entitled to receive notice shall not invalidate the proceedings at any General Meeting or any meeting of a class of Members.

71.	A General Meeting shall notwithstanding that it is called by shorter notice than that specified in Article 68 be deemed to have been duly called with regard to the length of notice if it is agreed:

(a)	in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, including an Extraordinary General Meeting, by a majority in number of the Members having the right to attend and vote at the meeting being a majority together holding not less than 95% in par value of the shares in the Company giving that right.

PROCEEDINGS AT GENERAL MEETINGS

72.

(a)    All business shall be deemed special that is transacted at an Extraordinary General Meeting and also all business that is transacted at an Annual General Meeting with the exception of the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, the election of Directors and Auditors in place of those retiring and the appointment and the fixing of the remuneration of the Directors and the Auditors.

(b)    A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members (or their duly authorised representatives) for the time being entitled to receive notice of and attend and vote at general meetings (or a general meeting at which the relevant resolution might have been considered) shall be as valid and effective as if the same had been adopted at a general meeting of the Company duly convened and held. For the avoidance of doubt, where the votes of the Preferred Securityholders are required pursuant to these Articles, a resolution in writing signed by all such Preferred Securityholders (or in the case of Article 14(b), signed by the holders of such majority of shares as specified therein) shall be as valid and effective as if the same had been held at a general meeting of the Company duly convened and held.

73.	No business shall be transacted at any General Meeting or a meeting of any class of Members except the adjournment thereof unless a quorum is present. A quorum shall be one Member entitled to attend and vote thereat present in person or by proxy.

74.	Subject as set out below, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine.

75.	The Chairman (if any) or, if absent, the Deputy Chairman (if any) of the Board of Directors or failing him some other Director nominated by the Directors shall preside as Chairman at every General Meeting of the Company but if at any meeting neither the Chairman nor the Deputy Chairman nor such other Director is present within fifteen minutes after the time appointed for holding the meeting or if none of them is willing to act as Chairman, the Directors present shall choose some Director present to be Chairman or, if no Directors are present, or if all the Directors present decline to take the chair, the Members (or their proxies) present shall choose some Member (or proxy) present to be Chairman.

76.	The Chairman with the consent of any meeting at which a quorum is present may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, seven clear days’ notice at the least specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

77.	At any General Meeting or meeting of a class of Members a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by the Chairman or by a Member or Members representing not less than one-fifth of the total voting rights of all the Members having the right to vote at the meeting or by a Member or Members holding shares on which an aggregate sum has been paid up equal to not less than one-fifth of the total sum paid up on all the shares conferring that right. Unless a poll is so demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

78.	If a poll is duly demanded it shall be taken in such a manner and at such place as the Chairman may direct (including the use of ballot or voting papers or tickets) and the result of a poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

79.	The Chairman may in the event of a poll appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

80.	A poll demanded on the election of a Chairman and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs not being more than thirty days from the day of the meeting or adjourned meeting at which the poll was demanded.

81.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

82.	A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

83.	In the case of an equality of votes whether on a show of hands or on a poll the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

84.	Minutes of all resolutions and proceedings of General Meetings or meeting of a class of Members shall be duly and regularly entered in a book provided.

VOTES OF MEMBERS

85.	(a)	Subject to the provisions of Article 14 and Article 85(b), only the Ordinary Shares shall carry the right to attend and vote at General Meetings of the Company and to due notice thereof. At such meetings, each Ordinary Shareholder shall have one vote for each Ordinary Share registered in his name.

	(b)	Both Ordinary Shares and preference shares shall carry the right to attend and vote at General Meetings (Annual or Extraordinary) of the Company at which a Special Resolution to wind up the Company is to be proposed and to due notice thereof. At any such meetings the Ordinary Shareholders and the preference shareholders shall, respectively, be able to cast 34 votes and 66 votes, such votes being divided equally between the Ordinary Shares and the preference shares (according to liquidation preference), as the case may be, then in issue.

86.	In the case of joint holders of a share, the vote of the first-named who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose “first-named” shall be determined by the order in which the names stand in the Register in respect of the shares.

87.	A Member who has appointed special and general attorneys or a Member to whom a guardian has been appointed or a Member of unsound mind in respect of whom an order has been made by any court having jurisdiction in lunacy may vote whether on a show of hands or on a poll by his said attorney or guardian appointed by such court and such attorney or guardian may on a poll vote by proxy PROVIDED THAT such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office (or such other place as the Directors may from time to time prescribe) not less than forty-eight hours before the time of holding the meeting or adjourned meeting at which such person claims to vote.

88.	Unless the Directors otherwise determine, no Member shall be entitled to vote at any General Meeting or meeting of a class of Members of the Company either personally or by proxy or exercise any privileges as a Member unless all calls or other sums presently payable by him in respect of shares in the Company of which he is the holder or one of the joint holders have been paid.

89.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

90.	On a poll votes may be given either personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

91.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under its common seal or under the hand of an officer or attorney so authorised.

92.	Any person (whether a Member of the Company or not) may be appointed to act as proxy. A Member may appoint more than one proxy to attend on the same occasion.

93.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the Office or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time appointed for holding the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution except at any adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

94.	An instrument of proxy shall be in the following form or such other form as the Directors may approve:

“MUFG CAPITAL FINANCE 2 LIMITED

FORM OF PROXY

I/WE                                                       of                      being a Member/Members of the above named Company hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the [Annual/Extraordinary General Meeting/class meeting of [describe class] of Members] of the Company to be held on the day of                          and any adjournment thereof

Signed this              day of                      20[    ]

This form is to be used * to vote [[            ] [describe class] Shares in favour] [and] [[            ] [describe class] Shares against ]* the Resolution. Unless otherwise instructed the proxy will vote or abstain from voting as he thinks fit.

*	Complete as appropriate”

95.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the transfer of the share in respect of which the instrument of proxy is given PROVIDED THAT no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or the venue for the meeting or adjourned meeting) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

96.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body or officers authorised by such body authorise such person as it thinks fit to act as its representative at any meeting of any class of Members of the Company and the person so authorised shall be entitled to exercise the same power on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS

97.	The number of Directors shall not be less than two or more than four. The Independent Director shall be such Director qualified to act as such as the Board shall from time to time designate subject to the provisions of Article 14(b). Directors shall hold office until they resign or are disqualified in accordance with Article 106 or, in the case of the Independent Director, replaced in accordance with the provisions of Article 14(b). The Company may at any time, and shall at all times when any Preferred Securities are in issue, have one (and only one) Independent Director.

98	Subject to the provisions of Article 97 the Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next following Annual General Meeting and shall then be eligible for re-election.

99.	(a)	The Directors shall be entitled to such remuneration as may be voted to them by the Company in General Meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings of the Company or in connection with the business of the Company.

(b)	The Directors may grant special remuneration to any Director who, being called upon, shall be willing to render any special or extra services to the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by a lump sum or by way of salary or commission or by any or all of those modes or otherwise.

100.	A Director need not be a Member of the Company.

ALTERNATE DIRECTORS

101.	Each Director shall have the power to nominate another Director or any other person to act as an alternate Director in his place at any meeting of the Directors at which he is unable to be present and at his discretion to remove such alternate Director and on such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company and each alternate Director whilst acting in the place of an absent Director shall exercise and discharge all the functions powers and duties of the Director he represents.

102.	Any Director of the Company who is appointed as alternate Director shall be entitled at a Meeting of the Directors to cast a vote on behalf of his appointor in addition to the vote to which he is entitled in his own capacity as a Director of the Company and for quorum purposes shall count as a separate and additional director present but not so that less than two individuals shall be capable of constituting a quorum.

103.	Any person appointed as an alternate Director shall vacate such office as such alternate Director if and when the Director for whom he has been appointed vacates his office as Director.

104.	The remuneration of such an alternate Director shall be payable out of the remuneration payable to the Director appointing him and the proportion thereof shall be agreed between them.

105.	(a)	Every instrument appointing an alternate Director shall as nearly as circumstances will admit be in the following form:

“MUFG CAPITAL FINANCE 2 LIMITED

I                                                               a Director of the above named Company in pursuance of the power in that behalf contained in the Articles of Association of the Company do hereby nominate and appoint                              of                                          to act as alternate Director in my place at any meeting of the Directors which I am unable to attend and to exercise all my duties as a Director of the Company.

Signed this              day of                     , 20[    ] .”

(b)	The appointment of an alternate Director and any revocation thereof shall take effect when lodged at the Office.

DISQUALIFICATION AND RETIREMENT OF DIRECTORS

106.	The office of a Director shall be vacated in any of the following events namely if:

(a)	he resigns his office by notice in writing signed by him and left at the Office;

(b)	he becomes bankrupt or makes any arrangements or composition with his creditors generally;

(c)	he becomes of unsound mind;

(d)	he is absent from Meetings of the Directors for four successive Meetings without leave expressed by a resolution of the Board and the Directors resolve that his office be vacated; or

(e)	in the case of an Independent Director, he is removed by the Preferred Securityholders in accordance with Article 14(b).

107.	The Directors holding office at the date of the adoption of these Articles shall continue to hold office subject to Article 106.

108.	Not less than four nor more than twenty-eight clear days notice in writing shall be given to the Company of the intention of any Member to propose any person other than a retiring Director for election to the office of Director and by such person of his or her willingness so to be elected, PROVIDED ALWAYS THAT if the Members present at a General Meeting unanimously consent the Chairman of such meeting may waive the said notice to propose any person for election and submit to the meeting the name of any person so nominated and PROVIDED FURTHER THAT such person indicates either at the meeting or beforehand his willingness to be elected.

TRANSACTIONS WITH DIRECTORS

109.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director or such terms as to tenure of office or otherwise as the Directors may determine.

110.	(a)	Save as otherwise provided in this Article 110, any Director shall be entitled to vote (and be counted in the quorum at any relevant meeting) in respect of any matter contemplated by the Memorandum of Association or in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed by him at or prior to its consideration and any vote thereon.

(b)	Save as herein provided, a Director shall not be entitled to vote (nor be counted in the quorum) in respect of any resolution concerning any of the following matters namely:

(i)      The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security.

(ii)     Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.

(iii)   Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, PROVIDED THAT he is the holder of or beneficially interested in l per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances).

(iv) The giving of any security or indemnity to such Director in accordance with Article 153.

(v)     Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by any relevant taxing authority.

(c)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (b) (iii) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

	(d)	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

111.	The Company may by Ordinary Resolution suspend or relax the provisions of Article 110 to any extent or ratify any transaction not duly authorised by reason of a contravention of the preceding Article.

112.	Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director PROVIDED THAT nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

113.	(a)	Any Director may continue to be or become a director, manager or other officer or member of any company in which the Company may be interested or with which it may transact and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company.

	(b)	Subject to Article 110, the Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company).

POWERS OF DIRECTORS

114.	(a)	Subject to the provisions below relating to the Independent Director, the business of the Company shall be managed by the Directors who may exercise all powers of the Company as are not by the Statute or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statute and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting but no regulations made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. Subject as aforesaid, the general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

(b) Notwithstanding the provisions of Article 114(a), the Board shall not have the power to authorise and shall not cause or permit the Company to take any of the following actions on behalf of the Company without the prior Consent of the Independent Director and the approval of a majority of the Board:

(i) the issue of any class or series of equity securities other than Ordinary Shares, other Junior Shares or such shares as shall be approved by each Preferred Securityholder pursuant to Article 11;

(ii) the establishment, amendment or modification of the Investment Policies;

(iii) redemption or repurchase of any Junior Shares (except for the pro rata redemption of Ordinary Shares on any Redemption Date, as referred to in Article 13(f));

(iv)    the conversion of the Company into another type of entity or the consolidation or merger of the Company with or into any other entity, the consolidation or merger of any other entity with or into the Company or the sale of all or substantially all of the assets of the Company; and

(v) appointment or designation of the Common Depositary.

(c) Notwithstanding anything in these Articles to the contrary, the Independent Director, acting alone and without the vote or consent of the other members of the Board, has the right on behalf of the Company to enforce the Guarantee Agreement in accordance with its terms.

115.	The Directors may from time to time and at any time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

116.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

117.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors.

118.	The quorum necessary for the transaction of business of the Directors may be fixed by the Directors, and unless so fixed at any other number, shall be two. For the purposes of this Article an Alternate Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

119.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in their number or of summoning General Meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any Member having the right to attend and vote at General Meetings may summon a General Meeting for the purpose of appointing Directors.

120.	The Directors may from time to time elect and remove a Chairman and if they think fit a Deputy Chairman and determine the period for which they respectively are to hold office. The Chairman or failing him the Deputy Chairman shall preside at all meetings of the Directors but if there be no Chairman or Deputy Chairman or if at any meeting the Chairman or Deputy Chairman be not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be Chairman of the Meeting.

121.	Members of the Board of Directors may constitute a meeting of the Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a conference call pursuant to this provision shall be deemed to constitute presence in person at a meeting. A resolution in writing signed by all the Directors for the time being entitled to receive a notice of a meeting of the Directors shall be as valid and effectual as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors.

122.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

123.	The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

124.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under Article 123.

125.	All acts done by any meeting of Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

126.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of the committee of Directors.

Any such minute if purporting to be signed by the Chairman of the meeting at which the proceedings took place or by the Chairman of the next succeeding meeting shall be conclusive evidence of their proceedings.

BORROWING POWERS

127.	The Directors shall not be permitted to exercise any of the powers of the Company to borrow or raise money and secure any debt or obligation of or binding on the Company in any manner including by the issue of debentures (perpetual or otherwise) or to secure the repayment of any money borrowed raised or owing by mortgage, charge, pledge or lien upon the whole or any part of the Company’s undertaking property or assets (whether present or future) or by a similar mortgage, charge, pledge or lien to secure or guarantee the performance of any obligation or liability undertaken by the Company or any third party.

MANAGING DIRECTORS

128.	The Directors may from time to time appoint one or more of their body to be a Managing Director or Managing Directors of the Company and may fix his or their remuneration.

129.	The Directors may from time to time entrust to and confer upon the Managing Director or Managing Directors all or any of the powers of the Directors (not including the power to make calls, forfeit shares, borrow money or issue debentures) that they may think fit. But the exercise of all powers by the Managing Directors shall be subject to all such regulations and restrictions as the Directors may from time to time make and impose and the said powers may at any time be withdrawn, revoked or varied.

SECRETARY

130.	The Secretary shall be appointed by the Directors. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary or if there is no Assistant or Deputy Secretary capable of acting by or to any officer of the Company authorised generally or specially in that behalf by the Directors PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in the place of the Secretary.

131.	No person shall be appointed to hold office as Secretary who is:

(a)	the sole Director of the Company; or

(b)	a corporation the sole director of which is the sole Director of the Company; or

(c)	the sole director of a corporation which is the sole Director of the Company.

THE SEAL

132.	(a)	The Directors shall provide for the safe custody of the Seal and the use of the Seal shall be authorised or ratified by a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may from time to time make such regulations as they see fit determining the persons and the number of such persons who should countersign a document to which the Seal shall be affixed and until otherwise determined every instrument to which the Seal shall be affixed shall be countersigned by at least one Director or the Secretary or some other person duly authorised by the Directors.

	(b)	The Company may exercise the powers conferred by the Statute with regard to having duplicate seals, whether with or without reference on their face as to the place or places where they are to be used, and such powers shall be vested in the Directors. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal.

SHARE PREMIUM ACCOUNT

133.	The Directors shall establish a Share Premium Account to which from time to time shall be credited a sum equal to the amount or value of any premiums paid on the issue of any share and shall at all times comply with the provisions of the Statute in relation to the Share Premium Account.

ACCOUNTS

134.	The Directors shall cause to be kept proper accounts with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which such receipts and expenditure take place;

(b)	all sales and purchases by the Company; and

(c)	the assets and liabilities of the Company.

135.	The books of account shall be kept at the Office or at such other place as the Directors think fit and shall always be open to inspection by the Directors.

136.	No Member (other than a Director) shall have any right to inspect any account or book or document of the Company except as conferred by the Statute or authorised by the Directors or by the Company in General Meeting.

137.	The Directors shall from time to time cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as shall give a true and fair view of the state of the Company’s affairs and explain its transactions and otherwise as may be required by the Statute, made up to such accounting date in each year as the Directors may decide.

138.	A printed copy of the Directors’ Report and Auditors’ Report accompanied by the Balance Sheet (including every document required by the Statute to be annexed thereto) and Profit and Loss Account shall upon request be delivered or sent by ordinary post to the registered address of each Member.

139.	The provisions of Articles 140 through 144 shall apply solely for the purpose of determining the treatment of the income of the Company and the allocation of such income among the Members for United States federal income tax purposes.

140.	The Members intend for the Company to be treated as a partnership for United States federal (and corresponding state and local) income tax purposes only. No Member shall make any election to the contrary.

141.	The taxable year of the Company for United States federal income tax purposes shall be the calendar year.

142.	The holder of the Ordinary Shares shall act as the “tax matters partner” under the Code and in any similar capacity under applicable law.

143.	There shall be established for each Member on the books of the Company as of the date hereof, a capital account (each, a “Capital Account”). Each amount paid to the Company by a Member in connection with a subscription for Preferred Securities, if any, shall be credited to the Capital Account of such Member on the date such capital is paid to the Company. In addition, each Member’s Capital Account shall be (a) credited with (i) such Member’s share of any Net Income of the Company determined pursuant to Article 144 and (ii) the amount of any Company liabilities assumed by such Member or secured by any Company property distributed to such Member; (b) debited with (i) distributions to such Member of cash or the fair market value of other property, (ii) such Member’s share of Net Loss of the Company determined pursuant to Article 144, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company; and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code or otherwise under these Articles shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Member’s interest in the Company.

144.	For the purposes of Article 143, Net Income (Loss) of the Company for each fiscal period shall be allocated to the Capital Accounts of the Members that hold Preferred Securities to the extent of the dividends actually payable for such period under these Articles with respect to the Preferred Securities. Such allocation to Members that hold Preferred Securities shall be made first from the payments received on BTMUPC2 Preferred Securities to the extent of such payments and thereafter from other income of the Company. The remainder of the Net Income (Loss) of the Company for each fiscal period shall be allocated to the Capital Account of the Member that holds the Ordinary Shares. The foregoing provisions and the other provisions of these Articles relating to the maintenance of Capital Accounts are intended to comply with United States Treasury Regulations Section 1.704-1(b). The holder of the Ordinary Shares may cause the allocation of items among the Capital Accounts in its discretion in order to comply with those United States Treasury Regulations. All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for United States federal, state and local income tax purposes consistent with the manner in which the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to these Articles, except as otherwise may be provided herein or by the Code. The holder of the Ordinary Shares shall determine all matters concerning allocations for United States federal income tax purposes not expressly provided for in these Articles in its sole discretion.

AUDIT

145.	The Auditors of the Company shall be appointed by the Directors from time to time.

146.	The remuneration of any Auditor or Auditors appointed by the Directors shall be fixed by the Directors.

NOTICES

147.	Any notice or document may be served by the Company on any Member either personally or by sending it through the post as a prepaid letter addressed to such Member at his address as appearing in the Register or via facsimile.

148.	Notices to be posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

149.	Any Member present either personally or by proxy at any Meeting of the Company shall for all purposes be deemed to have received due notice of such meetings and, where requisite, of the purposes for which such meeting was convened.

150.	Notices delivered personally or via facsimile shall be deemed delivered on the date of delivery or dispatch, as the case may be. Notices posted shall be deemed delivered on the fifth day following the date of posting.

WINDING UP

151.	The Company shall be voluntarily wound up:

	(a)	if a Special Resolution that the Company be wound up is duly adopted in accordance with the Statute and these Articles; or

	(b)	automatically without the need for any further action in the event of the registration of the completion of the liquidation in respect of MUFG with the relevant legal affairs bureau in accordance with applicable Japanese law, in which case the provisions of Section 133(2) of the Statute shall apply to the appointment of liquidators of the Company.

152.	(a)	If the Company shall be wound up or dissolved the assets available for distribution among the Members shall be applied first in payment of amounts due to Preferred Securityholders in accordance with Article 16 and subject to any special rights attaching to any class or series thereof and thereafter any surplus shall be paid to the Ordinary Shareholders or otherwise in accordance with the rights attaching to any other classes or series of shares in issue. Amounts payable to Members holding any class or series of shares shall be paid pro rata to the number of shares of such class or series respectively held by them.

	(b)	If the Company shall be wound up, the liquidator may with the authority of a Special Resolution of the class(es) concerned divide among the Members of the class(es) concerned in specie the whole or any part of the assets of the Company and whether or not the assets shall consist of property of a single kind and may for such purposes set such value as he deems fair upon any one or more class or classes or property and may determine how such division shall be carried out, consistently with the provisions of these Articles as between the Members or different classes of Members. The liquidator may with the like authority vest any part of the assets in trustees upon such trusts for the benefit of Members, consistent with the provisions of these Articles and the rights attaching to any particular class(es) of shares, as the liquidator with the like authority shall think fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares in respect of which there is liability.

INDEMNITY

153.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default, respectively, and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, officer or trustee.

FINANCIAL YEAR

154.	The first financial year of the Company shall begin on the date of incorporation of the Company and end on 24 January 2007 and thereafter financial years of the Company shall end on the calendar day prior to the Dividend Payment Date in January in each succeeding year unless the Directors shall by resolution prescribe some other period or periods therefor.

AMENDMENTS TO ARTICLES

155.	Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

UNCLAIMED AMOUNTS

156.	Any dividend payment which is unclaimed within five years from the payment date in respect thereof and any redemption amount which is unclaimed within ten years from the payment date in respect thereof shall be forfeited for the benefit of the Company.

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

MUFG CAPITAL FINANCE 3 LIMITED

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MUFG CAPITAL FINANCE 3 LIMITED

(as adopted by Special Resolution dated 28 February 2006)

Terms defined in the Articles of Association of MUFG Capital Finance 3 Limited shall have the same meaning when used herein.

1. The name of the Company is MUFG Capital Finance 3 Limited.

2. The Registered Office of the Company shall be at the offices of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are the following:

(a)	to issue Ordinary Shares to MUFG or a subsidiary of MUFG;

(b)	to issue preference shares (including Preferred Securities);

(c)	to use the proceeds from the issue of the Preferred Securities to fund the purchase of BTMUPC3 Preferred Securities with a corresponding par value and liquidation preference;

(d)	to make the Junior Subordinated Loan to MUFG acting through its head office under the Junior Subordinated Loan Agreement;

(e)	to make other Eligible Investments pursuant to the Investment Policies from time to time; and

(f)	to enter into all contracts and undertakings and engage in all activities and transactions as the Directors may consider necessary or desirable for the purpose of carrying out of the objects described in paragraphs 3(a) - (e) above inclusive.

4. The Company may not engage in any activities other than as stipulated in paragraphs 3(a) - (f) inclusive above.

5. The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6. The authorised share capital of the Company is the aggregate of (i) ¥150,000,000,000 divided into 15,000 preference shares of ¥10,000,000 par value each and (ii) ¥500,000 divided into 500,000 Ordinary Shares of ¥1 par value each, each having the respective rights set forth in the Articles, with power for the Company insofar as is permitted by statute and subject to the Articles, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of statute and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Statute and, subject to the provisions of the Statute and the Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

of

MUFG CAPITAL FINANCE 3 LIMITED

I N D E X

PRELIMINARY	17

SHARE CAPITAL	18

NON RECOGNITION OF TRUSTS	18

ORDINARY SHARES	18

SPECIAL DIVIDEND ON ORDINARY SHARES	18

ISSUE OF PREFERRED SECURITIES	18

DIVIDENDS ON PREFERRED SECURITIES	19

VOTING RIGHTS ATTACHING TO PREFERRED SECURITIES	27

REDEMPTION AND PURCHASE OF PREFERRED SECURITIES	28

RIGHTS OF PREFERRED SECURITIES ON LIQUIDATION	30

VARIATION OF SHARE CAPITAL	30

TRANSFER OF SHARES	31

TRANSMISSION OF SHARES	33

REGISTER OF MEMBERS	34

SHARE CERTIFICATES	34

JOINT HOLDERS OF SHARES	35

LIEN	36

FORFEITURE OF SHARES	37

GENERAL MEETINGS	38

NOTICE OF GENERAL MEETINGS	39

PROCEEDINGS AT GENERAL MEETINGS	40

VOTES OF MEMBERS	42

FORM OF PROXY	43

DIRECTORS	44

ALTERNATE DIRECTORS	44

DISQUALIFICATION AND RETIREMENT OF DIRECTORS	45

TRANSACTIONS WITH DIRECTORS	46

POWERS OF DIRECTORS	48

PROCEEDINGS OF DIRECTORS	49

BORROWING POWERS	51

MANAGING DIRECTORS	51

SECRETARY	51

THE SEAL	52

SHARE PREMIUM ACCOUNT	52

ACCOUNTS	52

AUDIT	54

NOTICES	54

WINDING UP	55

INDEMNITY	55

FINANCIAL YEAR	56

AMENDMENTS TO ARTICLES	56

UNCLAIMED AMOUNTS	56

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THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MUFG CAPITAL FINANCE 3 LIMITED

(as adopted by Special Resolution dated 28 February 2006)

1.	In these Articles, Table A in the Schedule to the Statute shall not apply and words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

Words	Meanings
“Additional Amounts”	as defined in Article 13(k).

“Administrative Action”	any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any court, governmental authority or regulatory body having appropriate jurisdiction.

“Agency Agreement”	the agency agreement to be entered into between the Company, MUFG and JPMorgan Chase Bank, N.A., London Branch as Paying Agent and Calculation Agent and JPMorgan Chase Bank, N.A. as Registrar or with such other parties in such other capacities as may be otherwise approved by the Directors.

“Applicable Dividend Rate”	the fixed or floating rate per annum (which may or may not be based on Six-Month Yen LIBOR) specified in the resolutions of the Board or a

Committee thereof establishing the terms of the Preferred Securities which terms may include provision for the amendment or change in the basis of calculation of such rate from time to time.

“Articles”	these Articles of Association of MUFG Capital Finance 3 Limited, as amended, restated, supplemented or varied from time to time.

“Assets”	the total assets of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG but adjusted for contingencies and subsequent events, all valued in such manner as a representative director of MUFG or MUFG’s auditors or liquidator (as the case may be) may determine.

“Auditors”	the auditors of the Company from time to time.

“Available Distributable Profits”	as defined in Article 13(j).

“Bank”	The Bank of Tokyo-Mitsubishi UFJ, Ltd., a joint stock company organised under the laws of Japan.

“Banking Law”	the Japanese Banking Law (Law No. 59 of 1981 as amended).

“Bankruptcy Event”	shall be deemed to occur: (i) upon the occurrence of a Liquidation Event; or (ii) if a competent court in Japan shall have (a) adjudicated the commencement of corporate reorganisation proceedings (kaisha kousei) in respect of MUFG under the Corporate Reorganisation Law, (b) adjudicated the commencement of corporate rehabilitation proceedings (kaisha seiri) in respect of MUFG under the Commercial Code or (c) adjudicated the commencement of civil rehabilitation proceedings (minji saisei) in respect of MUFG under the Civil Rehabilitation Law.

“Bankruptcy Law”	the Japanese Bankruptcy Law (Law No.75 of 2004 as amended).

“BTMUPC3”	BTMU Preferred Capital 3 Limited.

“BTMUPC3 Preferred Securities”	preference shares in the capital of BTMUPC3 as defined in the Articles of Association of BTMUPC3 and having the rights provided for such shares thereunder.

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“Business Day”	a day on which banks are open for dealing in foreign currency and exchange in London and Tokyo.

“Calculation Agent”	the calculation agent with respect to the Preferred Securities appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A., London Branch pursuant to the Agency Agreement.

“Civil Rehabilitation Law”	the Japanese Civil Rehabilitation Law (Law No. 225 of 1999 as amended).

“Clearstream”	Clearstream Banking, société anonyme.

“Code”	the United States Internal Revenue Code of 1986, as amended, including any successor provisions and transition rules, whether or not codified.

“Commercial Code”	the Japanese Commercial Code (Law No. 48 of 1899 as amended).

“Committee”	a committee of the Directors of the Company appointed in accordance with the provisions of Article 123.

“Common Depositary”	a common depositary for Euroclear and Clearstream including any successor common depositary approved in advance by the Independent Director, which will initially be JPMorgan Chase Bank, N.A., London Branch.

“Company”	MUFG Capital Finance 3 Limited.

“Company Law”	the Japanese Company Law (Law No. 86 of 2005).

“Condition for Liquidation Payment”	either of the following conditions: (i) in the case of liquidation of MUFG, all Senior Debt held by creditors of MUFG entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders is paid or otherwise satisfied in full pursuant to the provisions of the Commercial Code or the Company Law on or after the effective date thereof; or (ii) in the case of corporate reorganisation of MUFG where a decree of approbation of a corporate reorganisation plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) of MUFG becomes final and conclusive, all Senior Debt as

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modified or reduced by such plan appearing in such plan at the date such decree has become final and conclusive is paid or otherwise satisfied in full in accordance with the terms of such plan; provided, however, that in the case of either (i) or (ii) above, the Company shall have distributed a special dividend on the Ordinary Shares pursuant to Article 10 of these Articles.

“Consent of the Independent Director”	the written resolution, approval or consent of the Independent Director.

“Core Capital”	core capital (kihonteki koumoku) as such term is used in the capital adequacy guidelines of or supervised by the FSA as replaced, modified or superseded from time to time.

“Core Capital Linked Junior Debt”	liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking (a) senior in priority of payment as to liquidation distributions to common shares of MUFG and (b) junior in priority of payment as to liquidation distributions to Senior Preferred Liquidation Shares.

“Core Capital Linked Most Junior Debt”	liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking junior in priority of payment as to liquidation distributions to Core Capital Linked Junior Debt.

“Core Capital Linked Senior Debt”	(i) liabilities of MUFG under the Guarantee Agreement and (ii) other liabilities of MUFG incurred in connection with its funding of Core Capital which liabilities are treated for purposes of claims upon a liquidation of MUFG as ranking equal in priority of payment as to liquidation distributions to Senior Preferred Liquidation Shares.

“Corporate Reorganisation Law”	collectively the Japanese Corporate Reorganisation Law (Law No. 154 of 2002 as amended) and the Japanese Law concerning Special Measures, Etc. for Corporate Reorganisation Procedures for Financial Institutions, Etc. (Law No. 95 of 1996 as amended).

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“Determination Date”	the second London Banking Day before the first day of each Dividend Period commencing on and including the Dividend Payment Date in July 2016.

“Directors” or “Board”	the Directors of the Company for the time being or, as the case may be, the Directors assembled as a Board including, where the context permits, the Independent Director.

“Distributable Profits Limitation”	the limitation on declaring or paying dividends described in Article 13(j).

“Dividend Limitation”	the limitation or prohibition on dividends described in Article 13(i).

“Dividend Payment Date”	the 25th day of January and July of each year (or if such day is not a Business Day, the immediately succeeding Business Day unless such day would fall in the next calendar month in which case such day shall be the immediately preceding Business Day), or as may be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities, with the first such date to be 25 July 2006.

“Dividend Period”	each period commencing on and including a Dividend Payment Date (or in respect of the first such period, the relevant Issue Date or such other date as may be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities) and continuing to but not including the next succeeding Dividend Payment Date, or any other period as may be specified in the resolutions of the Board establishing the terms of the Preferred Securities.

“Eligible Investments”	the assets or investments which the Company may hold pursuant to the Investment Policies and consist of the BTMUPC3 Preferred Securities, the Junior Subordinated Loan and securities (including deposits and loans) issued by MUFG or its affiliates which are organised and resident for tax purposes outside the United States (including the Bank), provided that Eligible Investments shall not include any debts or securities (including deposits and loans) which give rise to U.S. source gross income or gross income effectively connected with a conduct of a U.S. trade or business for U.S. federal income tax purposes.

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“Euroclear”	Euroclear Bank S.A./N.V. as operator of the Euroclear System.

“FSA”	the Financial Services Agency of Japan or any successor thereto.

“General Meeting”	any annual or extraordinary meeting of the shareholders of the Company.

“Guarantee Agreement”	the subordinated guarantee agreement entered into between MUFG, the Company, JPMorgan Chase Bank, N.A. as Registrar and JPMorgan Chase Bank, N.A., London Branch as Paying Agent on or before the Issue Date, under which MUFG shall, inter alia, guarantee the obligations of the Company to the Preferred Securityholders in respect of the payment of dividends, the Redemption Price and the Liquidation Preference Amount payable with respect to the Preferred Securities and assume obligations to provide financial assistance to the Company.

“Independent Director”	a member of the Board designated as such pursuant to Article 97 or appointed by the Preferred Securityholders pursuant to Article 14(b) and who shall not during the preceding ten years have been a director or employee of MUFG or any of its direct or indirect subsidiaries or affiliates (other than a director of any direct or indirect subsidiary (including, without limitation, BTMUPC3) of MUFG acting as an independent director pursuant to provisions similar to Article 97 or Article 14(b)).

“Insolvency Event”	shall be deemed to occur if (x)(a) MUFG is not able or, as a result of the payment of dividends otherwise due on a Dividend Payment Date, will not be able to pay its debts as they become due (meaning insolvent (shiharai-funo) within the meaning of the Bankruptcy Law) or (b) its Liabilities (other than Core Capital Linked Senior Debt, Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt) exceed or after giving effect to the payment of such dividends would exceed its Assets or (y) the FSA, or other administrative agency in charge of financial supervision in Japan has taken any statutory action in relation to MUFG based upon its determination that MUFG is insolvent.

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“Investment Policies”	the Company’s investment policies established by resolution of the Directors with the prior Consent of the Independent Director.

“Issue Date”	the date of issue of the Preferred Securities to be specified in the resolutions of the Board or a Committee thereof establishing the terms of the Preferred Securities.

“Issue Price”	¥10,000,000.

“in writing”	written, produced in facsimile form, printed, lithographed or photographed or represented by any other substitute for writing or partly one and partly another.

“Junior Subordinated Loan”	the perpetual Yen denominated subordinated loan by the Company to MUFG acting through its head office, constituting Core Capital Linked Junior Debt of MUFG and made pursuant to the Junior Subordinated Loan Agreement.

“Junior Subordinated Loan Agreement”	the subordinated loan agreement in relation to the Junior Subordinated Loan entered into between the Company (as lender or as assignee of the lender) and MUFG (as borrower) acting through its head office, as supplemented or amended from time to time.

“Junior Shares”	the Ordinary Shares and all other classes and series of equity securities of the Company now or hereafter issued other than (i) Preferred Securities or (ii) Senior Shares.

“law”	includes any law, judicial order or treaty or any regulation, rule, official directive, request, published practice or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory or other authority including, without limitation and where the context so permits, any self regulatory organisation of which the Company or MUFG is a member.

“Liabilities”	the total liabilities of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG, but adjusted for contingencies and subsequent

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events, all valued in such manner as a representative director of MUFG or MUFG’s auditors or liquidator (as the case may be) may determine.

“Liquidation Claim”	the claim in the liquidation proceedings of MUFG (a) of the Company and the Preferred Securityholders evidenced by the Guarantee Agreement or (b) of the Company evidenced by the Junior Subordinated Loan Agreement in an amount equal to (i) the Liquidation Preference Amount or (ii) the principal amount of the Junior Subordinated Loan plus accrued and unpaid interest thereon to (but not including) the date such Liquidation Period commenced, as the case may be, provided, however, that (1) the Liquidation Claim under a Guarantee Agreement shall not accrue and become payable unless and until, or (2) the Liquidation Claim under the Junior Subordinated Loan Agreement shall become payable only if, the relevant Condition for Liquidation Payment shall have occurred and then only to the extent of the relevant Liquidation Distribution Amount.

“Liquidation Distribution Amount”	(i) in relation to claims evidenced by the Guarantee Agreement, the amount payable in respect of the Liquidation Claim represented or evidenced thereby equal to the amount which would have been paid from the assets of MUFG if (x) all Core Capital Linked Senior Debt had been Senior Preferred Liquidation Shares, (y) all Core Capital Linked Junior Debt had been preferred shares directly issued by MUFG which rank in priority of payment as to liquidation distributions (a) senior to common shares of MUFG and (b) junior to Senior Preferred Liquidation Shares and (z) all Core Capital Linked Most Junior Debt had been subordinated shares directly issued by MUFG which rank equal or junior in priority of payment as to liquidation distributions to common shares of MUFG and (ii) in relation to claims evidenced by the Junior Subordinated Loan Agreement, the amount payable in respect of the Liquidation Claim represented or evidenced thereby equal to the amount which would have been paid in respect of the Junior Subordinated Loan from the assets of MUFG if (x) all Core Capital Linked Senior Debt had been Senior Preferred Liquidation Shares, (y) all Core Capital Linked Junior Debt had been

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preferred shares directly issued by MUFG which rank in priority of payment as to liquidation distributions (a) senior to common shares of MUFG and (b) junior to Senior Preferred Liquidation Shares and (z) all Core Capital Linked Most Junior Debt had been subordinated shares directly issued by MUFG which rank equal or junior in priority of payment as to liquidation distributions to common shares of MUFG.

“Liquidation Event”	shall be deemed to occur if (a) liquidation proceedings (seisan) in respect of MUFG under the laws of Japan (including the special liquidation proceedings (tokubetsu seisan) in respect of MUFG under the Commercial Code or the Company Law on or after the effective date thereof) are commenced or (b) a competent court in Japan shall have (x) adjudicated the commencement of bankruptcy proceedings (hasan) in respect of MUFG pursuant to the provisions of the Bankruptcy Law or (y) approved a preparation of a reorganisation plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) which provides for liquidation of MUFG pursuant to the provisions of the Corporate Reorganisation Law.

“Liquidation Period”	any period during which a Liquidation Event has occurred and is continuing.

“Liquidation Preference”	¥10,000,000.

“Liquidation Preference Amount”	the Liquidation Preference (plus unpaid dividends that have become definitive, if any), and an amount equal to dividends calculated in accordance with the provisions of these Articles and/or the resolution of the Board establishing the terms of the Preferred Securities in respect of the period from and including the Dividend Payment Date most recently occurring prior to the occurrence of the Liquidation Event to but not including the date of the Liquidation Event).

“London Banking Day”	a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

9

“Make Whole Amount”	as applied to any date of redemption of the Preferred Securities, the higher of (x) the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period and (y) an amount equal to the sum of (i) the present value of the Liquidation Preference of the Preferred Securities, assuming a repayment thereof on the Dividend Payment Date in July 2011, plus (ii) the present value of the remaining payments of dividends scheduled to be paid to and including the Dividend Payment Date in July 2011, in each case discounted from the relevant Dividend Payment Date to the Redemption Date on the basis of a 360-day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed, at the applicable Japanese Government Bond Yield plus a spread as specified in the resolution of the Board or a Committee thereof establishing the terms of the Preferred Securities. For purposes of this definition, the applicable “Japanese Government Bond Yield” shall be calculated as follows: the Calculation Agent, in consultation with MUFG, will appoint five primary bond dealers who are credit institutions or financial service institutions that regularly deal in bonds and other debt securities in the Yen market (“Primary Japanese Government Bond Dealer”) or their respective successors as reference dealers, provided, however, that if any such dealer ceases to be a Primary Japanese Government Bond Dealer, the Calculation Agent will (in consultation with MUFG) substitute such dealer with another Primary Japanese Government Bond Dealer. The Calculation Agent will (in consultation with the Bank) also appoint one of the reference dealers as the quotation agent. The quotation agent will select a Japanese Government benchmark security which would be used at the time of selection and in accordance with customary financial practice to price new issues of corporate debt securities of comparable maturity to the remaining term of the

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Preferred Securities from the Redemption Date to the Dividend Payment Date in July 2011. The reference dealers will provide the Calculation Agent with the bid and asked prices for the comparable bond issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent at 3:00 p.m. Tokyo time on the third Business Day before the Redemption Date. The Calculation Agent will calculate the average of the bid and asked prices provided by each reference dealer to obtain such reference dealer’s quotation. The Calculation Agent will eliminate the highest and the lowest quotations and then calculate the average of the remaining quotations; provided, however, that if the Calculation Agent obtains fewer than five quotations, it will calculate the average of all the quotations without eliminating any of them. The average quotation is called the “comparable bond price”. The applicable Japanese Government Bond Yield will be determined by the quotation agent and will be the semi-annual equivalent yield to maturity of a security whose price is equal to the comparable bond price, in each case expressed as a percentage of its principal amount. The Calculation Agent may, in consultation with MUFG and the Company, delegate its responsibilities set forth above to a third party.

“Mandatory Suspension Event”	as described in Article 13(a).

“Member”	a person who is registered as the holder of any share in the Register for the time being.

“Month”	calendar month.

“MUFG”	Mitsubishi UFJ Financial Group, Inc., a joint stock company organised under the laws of Japan.

“Net Income (Loss)”	for any fiscal period, the taxable income or loss of the Company for United States federal income tax purposes for such period as determined in accordance with the accounting method used by the Company.

“notice”	a notice in writing unless otherwise required by the context or specifically stated.

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“Office”	the Registered Office of the Company.

“Optional Suspension Event”	as described in Article 13(a).

“Ordinary Resolution”	a resolution of the Company passed by a simple majority of the votes cast.

“Ordinary Share”	an Ordinary Share in the capital of the Company of ¥1 par value and issued subject to and in accordance with the provisions of the Statute and having the rights provided for Ordinary Shares under these Articles.

“Ordinary Shareholder”	a registered holder of an Ordinary Share.

“paid up”	shall include credited as paid up.

“Par Value”	¥10,000,000.

“Parity Securities”	securities issued by MUFG’s direct or indirect subsidiaries (other than the Company) ranking on a parity with any class of preferred shares issued by MUFG as to the payment of dividends.

“Paying Agent”	the paying agent with respect to the Preferred Securities appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A., London Branch pursuant to the Agency Agreement.

“personal representative”	an executor or administrator of a deceased individual or a person serving in a similar capacity under the laws of any jurisdiction.

“preference share”	a noncumulative preference share in the capital of the Company including a Preferred Security.

“Preferred Security”	a preference share which is part of a class of preference shares determined to be issued by the Directors pursuant to Article 11 subject to and in accordance with the Statute and having the rights set out in Articles 13 to 16 and otherwise provided for Preferred Securities under these Articles and with a Par Value and such other characteristics as may be determined by the Board or a Committee thereof in accordance with the provisions of these Articles.

“Preferred Securityholder”	a registered holder of a Preferred Security appearing on the Register on the relevant Record Date.

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“preference shareholder”	a registered holder of a preference share.

“Record Date”	means, in relation to each Dividend Payment Date or Redemption Date, the date immediately preceding the due date (whether or not a Business Day) for payment of dividends or, as the case may be, redemption amounts on the Preferred Securities.

“Redemption Date”	any date determined for redemption of shares pursuant to these Articles.

“Redemption Price”	¥10,000,000.

“Register”	the Register of Members to be kept pursuant to and in accordance with the Statute, these Articles and the Agency Agreement.

“Registrar”	the registrar appointed by the Company from time to time, which initially will be JPMorgan Chase Bank, N.A. pursuant to the Agency Agreement.

“Regulatory Event”	shall be deemed to have occurred if MUFG’s risk-weighted total capital ratio or risk-weighted Core Capital ratio, calculated in accordance with each applicable standard set forth in the Japanese banking regulations, as of the end of any annual or semi-annual period in respect of which MUFG files with the Prime Minister of Japan (i) an annual securities report or semi-annual securities report that is required to be filed under the Securities and Exchange Law, or (ii) if no such reports are required to be filed thereunder, an annual business report or semi-annual business report that is required to be filed under the Banking Law, were to decline below the minimum percentages required by Japanese banking regulations.

“Regulatory Period”	any period during which a Regulatory Event has occurred and is continuing.

“Seal”	the Common Seal of the Company and includes every duplicate Seal.

“Secretary”	any person appointed by the Directors to perform any of the duties of Secretary of the Company (including a temporary or assistant secretary) and in the event of two or more persons being appointed as joint Secretaries any one or more of the persons so appointed.

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“Securities and Exchange Law”	the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended).

“Senior Debt”	(a) for purposes of the application of such term in relation to the Liquidation Claim evidenced by a Guarantee Agreement, all liabilities of MUFG other than Core Capital Linked Senior Debt, Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt and (b) for purposes of the application of such term in relation to the Liquidation Claim evidenced by the Junior Subordinated Loan Agreement, all liabilities of MUFG other than Core Capital Linked Junior Debt and Core Capital Linked Most Junior Debt.

“Senior Preferred Dividend Shares”	preferred shares directly issued by MUFG which rank most senior in priority of payment as to dividends and which qualify as Core Capital.

“Senior Preferred Liquidation Shares”	preferred shares directly issued by MUFG which rank most senior in priority of payment as to liquidation distributions and which qualify as Core Capital.

“Senior Shares”	any class or series of equity securities of the Company (including any warrants, options or other rights convertible or exchangeable into any class or series of equity shares) expressly designated as being senior to the Preferred Securities as to payment of dividends and/or rights upon dissolution, liquidation or winding up of the Company.

“Share Premium Account”	the Company’s share premium account established in accordance with the Statute.

“share”	any share in the capital of the Company including a preference share, an Ordinary Share and any fraction of a share.

“signed”	includes a signature or representation of a signature affixed by mechanical means.

“Six-Month Yen LIBOR”	the floating rate per annum defined in Article 13(c).

“Special Dividend”	as described in Article 10.

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“Special Event”	shall be deemed to have occurred if (i) MUFG determines after consultation with the FSA that the Preferred Securities may not be included in the Core Capital of MUFG under each applicable standard set forth in Japanese banking regulations (other than for the reason that the amount of Preferred Securities exceeds any limitations under such applicable standard with respect to the amount of preference shares issued by foreign special purpose vehicle subsidiaries that qualifies as Core Capital): (ii) the treatment of any item of income, gain, loss, deduction or expense of the Company or MUFG related to MUFG’s ownership of the Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by MUFG, will not be respected by a taxing authority, as a result of which MUFG or the Company is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, in each case which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it; (iii) the Company or MUFG pays, or on the next Dividend Payment Date would be obligated to pay, any Additional Amounts, other than as a result of the occurrence of a Tax Event, which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it; (iv) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of a subordinated loan by BTMUPC3 to the Bank made pursuant to the senior subordinated loan agreement or the junior subordinated loan agreement between them, other than as a result of the occurrence of a Tax Event, or (v) the Company receives an opinion of a nationally recognized law firm in the U.S. experienced in such matters to the effect that there is more than an insubstantial risk that the Company is deemed an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

“Special Resolution”	a Special Resolution of the Company passed as such in accordance with Section 60 of the Statute and includes a resolution approved in writing as described therein.

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“Statute”	the Companies Law (2004 Revision) of the Cayman Islands, as amended, revised, modified or superseded from time to time.

“Suspension Notice”	as described in Article 13(a).

“Taxes”	any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related to the preceding items).

“Tax Event”	the receipt by the Company of an opinion of a nationally recognised law firm or other tax advisor in the Taxing Jurisdiction experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in laws or treaties (or any regulations thereunder) of the Taxing Jurisdiction, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change (including any announced prospective change) in the official position, general application or official interpretation of any legislative or administrative body, court, governmental authority or regulatory body having appropriate jurisdiction, which amendment, clarification, change or Administrative Action is effective or announced on or after the Issue Date (A) the Company is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges (B) the Company or MUFG pays, or on the next Dividend Payment Date would be obligated to pay, any Additional Amounts, in each case which obligation cannot be avoided by the Company or MUFG taking reasonable measures available to it or (C) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of a subordinated loan by BTMUPC3 to the Bank made pursuant to the senior subordinated loan agreement or the junior subordinated loan agreement between them.

“Taxing Jurisdiction”	(i) any jurisdiction in which the Company or MUFG is organised or otherwise considered to be a resident for tax purposes, (ii) any jurisdiction from which the Company or MUFG makes a payment on the

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Preferred Securities or the Guarantee Agreement, as the case may be, or (iii) any political subdivision or taxing authority of the above.

“Yen” and “¥”	the lawful currency of Japan.

2.	In these Articles unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall be deemed to include the plural number and vice versa;

(b)	words importing the masculine or neuter genders only shall include the feminine gender and vice-versa;

(c)	words importing persons shall include companies or associations or bodies of persons, whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive;

(ii)	“shall” and “will” shall be construed as imperative;

(e)	save where otherwise defined in Article 1, words or expressions contained in these Articles shall bear the same meaning as in the Statute unless the context otherwise requires;

(f)	“company” includes references to any body corporate however and wherever incorporated; and

(g)	“property” includes reference to shares, securities, cash and other assets or rights of any nature.

PRELIMINARY

3.	The preliminary expenses incurred in forming the Company shall be payable over such period as the Directors may determine and when paid shall be payable out of the income and/or capital of the Company in such proportions as the Directors may determine.

4.	The Company may in relation to any issue of shares pay such commissions or brokerage as may be lawful.

5.	The business of the Company shall be commenced as soon after the incorporation of the Company as the Directors think fit notwithstanding that any offer of shares may have been only partially subscribed.

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SHARE CAPITAL

6.	The authorised share capital of the Company is the aggregate of (i) ¥150,000,000,000 divided into 15,000 preference shares of ¥10,000,000 par value each and (ii) ¥500,000 divided into 500,000 Ordinary Shares of ¥1 par value each, each such class of share having the rights as hereinafter appearing or as may, in accordance with the provisions of these Articles, be determined by the Directors.

7.	Subject as herein provided and without prejudice to any shares previously issued, all shares in the Company for the time being unissued shall be under the control of the Directors, who may allot and dispose of or grant options over the same to such persons, on such terms and in such manner as they may think fit and they may in their absolute discretion refuse to accept any application for shares.

NON RECOGNITION OF TRUSTS

8.	No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as by these Articles otherwise provided or as by Statute required) any other right in respect of any share, except an absolute right thereto in the registered holder.

ORDINARY SHARES

9.	Ordinary Shares may only be issued to and registered in the name of MUFG or any subsidiary of MUFG and shall be issued at such price as may be determined by the Directors.

SPECIAL DIVIDEND ON ORDINARY SHARES

10.	If a Liquidation Event occurs, the Company shall distribute as a special dividend (whether in specie or otherwise) on the Ordinary Shares (in priority over the Preferred Securities) the BTMUPC3 Preferred Securities held by it and any other financial assets and investments of the Company other than the Guarantee Agreement, the Junior Subordinated Loan and any amounts received or receivable thereunder (the “Special Dividend”).

ISSUE OF PREFERRED SECURITIES

11.

The Directors may allot and issue Preferred Securities in accordance with the provisions of these Articles as they see fit from time to time, which Preferred Securities shall have the rights specified in these Articles and as provided by the resolutions of the Board in relation to the issue of the Preferred Securities in respect of those characteristics of a Preferred Security which these Articles specify may be determined by the Board, as the case may be, and shall bear such designation, if any, as the Directors prescribe prior to their issue. The Preferred Securities will rank pari passu with each other. The Company

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shall not issue (i) any Senior Shares or (ii) other classes or series of equity securities that rank on a parity with the Preferred Securities as to (a) payment of dividends or (b) rights upon dissolution, liquidation or winding up of the Company and otherwise on such terms as the Directors see fit, in each case without the prior consent of each Preferred Securityholder as contemplated by Article 14(d). The Company shall not issue any class or series of equity securities without the prior Consent of the Independent Director other than Ordinary Shares, other Junior Shares or such shares as shall be approved by each Preferred Securityholder as referred to in the preceding sentence.

12.	Preferred Securities shall be issued at the Issue Price on the Issue Date and on or before such Issue Date (i) the Guarantee Agreement shall be entered into in connection with the Preferred Securities and (ii) the Company shall subscribe for or purchase an equivalent number of fully paid and non-assessable BTMUPC3 Preferred Securities with a par value and liquidation preference corresponding to the Par Value and Liquidation Preference.

DIVIDENDS ON PREFERRED SECURITIES

13.	(a	)	Dividends on the Preferred Securities shall be deemed duly declared without further action on the part of the Directors and shall be payable on a noncumulative basis from the Issue Date, semi-annually in arrear on each Dividend Payment Date for the Dividend Period then ending commencing in July 2006, subject to the Company having legally available funds for such purpose and the other qualifications described in these Articles. Dividends on the Preferred Securities will be payable, subject as provided in the following sentence, for each Dividend Period at a rate per annum on the Liquidation Preference equal to the Applicable Dividend Rate. Dividends shall be due and payable on each Dividend Payment Date except in the case of (and to the extent of) a Mandatory Suspension Event or Optional Suspension Event.

The Company shall give notice to the Preferred Securityholders of any receipt by the Company from MUFG of any Suspension Notice promptly upon the receipt thereof by the Company. Each dividend will be payable to the relevant Preferred Securityholder.

If (i) a Liquidation Event, an Insolvency Event or a Regulatory Event has occurred and is continuing, and MUFG has delivered a notice (a “Suspension Notice”) to the Company on or before the fifth Business Day immediately preceding a Dividend Payment Date, the Company shall not pay any dividends with respect to the Preferred Securities on such Dividend Payment Date (provided that, for the avoidance of doubt, such Mandatory Suspension Event is continuing as at the fifth Business Day preceding the relevant Dividend Payment Date) and (ii) if a Distributable Profits Limitation or Dividend Limitation (as defined below) is in effect, and MUFG has delivered a Suspension Notice to the Company on or before the fifth Business Day immediately preceding a Dividend Payment Date, the Company shall pay no dividends or reduced dividends with respect to the Preferred Securities on such Dividend Payment Date. Each of the events in (i) and (ii) above is a “Mandatory Suspension Event”.

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If MUFG advises the Company that (i) MUFG has no outstanding preferred shares and that (ii) MUFG has not paid and has declared that it will not pay dividends on any of its common shares for its most recently ended financial year (an “Optional Suspension Event”), and if MUFG delivers a Suspension Notice to the Company on or before the fifth Business Day immediately preceding the Dividend Payment Date that occurs in July of the calendar year in which such financial year ends or in the next succeeding January, as the case may be, the Company shall, as specified in such Suspension Notice, pay no dividends or reduced dividends with respect to the Preferred Securities on each such Dividend Payment Date. For the avoidance of doubt, if MUFG advises the Company that it has declared or paid dividends (including less than full dividends) on its preferred shares for the most recently ended financial year, the Company shall pay dividends on the Preferred Securities on the Dividend Payment Date that occurs in July of the calendar year in which such financial year ends and the next succeeding January, to the extent not limited or prohibited by a Mandatory Suspension Event, if and to the extent applicable.

(b)	Dividends will be computed on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period or otherwise on such basis of computation as the Directors or a Committee of the Board may determine in the resolutions establishing the terms of the Preferred Securities. Any amount less than one Yen will be down to the nearest whole Yen. For purposes of payments to Preferred Securityholders with respect to the Liquidation Preference or a Redemption Price, unpaid dividends shall accrue only if, with respect to the relevant payment date for such Liquidation Preference (in accordance with Article 16) or Redemption Price (as the case may be), conditions comparable to those set forth above for the payment of dividends on the Preferred Securities on a Dividend Payment Date have been satisfied as of the relevant payment date (treating, for this purpose only, the relevant payment date as if it were the next Dividend Payment Date).

(c)	Pursuant to the Agency Agreement, the Company will appoint the Calculation Agent for the purposes of determining Six-Month Yen LIBOR and the Calculation Agent will calculate, for each applicable Dividend Period, Six-Month Yen LIBOR. “Six-Month Yen LIBOR” means for each Dividend Period the per annum rate of interest determined by the Calculation Agent as follows:

(i) on the Determination Date for such Dividend Period, the Calculation Agent shall obtain the offered rate for six-month Yen deposits that appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of major banks for Yen deposits) at 11:00 a.m. (London time) on the Determination Date;

(ii) if for any reason such offered rate does not appear or if the relevant page is unavailable, Six-Month Yen LIBOR shall be the per annum rate of interest which the Calculation Agent shall request appropriate quotations and

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determine the arithmetic mean of the rates (expressed as a percentage per annum) at which six-month Yen deposits are offered by three major banks (or, if fewer than three rates are so quoted, two major banks, or, if fewer than two rates are so quoted, one major bank) in the London interbank market, selected by the Calculation Agent, at approximately 11:00 a.m. (London time) on the Determination Date to prime banks in the London interbank market for a period of six months and in an amount that is representative for a single transaction in the relevant market at the relevant time; and

(iii) if none of the banks so selected by the Calculation Agent are quoting rates as set forth above, the Six-Month Yen LIBOR shall remain the same as for the immediately preceding Dividend Period of which the Applicable Dividend Rate is a floating rate, or if there was no preceding Dividend Period of which the Applicable Dividend Rate is a floating rate, the Applicable Dividend Rate shall be the dividend rate applicable to the prior Dividend Period of which the Applicable Dividend Rate is a fixed rate.

The Company shall rely on the determination by the Calculation Agent of Six-Month Yen LIBOR or such other floating rate as notified to the Company unless for any reason there is not a Calculation Agent on a Determination Date, in which case the Company shall perform the calculations and determinations required by these Articles to establish Six-Month Yen LIBOR or such other floating rate.

(d)	The Preferred Securities will rank senior to Junior Shares as to rights upon a dissolution, liquidation or winding up of the Company and, except as described in Article 10 and the next sentence of this Article 13(d), as to the payment of dividends. On any Dividend Payment Date where some or all of the amount otherwise payable by the Company as dividends on the Preferred Securities is not paid following the occurrence of a Mandatory Suspension Event or an Optional Suspension Event, the dividend preference of the Preferred Securities will shift to the Ordinary Shares such that all dividend payments received by the Company in respect of the BTMUPC3 Preferred Securities and all interest or other payments received by the Company in respect of the Company’s other Eligible Investments (including the Junior Subordinated Loan), if any, may be distributed as dividends to the Ordinary Shareholders before any dividends are paid on the Preferred Securities (subject, if a Suspension Notice has been delivered that limits but does not prohibit payment of dividends, to the prior payment of dividends on the Preferred Securities to the extent permitted by such Suspension Notice). When dividends are not paid in full for any Dividend Period upon the Preferred Securities, all dividends on the Preferred Securities shall only become payable pro rata based upon the respective amounts that would have been paid on the Preferred Securities had dividends been paid in full.

(e)	The right of Preferred Securityholders to receive dividends is noncumulative. Accordingly, to the extent dividends are not due or paid in respect of any Dividend Period, Preferred Securityholders will have no right to receive such dividends in respect of such Dividend Period and the Company will have no obligation to pay such dividends in respect of such Dividend Period, whether or not dividends are payable in respect of any future Dividend Period.

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(f)	Except (i) in the circumstances in which a dividend preference shift occurs as described in Article 13(d) or (ii) in the event of a pro rata redemption of Ordinary Shares on any Redemption Date or in the event of a Special Dividend on the Ordinary Shares as described in Article 10, the Company shall not pay or set apart funds for any dividends or other distributions (other than in Junior Shares) with respect to any Junior Shares or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Shares through a sinking fund or otherwise except on a Dividend Payment Date and unless and until (i) the Company has paid, or a sum sufficient for payment has been paid over to the Paying Agent (or the Registrar) for payment of, a cash dividend on the Preferred Securities at the annual dividend rate on such Dividend Payment Date for the immediately preceding Dividend Period, (ii) full cash dividends on the Preferred Securities have been paid on the two immediately preceding Dividend Payment Dates (or such lesser number of Dividend Payment Dates in the period during which the Preferred Securities have been outstanding) and (iii) the Company has funds legally available therefor. So long as any Preferred Securities are outstanding, Junior Shares are not redeemable or repurchasable without the prior Consent of the Independent Director, except in the event of a pro rata redemption of Ordinary Shares on any Redemption Date. A “pro rata redemption of Ordinary Shares” as referred to in this Article 13(f) means a redemption of Ordinary Shares where the proportion that the aggregate issue price (including any premiums) of the Ordinary Shares redeemed by the Company bears to the aggregate issue price (including any premiums) of the Ordinary Shares immediately prior to such redemption shall not exceed the proportion that the aggregate Liquidation Preference of the Preferred Securities redeemed by the Company bears to the aggregate Liquidation Preference of the outstanding Preferred Securities immediately prior to such redemption.

(g)	A Suspension Notice delivered by MUFG shall state the applicable Mandatory Suspension Event or Optional Suspension Event and the reason for the suspension or reduction of dividends and, in the case of an Insolvency Event described in clause (x) in the definition thereof, be accompanied by a report of one representative director of MUFG or MUFG’s auditors or liquidator confirming that the circumstance described in (x)(a) or (x)(b) in the definition thereof exists, or would exist, as the case may be. If more than one Mandatory Suspension Event or Optional Suspension Event has occurred and is continuing, MUFG shall specify the event that contains the most restrictive dividend payment terms in the corresponding Suspension Notice, and the Company shall pay no dividends or reduced dividends in accordance with that Suspension Notice.

(h)	A Suspension Notice with respect to an Optional Suspension Event shall not be effective unless a valid notice or certificate limiting the payment of dividends by at least the same percentage as those on the Preferred Securities has also been delivered by MUFG to all issuers of Parity Securities (if any); provided, however,

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that if the percentage of the limitation on the amount of dividend on the Preferred Securities becomes less than the percentage of the limitation on the amount of dividend on any Parity Securities as a result of rounding the amount less than the minimum amount payable to such Parity Securities pursuant to the terms thereof, such percentages of the limitation shall be deemed to be the same for the purpose of this Article.

(i)	If MUFG makes a final and conclusive declaration to pay less than full dividends on its Senior Preferred Dividend Shares with respect to any fiscal year of MUFG (commencing with the financial year ending on 31 March, 2006), then the aggregate amount of dividends that the Company may pay on the Preferred Securities on the Dividend Payment Dates that occur in July of the calendar year in which such fiscal year ends and the next succeeding January shall (to the extent not limited or prohibited by the Distributable Profits Limitation and subject to the effect of any Mandatory Suspension Event, if, and to the extent, applicable) be equal to an amount that represents the same proportion of full dividends on the Preferred Securities as the amount of dividends so declared on such Senior Preferred Dividend Shares with respect to such immediately preceding fiscal year bore to full dividends on such Senior Preferred Dividend Shares. For this purpose, full dividends shall be treated as having been paid for a particular fiscal year even if no interim dividend is paid on such Senior Preferred Dividend Shares if a full dividend is paid after the end of the particular fiscal year of MUFG. If MUFG makes a final and conclusive declaration not to pay dividends on its Senior Preferred Dividend Shares with respect to a fiscal year of MUFG, no dividends will be paid on the Preferred Securities on the Dividend Payment Dates that occur in July of the calendar year in which such fiscal year ends and the next succeeding January. Such limitation or prohibition, as the case may be, on the payment of dividends is referred to as the “Dividend Limitation”. When only partial dividends are paid on the Preferred Securities for any Dividend Period, dividends on the Preferred Securities shall be payable pro rata based upon the respective amounts that would have been paid on the Preferred Securities had dividends been paid in full.

(j)	On or before the fifth Business Day immediately preceding each Dividend Payment Date, MUFG will calculate the Available Distributable Profits (as defined below) and determine whether such Available Distributable Profits are less than the aggregate amount of the dividends on the Preferred Securities to be paid on such Dividend Payment Date (a “Distributable Profits Limitation”). In the event that a Distributable Profit Limitation applies, and MUFG delivers a Suspension Notice to the Company on or before the fifth Business Day immediately preceding such Dividend Payment Date, subject to the other limitations provided for in these Articles (if, and to the extent, applicable), the Company will pay on such Dividend Payment Date dividends on the Preferred Securities in an amount equal to the Available Distributable Profits set forth in such Suspension Notice. If there are no Available Distributable Profits with respect to a Dividend Payment Date, no payment of dividends on the Preferred Securities will be made on such Dividend Payment Date (as specified in the Suspension Notice).

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With respect to any Dividend Payment Date in July, the available distributable profits (the “Available Distributable Profits”) shall be the distributable profits (or the distributable amounts under the Company Law on or after the effective date thereof) MUFG (as determined under applicable Japanese Law) as of the end of the most recently ended financial year of MUFG after deducting as of the date immediately preceding such Dividend Payment Date (1) any dividends (other than interim dividends, if any) which have been declared, finally and conclusively, to be paid in relation to any class of preferred shares of MUFG in respect of such fiscal year and (2) any dividends and other distributions which have been declared since the end of such fiscal year of MUFG in relation to Parity Securities; and

With respect to any Dividend Payment Date in January, the Available Distributable Profits shall be the amount by which the Available Distributable Profits applicable to the immediately preceding Dividend Payment Date in July exceeds the aggregate amount of (1) any dividends which have been declared to be paid in relation to the Preferred Securities on the immediately prior Dividend Payment Date in July and (2) (as of the date immediately preceding such succeeding Dividend Payment Date in January) any dividends and other distributions declared in relation to Parity Securities which have been declared, on or after such prior Dividend Payment Date in July and notified by MUFG to the Company on or before the fifth Business Day immediately preceding such succeeding Dividend Payment Date in January (the Distributable Profits Limitation shall be zero if there is no such excess amount).

Notwithstanding the foregoing, the aggregate amount of (p) any dividends the Company otherwise must or may pay to the Preferred Securityholders on a Dividend Payment Date (in July or January) and (q) any dividends and other distributions on Parity Securities which must or may be paid on such date, exceeds the Available Distributable Profits that would otherwise apply on such date, the applicable Available Distributable Profits shall be reduced to the portion thereof that is in the same proportion as the amount set forth in (p) above bears to the aggregate amount set forth in (p) and (q) above.

For the avoidance of doubt, for the purpose of the calculation of the Available Distributable Profits with respect to any Dividend Payment Date in July and January under this Article 13(j), any date on which dividends and other distributions on Parity Securities must or may be paid, shall be deemed to be the same date as the applicable Dividend Payment Date in relation to the Preferred Securities, notwithstanding any discrepancies resulting from the methods of determining business days in relation to Preferred Securities and Parity Securities.

(k)	All payments made by the Company under, or with respect to, the Preferred Securities will be made free and clear of, and without withholding or deduction for or on account of, any Taxes, unless the Company is required to withhold or

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deduct such Taxes by applicable law or by the official interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of certain Taxes imposed or levied on behalf of any Taxing Jurisdiction, in relation to any payment made in respect of the Preferred Securities, the Company will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Preferred Securityholder (including Additional Amounts) after such withholding or deduction (including any withholding or deduction from such Additional Amounts) will not be less than the amount such Preferred Securityholder would have received if such Taxes had not been required to be withheld or deducted, provided, however that the obligation to pay Additional Amounts does not apply to:

(i)	any Taxes that would not have been imposed but for the existence of any present or former connection between the relevant Preferred Securityholder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the relevant Preferred Securityholder, if the relevant Preferred Securityholder is an estate, nominee, trust or corporation) and the Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Taxing Jurisdiction) other than by mere ownership or holding of the Preferred Securities, enforcement of rights under the Preferred Securities or the Guarantee Agreement or under the receipt of payments in respect of the Preferred Securities or the Guarantee Agreement;

(ii)	any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment, or governmental charge;

(iii)	any Taxes payable otherwise than by withholding from payments of dividends and other amounts due on the Preferred Securities or under the Guarantee Agreement;

(iv)	any Taxes that would not have been imposed if the Preferred Securityholder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (a) a declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (b) at least 30 days prior to the first Dividend Payment Date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Taxing Jurisdiction, the Preferred Securityholder at that time has been notified by MUFG, the Company or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made;

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(v) any Taxes imposed as a result of the presentation of a certificate for the Preferred Security for payment (where presentation is required) more than 30 days after the relevant payments is first made available to the Preferred Securityholder (except to the extent that the Preferred Securityholder would have been entitled to receive additional amounts had the relevant certificate been presented on the last day of such 30-day period); or

(vi) any combination of (i) through (vi) above.

Additional Amounts will also not be payable where, had the beneficial owner of the Preferred Security been the Preferred Securityholder, it would not have been entitled to payment of Additional Amounts by reason of (i) through (vi) above.

The Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Taxing Jurisdiction in accordance with applicable law. The Company will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each Taxing Jurisdiction imposing Taxes (each a “Certified Copy”) and will provide a Certified Copy to each affected Preferred Securityholder. The Company will attach to each Certified Copy a certificate stating:

(i) that the amount of withholding Taxes evidenced by the Certified Copy was paid in connection with payments in respect of the Preferred Securities then outstanding;

(ii) the amount of such withholding Taxes paid per relevant Preferred Security.

Copies of the documentation referred to in (i) and (ii) above will be available at the office of the Paying Agent during regular business hours for inspection upon request.

At least 30 days prior to each date on which any payment under or with respect to the Preferred Securities is due and payable (unless an obligation to pay Additional Amounts arises shortly before or after the 30th day prior to that date, in which case it will be promptly thereafter), if the Company will be obligated to pay Additional Amounts with respect to that payment, the Company will deliver to the Paying Agent a certificate signed by a Director stating that those Additional Amounts will be payable, specifying the country, the amount to be withheld or deducted and stating the Additional Amounts payable and will set forth any other information necessary to enable the Paying Agent to pay the Additional Amounts to Preferred Securityholders on the payment date. Each such certificate will be relied upon until receipt of a further certificate addressing such matters.

The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies that arise in any

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jurisdiction from the execution, delivery or registration of the Preferred Securities or any other document or instrument referred to in the Preferred Securities (other than a transfer of the Preferred Securities), or the receipt of payments with respect to the Preferred Securities, excluding any taxes, charges or similar levies imposed by any jurisdiction that is not a Taxing Jurisdiction that has imposed or levied taxes resulting in the requirement to pay Additional Amounts.

For the avoidance of doubt, references in these Articles to the payment of any dividend or Liquidation Preference with respect to the Preferred Securities will be deemed to include the payment of Additional Amounts to the extent that, in the context of referring to those payments, Additional Amounts are, were or would be payable in respect of those payments.

	(l)	For the avoidance of doubt, where any payment is made to a Preferred Securityholder by MUFG pursuant to the Guarantee Agreement, to the extent of such payment by MUFG the Company shall have no further obligations to that Preferred Securityholder pursuant to these Articles (whether in relation to dividends, redemption payments, liquidation payments or otherwise).

VOTING RIGHTS ATTACHING TO PREFERRED SECURITIES

14.	(a)	Except as provided in this Article 14 and Article 85(b), Preferred Securityholders will not be entitled to vote. In the event the Preferred Securityholders are entitled to vote on any matter, each Preferred Securityholder will be entitled to vote in proportion to the Liquidation Preference represented by the Preferred Securities held by such Preferred Securityholder.

	(b)	If full dividends on the Preferred Securities shall not have been paid for two consecutive Dividend Periods or while a Bankruptcy Event continues, the Preferred Securityholders, by majority vote of the votes cast on such matter (calculated by reference to Liquidation Preference) at a meeting properly called and held or by written instructions signed by the holders of a majority of such shares (calculated by reference to Liquidation Preference), shall have the right to remove the Independent Director and to fill the vacancy created by such removal or any other vacancy existing in the office of the Independent Director.

	(c)	So long as any Preferred Securities are outstanding, the Company shall not: (i) amend, alter or repeal or otherwise change any provision of these Articles or the Memorandum of Association of the Company if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Preferred Securities as determined by the Independent Director; or (ii) to the extent within its control, merge, convert, consolidate, reorganise or effect any other business combination involving the Company, unless the resulting entity will thereafter have no class or series of equity securities either authorised or outstanding ranking senior to the Preferred Securities as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, except the same number

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of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to the payment of dividends or other distributions, qualifications or terms or conditions or redemption as the equity securities of the Company that are authorised and outstanding immediately prior to such transaction, and each Preferred Securityholder immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to the payment of dividends or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the Preferred Securities held by such holder immediately prior thereto unless two-thirds (calculated by reference to Liquidation Preference) of the Preferred Securityholders consent to such action.

	(d)	So long as any Preferred Securities are outstanding, the Company shall not, without the prior consent of each outstanding Preferred Securityholder (a) issue any (i) Senior Shares or (ii) any class or series of equity securities that rank on a parity with the Preferred Securities as to (A) payment of dividends or (B) rights upon dissolution, liquidation or winding up of the Company or (b) alter, vary or abrogate the rights of holders of Preferred Securities relating to the amount or due date of dividends, Liquidation Preference or Additional Amounts or the amount received upon redemption of Preferred Securities or the date of redemption including currency and place of payment.

	(e)	The creation or issue of any additional Junior Shares, or an amendment to these Articles or the Memorandum of Association of the Company that increases the number of authorised Ordinary Shares or any other Junior Shares shall not be deemed to be a material and adverse change requiring a vote, or consent, of the Preferred Securityholders.

	(f)	The Company may not (i) sell, assign or grant a participation or any other form of interest (whether by way of security or otherwise) in the BTMUPC3 Preferred Securities or (ii) as holder of the BTMUPC3 Preferred Securities consent to any action by BTMUPC3 with respect to its interests in the senior loan agreement between it and the Bank under Article 14(f) of BTMUPC3’s Amended and Restated Articles of Association except upon the affirmative vote of a majority of the entire Board and with the consent of at least two-thirds (calculated by reference to Liquidation Preference) of the Preferred Securityholders.

REDEMPTION AND PURCHASE OF PREFERRED SECURITIES

15.	(a)	On any Dividend Payment Date (commencing in July 2011), the Preferred Securities may be redeemed for cash at the option of the Company, in whole or in part, on not less than 14 nor more than 60 days’ notice, at the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not due and payable in respect of such period. Any such redemption is

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subject to (i) compliance with applicable regulatory requirements, including the prior approval of the FSA if then required and (ii) the prior approval of all of the Ordinary Shareholders. If dividends on any Preferred Securities are due and payable but not paid, no Preferred Securities shall be redeemed unless all outstanding Preferred Securities are redeemed and the Company shall not purchase or otherwise acquire any Preferred Securities, provided, however, that the Company may purchase or acquire Preferred Securities pursuant to a purchase or exchange offer made on the same terms to all outstanding Preferred Securityholders and approved by an Ordinary Resolution.

(b)	In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the number of Preferred Securities to be redeemed shall be determined by the Board, and the Preferred Securities to be redeemed shall be determined by lot or pro rata as may be determined by the Board in its sole discretion to be equitable provided that for so long as the Preferred Securities are registered in the name of a Common Depositary or a nominee therefor such method satisfies any applicable requirements of the Common Depositary, Euroclear and Clearstream or any successor clearing system or, as the case may be, the Registrar.

(c)	The Company will also have the right at any time prior to the Dividend Payment Date in July 2011, upon the occurrence of a Tax Event, to redeem Preferred Securities, in whole (but not in part), on not less than 14 nor more than 60 days’ notice, for cash at the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period. Any such redemption shall be subject to applicable regulatory requirements, including the prior approval of the FSA if then required under applicable guidelines or policies of or supervised by the FSA.

(d)	At any time a Special Event has occurred and is continuing, the Company will have the right to redeem the Preferred Securities, subject to compliance with applicable regulatory requirements, including the prior approval of the FSA (if then required), in whole but not in part, on not less than 14, nor more than 60 days notice, at a redemption price equal to (A) in the case of redemption prior to 25 July 2011, the Make Whole Amount or (B) in the case of a redemption on or after 25 July 2011, the Redemption Price, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, without interest and without accumulation of dividends for any prior Dividend Period to the extent not payable in respect of such period.

(e)	Subject to the provisions of Article 15(f), the Company may make any payment in respect of redemption or purchase of any Preferred Securities in any manner authorised by, and subject to such conditions prescribed by, the Statute, including out of capital, Share Premium Account and retained earnings.

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	(f)	The Company may, subject to approval by Ordinary Resolution, purchase Preferred Securities in the market at negotiated prices provided that the Company may fund the purchase of Preferred Securities only with funds legally available therefor. Any such purchase by the Company is subject to compliance with applicable regulatory requirements including the prior approval of the FSA if then required with respect to such purchase. Any Preferred Securities so purchased shall be cancelled and may not be reissued or resold and the obligations of the Company in respect of such Preferred Securities shall be discharged.

	(g)	Any Preferred Securities redeemed by the Company will be automatically cancelled upon such redemption.

RIGHTS OF PREFERRED SECURITIES ON LIQUIDATION

16.	(a)	In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Company, after satisfaction of liabilities to creditors, if any, the Preferred Securityholders at the time outstanding will be entitled to receive out of assets of the Company available for distribution to Members, before any distribution of assets is made to holders of any Junior Shares, liquidation distributions in respect of each Preferred Security in the amount of the Liquidation Preference, plus, if applicable in accordance with Article 13(b), an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Period accrued on a daily basis through (but not including) the date fixed by the Company for redemption, but without interest and without accumulation of dividends for any prior Dividend Period to the extent not due and payable in respect of such period.

	(b)	After payment of the full amount of the liquidation distributions to which they are entitled, the Preferred Securityholders will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary dissolution, liquidation or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all outstanding Preferred Securities then the Preferred Securityholders shall share rateably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled. Assets available for distribution would include any amounts received by the Company from MUFG pursuant to the Guarantee Agreement.

VARIATION OF SHARE CAPITAL

17.	Subject to Article 14 and the other provisions of these Articles and in accordance with any applicable law, the Company may from time to time by Ordinary Resolution increase its capital by such sum or sums to be divided into shares of such par value as the Ordinary Resolution shall prescribe. All new shares shall be subject to the provisions of the Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise.

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18.	Subject to the provisions of Sections 13 and 35 of the Statute, the Company may, save in respect of the Preferred Securities, by Special Resolution from time to time reduce its share capital in any way and in particular without prejudice to the generality of the foregoing power may:

	(a)	extinguish or reduce the liability on any of its shares in respect of share capital not paid up; or

	(b)	with or without extinguishing or reducing liability on any of its shares:

(i) cancel any paid-up share capital which is lost or which is not represented by available assets; or

(ii) pay off any paid-up share capital which is in excess of the requirements of the Company,

and may if and so far as is necessary alter its Memorandum of Association by reducing the amount of its share capital and of its shares accordingly.

19.	The Company may, save in respect of the Preferred Securities but subject to Article 6 and Article 14, by Ordinary Resolution from time to time alter (but not reduce) any part of its share capital by:

	(a)	consolidating and dividing all or any of its share capital into shares of larger amount than its existing shares;

	(b)	Sub-dividing its shares or any of them into shares of smaller amount than that fixed by its Memorandum of Association so that in the sub-division the proportion between the amount paid and the amount if any unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

	(c)	cancelling any shares which at the date of the passing of the Ordinary Resolution in that behalf have not been taken or agreed to be taken by any person and diminishing the amount of its share capital by the amount of the shares so cancelled.

TRANSFER OF SHARES

20.	Subject to the provisions of these Articles, shares in the Company shall be transferable by a transfer in any usual or common form in use in the Cayman Islands or in such other form as the Directors shall from time to time sanction or allow but so that every form of transfer shall relate to shares of one class only and shall state the full name and address of the transferor and the transferee or transferees and, if more than one such transferee, the number of shares respectively being transferred to each of them.

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21.	No transfer of Ordinary Shares may be effected:

(a) otherwise than in accordance with Article 9 and in respect of all Ordinary Shares then in issue;

(b) without the prior written consent of the Directors; and

(c) unless the proposed transferee shall have given a declaration as to such matters in such form as the Directors may require (including, but without limiting the foregoing, as to residence for tax purposes), and in any event the Directors may in their absolute discretion refuse to register any such transfer without assigning any reason therefor.

22.	The Directors may decline to register any transfer of any shares of the Company unless:

(a) the instrument of transfer is deposited at the Office, the office of the Registrar or such other place as the Directors may reasonably require, accompanied by the certificate in respect of the shares (if any) to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b) the instrument of transfer relates to shares of one class only.

23.	Provided that the Company shall not be required to register or cause to be registered a transfer of any preference share after such preference share has been called for redemption, the Directors shall forthwith register a transfer of fully paid preference shares effected in accordance with Article 22 subject only to the provisions of Article 31.

24.	The Directors may decline to register any transfer of preference share on which the Company has a lien.

25.	If the Directors decline to register a transfer of any shares they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of refusal.

26.	The registration of transfers of shares (not being fully paid preference shares) may be suspended at such times and for such periods as the Directors may from time to time determine PROVIDED ALWAYS that such registration shall not be suspended for more than thirty days in any year.

27.	All instruments of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

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28.	Instruments of transfer shall be signed by the transferor (and in the case of partly paid shares by the transferee) and shall be dated the day on which they are signed.

29.	The transferor of any shares shall be deemed to remain the holder of such shares until the same have been transferred to the transferee in the Register.

30.	The Directors may delegate any of their functions and responsibilities under Articles 20-28 above to any person appointed by them to act as Registrar.

TRANSMISSION OF SHARES

31.	In the case of the death of a Member the survivor or survivors (where the deceased was a joint holder) and the personal representatives of the deceased (where he was the sole holder) shall be the only person recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of the deceased holder whether sole or joint from any liability in respect of any amount of shares solely or jointly held by him.

32.	Any guardian of an infant Member or of a Member under legal disability and any person entitled to any amount of shares in consequence of the death or insolvency of a Member may upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided elect either to be registered himself as holder of the shares or to have some person nominated by him registered as the transferee thereof but the Directors shall in either case have the same right to decline or suspend registration as they would have had in the case of transfer of the shares by that Member before his death or insolvency (as the case may be).

33.	If the person so becoming entitled in consequence of the death or insolvency of any Member shall elect to be registered himself he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the shares. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice of transfer as aforesaid as if the death or insolvency of the Member had not occurred and the notice of transfer were a transfer signed by that Member.

34.	A person becoming entitled to any amount of shares by reason of the death or insolvency of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the shares except that he shall not before being registered as a Member in respect of the shares be entitled in respect of them to exercise any right conferred by membership in relation to meetings of the Company PROVIDED ALWAYS that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the shares and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the shares until the requirements of the notice have been complied with.

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REGISTER OF MEMBERS

35.	The Directors shall keep the Register or cause the Register to be kept by the Registrar at such place as they shall from time to time determine in the manner set forth in Article 36 but in all cases outside the United Kingdom.

36.	The Register may be kept on magnetic tape or in accordance with some other mechanical or electrical system provided legible evidence can be produced therefrom to satisfy the requirements of the Statute and of these Articles.

37.	The Directors shall cause to be entered in the Register the following particulars:

(a)	the name and address of each Member, a statement of the amount of relevant shares of each class held by him and of the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register as a Member holding the relevant shares; and

(c)	the date on which any person ceased to be a Member holding the relevant shares.

38.	The Register shall be kept in such manner as to show at all times the Members of the Company for the time being and the shares respectively held by them.

39.	The Register shall be open to inspection at all reasonable times during office hours.

40.	Title to shares shall pass by registration in the Register.

41.	Upon the redemption or purchase of any shares being effected pursuant to these Articles the relevant Member shall cease to be entitled to any rights in respect thereof (excepting always the right to receive the Redemption Price and/or any other amount to which he is entitled in respect of such redemption or purchase) and accordingly his name shall be removed from the Register with respect thereto, the relevant shares treated as cancelled and treated as unissued, and as a consequence thereof such cancelled shares shall be available for re-issue as shares of the relevant class and until re-issue shall form part of the authorised but unissued share capital of the Company.

SHARE CERTIFICATES

42.	The Directors may determine to issue a share certificate to any person whose name is entered as a Member in the Register in respect of the shares of each class held by him.

43.	Subject to the provisions of Article 42 where a Member has transferred part of the shares comprised in his holding (to the extent permitted) he shall be entitled to a certificate for the balance without charge.

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44.	Each share certificate to be issued by the Company with respect to any share shall be in such form as the Directors may determine and shall specify the amount and class and distinguishing number (if any) of the shares to which it relates and shall be issued under the Seal or any facsimile Seal of the Company and/or the manual or facsimile signature of any person authorised by the Directors.

45.	If a share certificate evidencing shares shall be mutilated, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity as the Directors think fit. In case of loss or destruction the Member to whom such renewed certificate is given shall also bear and pay to the Company and, if applicable, the Registrar all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

JOINT HOLDERS OF SHARES

46.	Where two or more persons are registered as the holders of any shares they shall be deemed to hold the same as joint tenants, subject to the provisions following:

(a)	the Company shall not be bound to register more than four persons as the joint holders;

(b)	any one of such joint holders may give effectual written instructions for redemption;

(c)	any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders;

(d)	any certificate relating to such share shall be delivered to the address of the first-named of the joint holders as appearing in the Register, and notices from the Company of General Meetings of the Company at which they are entitled to attend and vote, or any class meeting of Members of the Company at which they are entitled to attend and vote, shall be delivered to such address of such first named joint holder;

(e)	the vote of the first-named of joint holders who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders; and

(f)	for the purpose of the provisions of this Article the first-named shall be determined by the order in which the names of the joint holders stand in the Register.

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LIEN

47.	The Company shall have a first and paramount lien and charge on all the shares (not being fully paid shares) registered in the name of a Member (whether solely or jointly with others) for his debts, liabilities and engagements (either alone or jointly with any other person and whether a Member or not) to or with the Company whether the period for payment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares.

48.	Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Company’s lien (if any) on such shares.

49.	For the purpose of enforcing such lien the Company may sell (in such manner as the Directors think fit) any shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after the notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares. For the purposes of giving effect to any such sale the Directors may authorise some person to transfer to the purchaser thereof the shares so sold.

50.	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. The purchaser shall be so registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

51.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the amount of the shares or by way of premium) PROVIDED THAT (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable at less than fourteen days from the date fixed for the payment of the last preceding call and each Member shall (subject to being given at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine.

52.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

53.	The joint holders of a share shall be jointly and severally liable to pay all calls and other moneys due in respect thereof.

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54.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine but the Directors shall be at liberty to waive payment of such interest wholly or in part.

55.	Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date whether on account of the share or by way of premium shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

56.	The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and/or in the times of payment.

57.	The Directors may if they think fit receive from any Member willing to advance the same all or any part of the money uncalled and unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls and such payment in advance of calls shall extinguish so far as the same shall extend the liability upon the shares in respect of which it is advanced and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received the Company may (until the same would but for such advance become presently payable) pay interest at such rate as the Directors shall think fit PROVIDED THAT any amount paid up in advance of calls shall not entitle the holder of the shares upon which such amount is paid to participate in respect thereof in any dividend until the same would but for such advance become payable.

FORFEITURE OF SHARES

58.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name a further day (not earlier than fourteen days from the date of serving thereof) on or before which and the place where the payment required by notice is to be made and shall state that in the event of non-payment at or before the time and the place appointed the shares on which the call was made will be liable to be forfeited.

59.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter before payment of all calls, instalments, interest, costs, charges and expenses due in respect thereof has been made be forfeited by a resolution of the Directors to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited share and not actually paid before forfeiture.

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60.	A forfeited share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and whether with or without all or any part of the amount previously paid up on the share or credited as so paid up and at any time before a sale, re-allotment or disposition for forfeiture may be cancelled on such terms as the Directors think fit. The Directors may if necessary authorise some person to transfer a forfeited share to any other person as aforesaid.

61.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but shall notwithstanding the forfeiture remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon from the date of forfeiture until payment at such rate as the Directors may determine and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture.

62.	A record in the minute book of the Company that a share has been duly forfeited in pursuance of these Articles and stating the time when it was forfeited shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share and such record and the receipt of the Company for the consideration (if any) given for the share on a sale, re-allotment or disposal thereof together with the certificate for the share delivered to the purchaser or allottee thereof shall (subject to the execution of a transfer if the same be so required) constitute a good title to the share.

63.	The person to whom the share is sold, re-allotted or disposed of in accordance with the immediately preceding Article shall be registered as the holder of the share and not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

64.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sums which by the terms of issue of a share become payable at a fixed time whether on account of the amount of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

GENERAL MEETINGS

65.	Subject as hereinafter provided, General Meetings shall be held at such time and place as may be determined by the Directors.

66.	All General Meetings (other than those designated Annual General Meetings by the notice thereof) shall be called Extraordinary General Meetings.

67.	(a) The Directors may whenever they think fit proceed to convene a General Meeting of the Company.

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(b)	The Directors may whenever they think fit, and they shall on the requisition of the holders of not less than one-tenth of the paid-up shares entitled to attend and vote thereat, convene an Extraordinary General Meeting.

(c)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Office and may consist of several documents in like form each signed by one or more requisitionists.

(d)	If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene an Extraordinary General Meeting, the requisitionists or any of them representing more than one-half of the total voting rights of all of them, may themselves convene an Extraordinary General Meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

NOTICE OF GENERAL MEETINGS

68.	Twenty-eight clear days’ notice at least specifying the place, the day and the hour of the meeting and in the case of special business the general nature of such business (and in the case of an Annual General Meeting, specifying the meeting as such) shall be given in the manner hereinafter mentioned to the Ordinary Shareholders. The Auditors shall be entitled to attend and speak at any General Meetings of the Company.

69.	In every notice calling a meeting of the Company or of any class of Members of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

70.	The accidental omission to give notice to or the non-receipt of notice by any person entitled to receive notice shall not invalidate the proceedings at any General Meeting or any meeting of a class of Members.

71.	A General Meeting shall notwithstanding that it is called by shorter notice than that specified in Article 68 be deemed to have been duly called with regard to the length of notice if it is agreed:

(a)	in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, including an Extraordinary General Meeting, by a majority in number of the Members having the right to attend and vote at the meeting being a majority together holding not less than 95% in par value of the shares in the Company giving that right.

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PROCEEDINGS AT GENERAL MEETINGS

72.	(a)	All business shall be deemed special that is transacted at an Extraordinary General Meeting and also all business that is transacted at an Annual General Meeting with the exception of the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, the election of Directors and Auditors in place of those retiring and the appointment and the fixing of the remuneration of the Directors and the Auditors.

	(b)	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members (or their duly authorised representatives) for the time being entitled to receive notice of and attend and vote at general meetings (or a general meeting at which the relevant resolution might have been considered) shall be as valid and effective as if the same had been adopted at a general meeting of the Company duly convened and held. For the avoidance of doubt, where the votes of the Preferred Securityholders are required pursuant to these Articles, a resolution in writing signed by all such Preferred Securityholders (or in the case of Article 14(b), signed by the holders of such majority of shares as specified therein) shall be as valid and effective as if the same had been held at a general meeting of the Company duly convened and held.

73.	No business shall be transacted at any General Meeting or a meeting of any class of Members except the adjournment thereof unless a quorum is present. A quorum shall be one Member entitled to attend and vote thereat present in person or by proxy.

74.	Subject as set out below, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine.

75.	The Chairman (if any) or, if absent, the Deputy Chairman (if any) of the Board of Directors or failing him some other Director nominated by the Directors shall preside as Chairman at every General Meeting of the Company but if at any meeting neither the Chairman nor the Deputy Chairman nor such other Director is present within fifteen minutes after the time appointed for holding the meeting or if none of them is willing to act as Chairman, the Directors present shall choose some Director present to be Chairman or, if no Directors are present, or if all the Directors present decline to take the chair, the Members (or their proxies) present shall choose some Member (or proxy) present to be Chairman.

76.	The Chairman with the consent of any meeting at which a quorum is present may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, seven clear days’

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notice at the least specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

77.	At any General Meeting or meeting of a class of Members a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by the Chairman or by a Member or Members representing not less than one-fifth of the total voting rights of all the Members having the right to vote at the meeting or by a Member or Members holding shares on which an aggregate sum has been paid up equal to not less than one-fifth of the total sum paid up on all the shares conferring that right. Unless a poll is so demanded, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

78.	If a poll is duly demanded it shall be taken in such a manner and at such place as the Chairman may direct (including the use of ballot or voting papers or tickets) and the result of a poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

79.	The Chairman may in the event of a poll appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

80.	A poll demanded on the election of a Chairman and a poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs not being more than thirty days from the day of the meeting or adjourned meeting at which the poll was demanded.

81.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

82.	A demand for a poll may be withdrawn and no notice need be given of a poll not taken immediately.

83.	In the case of an equality of votes whether on a show of hands or on a poll the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

84.	Minutes of all resolutions and proceedings of General Meetings or meeting of a class of Members shall be duly and regularly entered in a book provided.

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VOTES OF MEMBERS

85.	(a) Subject to the provisions of Article 14 and Article 85(b), only the Ordinary Shares shall carry the right to attend and vote at General Meetings of the Company and to due notice thereof. At such meetings, each Ordinary Shareholder shall have one vote for each Ordinary Share registered in his name.

(b) Both Ordinary Shares and preference shares shall carry the right to attend and vote at General Meetings (Annual or Extraordinary) of the Company at which a Special Resolution to wind up the Company is to be proposed and to due notice thereof. At any such meetings the Ordinary Shareholders and the preference shareholders shall, respectively, be able to cast 34 votes and 66 votes, such votes being divided equally between the Ordinary Shares and the preference shares (according to liquidation preference), as the case may be, then in issue.

86.	In the case of joint holders of a share, the vote of the first-named who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose “first-named” shall be determined by the order in which the names stand in the Register in respect of the shares.

87.	A Member who has appointed special and general attorneys or a Member to whom a guardian has been appointed or a
Member of unsound mind in respect of whom an order has been made by any court having jurisdiction in lunacy may vote whether on a show of hands or on a poll by his said attorney or guardian appointed by such court and such attorney or guardian may on a poll vote by proxy PROVIDED THAT such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office (or such other place as the Directors may from time to time prescribe) not less than forty-eight hours before the time of holding the meeting or adjourned meeting at which such person claims to vote.

88.	Unless the Directors otherwise determine, no Member shall be entitled to vote at any General Meeting or meeting of a class of
Members of the Company either personally or by proxy or exercise any privileges as a Member unless all calls or other sums presently payable by him in respect of shares in the Company of which he is the holder or one of the joint holders have been paid.

89.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

90.	On a poll votes may be given either personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

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91.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under its common seal or under the hand of an officer or attorney so authorised.

92.	Any person (whether a Member of the Company or not) may be appointed to act as proxy. A Member may appoint more than one proxy to attend on the same occasion.

93.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the Office or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time appointed for holding the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution except at any adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

94.	An instrument of proxy shall be in the following form or such other form as the Directors may approve:

“MUFG CAPITAL FINANCE 3 LIMITED”

FORM OF PROXY

I/WE                                               of                      being a Member/Members of the above named Company hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the [Annual/Extraordinary General Meeting/class meeting of [describe class] of Members] of the Company to be held on the day of                          and any adjournment thereof

Signed this              day of                          20[    ]

This form is to be used * to vote [[            ] [describe class] Shares in favour] [and] [[            ] [describe class] Shares against ]* the Resolution. Unless otherwise instructed the proxy will vote or abstain from voting as he thinks fit.

95.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the transfer of the share in respect of which the instrument of proxy is given PROVIDED THAT no intimation in writing of such death, insanity, revocation or transfer shall have

*	Complete as appropriate”

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been received by the Company at the Office (or the venue for the meeting or adjourned meeting) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

96.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body or officers authorised by such body authorise such person as it thinks fit to act as its representative at any meeting of any class of Members of the Company and the person so authorised shall be entitled to exercise the same power on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS

97.	The number of Directors shall not be less than two or more than four. The Independent Director shall be such Director qualified to act as such as the Board shall from time to time designate subject to the provisions of Article 14(b). Directors shall hold office until they resign or are disqualified in accordance with Article 106 or, in the case of the Independent Director, replaced in accordance with the provisions of Article 14(b). The Company may at any time, and shall at all times when any Preferred Securities are in issue, have one (and only one) Independent Director.

98.	Subject to the provisions of Article 97 the Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next following Annual General Meeting and shall then be eligible for re-election.

99. (a)	The Directors shall be entitled to such remuneration as may be voted to them by the Company in General Meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings of the Company or in connection with the business of the Company.

(b)	The Directors may grant special remuneration to any Director who, being called upon, shall be willing to render any special or extra services to the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by a lump sum or by way of salary or commission or by any or all of those modes or otherwise.

100.	A Director need not be a Member of the Company.

ALTERNATE DIRECTORS

101.	Each Director shall have the power to nominate another Director or any other person to

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act as an alternate Director in his place at any meeting of the Directors at which he is unable to be present and at his discretion to remove such alternate Director and on such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company and each alternate Director whilst acting in the place of an absent Director shall exercise and discharge all the functions powers and duties of the Director he represents.

102.	Any Director of the Company who is appointed as alternate Director shall be entitled at a Meeting of the Directors to cast a vote on behalf of his appointor in addition to the vote to which he is entitled in his own capacity as a Director of the Company and for quorum purposes shall count as a separate and additional director present but not so that less than two individuals shall be capable of constituting a quorum.

103.	Any person appointed as an alternate Director shall vacate such office as such alternate Director if and when the Director for whom he has been appointed vacates his office as Director.

104.	The remuneration of such an alternate Director shall be payable out of the remuneration payable to the Director appointing him and the proportion thereof shall be agreed between them.

105.	(a) Every instrument appointing an alternate Director shall as nearly as circumstances will admit be in the following form:

“MUFG CAPITAL FINANCE 3 LIMITED

I                                          a Director of the above named Company in pursuance of the power in that behalf contained in the Articles of Association of the Company do hereby nominate and appoint                      of                      to act as alternate Director in my place at any meeting of the Directors which I am unable to attend and to exercise all my duties as a Director of the Company.

Signed this day of , 20[ ] .”

(b) The appointment of an alternate Director and any revocation thereof shall take effect when lodged at the Office.

DISQUALIFICATION AND RETIREMENT OF DIRECTORS

106.	The office of a Director shall be vacated in any of the following events namely if:

	(a)	he resigns his office by notice in writing signed by him and left at the Office;

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	(b)	he becomes bankrupt or makes any arrangements or composition with his creditors generally;

	(c)	he becomes of unsound mind;

	(d)	he is absent from Meetings of the Directors for four successive Meetings without leave expressed by a resolution of the Board and the Directors resolve that his office be vacated; or

	(e)	in the case of an Independent Director, he is removed by the Preferred Securityholders in accordance with Article 14(b).

107.	The Directors holding office at the date of the adoption of these Articles shall continue to hold office subject to Article 106.

108.	Not less than four nor more than twenty-eight clear days notice in writing shall be given to the Company of the intention of any
Member to propose any person other than a retiring Director for election to the office of Director and by such person of his or her willingness so to be elected, PROVIDED ALWAYS THAT if the Members present at a General Meeting unanimously consent the Chairman of such meeting may waive the said notice to propose any person for election and submit to the meeting the name of any person so nominated and PROVIDED FURTHER THAT such person indicates either at the meeting or beforehand his willingness to be elected.

TRANSACTIONS WITH DIRECTORS

109.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director or such terms as to tenure of office or otherwise as the Directors may determine.

110.	(a)	Save as otherwise provided in this Article 110, any Director shall be entitled to vote (and be counted in the quorum at any relevant meeting) in respect of any matter contemplated by the Memorandum of Association or in respect of any contract or transaction in which he is interested provided that the nature of such interest shall be disclosed by him at or prior to its consideration and any vote thereon.

	(b)	Save as herein provided, a Director shall not be entitled to vote (nor be counted in the quorum) in respect of any resolution concerning any of the following matters namely:

(i)     The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security.

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(ii)	Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.

(iii)	Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, PROVIDED THAT he is the holder of or beneficially interested in l per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances).

(iv)	The giving of any security or indemnity to such Director in accordance with Article 153.

(v)	Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by any relevant taxing authority.

(c)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (b) (iii) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

111.	The Company may by Ordinary Resolution suspend or relax the provisions of Article 110 to any extent or ratify any transaction not duly authorised by reason of a contravention of the preceding Article.

112.	Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director PROVIDED THAT nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

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113.	(a)	Any Director may continue to be or become a director, manager or other officer or member of any company in which the Company may be interested or with which it may transact and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company.

	(b)	Subject to Article 110, the Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company).

POWERS OF DIRECTORS

114.	(a	)	Subject to the provisions below relating to the Independent Director, the business of the Company shall be managed by the
Directors who may exercise all powers of the Company as are not by the Statute or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statute and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting but no regulations made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. Subject as aforesaid, the general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

(b	)	Notwithstanding the provisions of Article 114(a), the Board shall not have the power to authorise and shall not cause or permit the Company to take any of the following actions on behalf of the Company without the prior Consent of the
Independent Director and the approval of a majority of the Board:

(i)	the issue of any class or series of equity securities other than Ordinary Shares, other Junior Shares or such shares as shall be approved by each Preferred Securityholder pursuant to Article 11;

(ii)	the establishment, amendment or modification of the Investment Policies;

(iii)	redemption or repurchase of any Junior Shares (except for the pro rata redemption of Ordinary Shares on any Redemption Date, as referred to in Article 13(f));

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(iv)	the conversion of the Company into another type of entity or the consolidation or merger of the Company with or into any other entity, the consolidation or merger of any other entity with or into the Company or the sale of all or substantially all of the assets of the Company; and

(v)	appointment or designation of the Common Depositary.

(c)	Notwithstanding anything in these Articles to the contrary, the Independent Director, acting alone and without the vote or consent of the other members of the Board, has the right on behalf of the Company to enforce the Guarantee Agreement in accordance with its terms.

115.	The Directors may from time to time and at any time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

116.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

PROCEEDINGS OF DIRECTORS

117.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors.

118.	The quorum necessary for the transaction of business of the Directors may be fixed by the Directors, and unless so fixed at any other number, shall be two. For the purposes of this Article an Alternate Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

119.

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in their number or of summoning General Meetings of the Company, but not for any other purpose. If there be

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no Directors or Director able or willing to act, then any Member having the right to attend and vote at General Meetings may summon a General Meeting for the purpose of appointing Directors.

120.	The Directors may from time to time elect and remove a Chairman and if they think fit a Deputy Chairman and determine the period for which they respectively are to hold office. The Chairman or failing him the Deputy Chairman shall preside at all meetings of the Directors but if there be no Chairman or Deputy Chairman or if at any meeting the Chairman or Deputy Chairman be not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be Chairman of the Meeting.

121.	Members of the Board of Directors may constitute a meeting of the Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a conference call pursuant to this provision shall be deemed to constitute presence in person at a meeting. A resolution in writing signed by all the Directors for the time being entitled to receive a notice of a meeting of the Directors shall be as valid and effectual as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors.

122.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

123.	The Directors may delegate any of their powers to committees consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

124.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under Article 123.

125.	All acts done by any meeting of Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

126.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

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(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of the committee of Directors.

Any such minute if purporting to be signed by the Chairman of the meeting at which the proceedings took place or by the Chairman of the next succeeding meeting shall be conclusive evidence of their proceedings.

BORROWING POWERS

127.	The Directors shall not be permitted to exercise any of the powers of the Company to borrow or raise money and secure any debt or obligation of or binding on the Company in any manner including by the issue of debentures (perpetual or otherwise) or to secure the repayment of any money borrowed raised or owing by mortgage, charge, pledge or lien upon the whole or any part of the Company’s undertaking property or assets (whether present or future) or by a similar mortgage, charge, pledge or lien to secure or guarantee the performance of any obligation or liability undertaken by the Company or any third party.

MANAGING DIRECTORS

128.	The Directors may from time to time appoint one or more of their body to be a Managing Director or Managing Directors of the Company and may fix his or their remuneration.

129.	The Directors may from time to time entrust to and confer upon the Managing Director or Managing Directors all or any of the powers of the Directors (not including the power to make calls, forfeit shares, borrow money or issue debentures) that they may think fit. But the exercise of all powers by the Managing Directors shall be subject to all such regulations and restrictions as the Directors may from time to time make and impose and the said powers may at any time be withdrawn, revoked or varied.

SECRETARY

130.	The Secretary shall be appointed by the Directors. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary or if there is no Assistant or Deputy Secretary capable of acting by or to any officer of the Company authorised generally or specially in that behalf by the Directors PROVIDED THAT any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in the place of the Secretary.

131.	No person shall be appointed to hold office as Secretary who is:

(a)	the sole Director of the Company; or

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	(a)	the sole Director of the Company; or

	(b)	a corporation the sole director of which is the sole Director of the Company; or

	(c)	the sole director of a corporation which is the sole Director of the Company.

THE SEAL

132.	(a)	The Directors shall provide for the safe custody of the Seal and the use of the Seal shall be authorised or ratified by a resolution of the Directors or of a committee of the Directors authorised by the Directors in that behalf. The Directors may from time to time make such regulations as they see fit determining the persons and the number of such persons who should countersign a document to which the Seal shall be affixed and until otherwise determined every instrument to which the Seal shall be affixed shall be countersigned by at least one Director or the Secretary or some other person duly authorised by the Directors.

	(b)	The Company may exercise the powers conferred by the Statute with regard to having duplicate seals, whether with or without reference on their face as to the place or places where they are to be used, and such powers shall be vested in the Directors. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal.

SHARE PREMIUM ACCOUNT

133.	The Directors shall establish a Share Premium Account to which from time to time shall be credited a sum equal to the amount or value of any premiums paid on the issue of any share and shall at all times comply with the provisions of the Statute in relation to the Share Premium Account.

ACCOUNTS

134.	The Directors shall cause to be kept proper accounts with respect to:

	(a)	all sums of money received and expended by the Company and the matters in respect of which such receipts and expenditure take place;

	(b)	all sales and purchases by the Company; and

	(c)	the assets and liabilities of the Company.

135.	The books of account shall be kept at the Office or at such other place as the Directors think fit and shall always be open to inspection by the Directors.

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136.	No Member (other than a Director) shall have any right to inspect any account or book or document of the Company except as conferred by the Statute or authorised by the Directors or by the Company in General Meeting.

137.	The Directors shall from time to time cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as shall give a true and fair view of the state of the Company’s affairs and explain its transactions and otherwise as may be required by the Statute, made up to such accounting date in each year as the Directors may decide.

138.	A printed copy of the Directors’ Report and Auditors’ Report accompanied by the Balance Sheet (including every document required by the Statute to be annexed thereto) and Profit and Loss Account shall upon request be delivered or sent by ordinary post to the registered address of each Member.

139.	The provisions of Articles 140 through 144 shall apply solely for the purpose of determining the treatment of the income of the Company and the allocation of such income among the Members for United States federal income tax purposes.

140.	The Members intend for the Company to be treated as a partnership for United States federal (and corresponding state and local) income tax purposes only. No Member shall make any election to the contrary.

141.	The taxable year of the Company for United States federal income tax purposes shall be the calendar year.

142.	The holder of the Ordinary Shares shall act as the “tax matters partner” under the Code and in any similar capacity under applicable law.

143.	There shall be established for each Member on the books of the Company as of the date hereof, a capital account (each, a “Capital Account”). Each amount paid to the Company by a Member in connection with a subscription for Preferred Securities, if any, shall be credited to the Capital Account of such Member on the date such capital is paid to the Company. In addition, each Member’s Capital Account shall be (a) credited with (i) such Member’s share of any Net Income of the Company determined pursuant to Article 144 and (ii) the amount of any Company liabilities assumed by such Member or secured by any Company property distributed to such Member; (b) debited with (i) distributions to such Member of cash or the fair market value of other property, (ii) such Member’s share of Net Loss of the Company determined pursuant to Article 144, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company; and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code or otherwise under these Articles shall be so reflected. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Member’s interest in the Company.

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144.	For the purposes of Article 143, Net Income (Loss) of the Company for each fiscal period shall be allocated to the Capital Accounts of the Members that hold Preferred Securities to the extent of the dividends actually payable for such period under these Articles with respect to the Preferred Securities. Such allocation to Members that hold Preferred Securities shall be made first from the payments received on BTMUPC3 Preferred Securities to the extent of such payments and thereafter from other income of the Company. The remainder of the Net Income (Loss) of the Company for each fiscal period shall be allocated to the Capital Account of the Member that holds the Ordinary Shares. The foregoing provisions and the other provisions of these Articles relating to the maintenance of Capital Accounts are intended to comply with United States Treasury Regulations Section 1.704-1(b). The holder of the Ordinary Shares may cause the allocation of items among the Capital Accounts in its discretion in order to comply with those United States Treasury Regulations. All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for United States federal, state and local income tax purposes consistent with the manner in which the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to these Articles, except as otherwise may be provided herein or by the Code. The holder of the Ordinary Shares shall determine all matters concerning allocations for United States federal income tax purposes not expressly provided for in these Articles in its sole discretion.

AUDIT

145.	The Auditors of the Company shall be appointed by the Directors from time to time.

146.	The remuneration of any Auditor or Auditors appointed by the Directors shall be fixed by the Directors.

NOTICES

147.	Any notice or document may be served by the Company on any Member either personally or by sending it through the post as a prepaid letter addressed to such Member at his address as appearing in the Register or via facsimile.

148.	Notices to be posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

149.	Any Member present either personally or by proxy at any Meeting of the Company shall for all purposes be deemed to have received due notice of such meetings and, where requisite, of the purposes for which such meeting was convened.

150.	Notices delivered personally or via facsimile shall be deemed delivered on the date of delivery or dispatch, as the case may be. Notices posted shall be deemed delivered on the fifth day following the date of posting.

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WINDING UP

151.	The Company shall be voluntarily wound up:

	(a)	if a Special Resolution that the Company be wound up is duly adopted in accordance with the Statute and these Articles; or

	(b)	automatically without the need for any further action in the event of the registration of the completion of the liquidation in respect of MUFG with the relevant legal affairs bureau in accordance with applicable Japanese law, in which case the provisions of Section 133(2) of the Statute shall apply to the appointment of liquidators of the Company.

152.	(a)	If the Company shall be wound up or dissolved the assets available for distribution among the Members shall be applied first in payment of amounts due to Preferred Securityholders in accordance with Article 16 and subject to any special rights attaching to any class or series thereof and thereafter any surplus shall be paid to the Ordinary Shareholders or otherwise in accordance with the rights attaching to any other classes or series of shares in issue. Amounts payable to Members holding any class or series of shares shall be paid pro rata to the number of shares of such class or series respectively held by them.

	(b)	If the Company shall be wound up, the liquidator may with the authority of a Special Resolution of the class(es) concerned divide among the Members of the class(es) concerned in specie the whole or any part of the assets of the Company and whether or not the assets shall consist of property of a single kind and may for such purposes set such value as he deems fair upon any one or more class or classes or property and may determine how such division shall be carried out, consistently with the provisions of these Articles as between the Members or different classes of Members. The liquidator may with the like authority vest any part of the assets in trustees upon such trusts for the benefit of Members, consistent with the provisions of these Articles and the rights attaching to any particular class(es) of shares, as the liquidator with the like authority shall think fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares in respect of which there is liability.

INDEMNITY

153.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default, respectively, and no such Director, officer or trustee shall be

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answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, officer or trustee.

FINANCIAL YEAR

154.	The first financial year of the Company shall begin on the date of incorporation of the Company and end on 24 January 2007 and thereafter financial years of the Company shall end on the calendar day prior to the Dividend Payment Date in January in each succeeding year unless the Directors shall by resolution prescribe some other period or periods therefor.

AMENDMENTS TO ARTICLES

155.	Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

UNCLAIMED AMOUNTS

156.	Any dividend payment which is unclaimed within five years from the payment date in respect thereof and any redemption amount which is unclaimed within ten years from the payment date in respect thereof shall be forfeited for the benefit of the Company.

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